UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934

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PIEDMONT NATURAL GAS COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2016 Annual Meeting of Shareholders

March 17, 2016

8:30 a.m. Eastern Time

Piedmont Natural Gas Company, Inc. Corporate Headquarters, 4720 Piedmont Row Drive, Charlotte, North Carolina 28210

Items of Business

1)     Election of Mr. Gary A. Garfield, Dr. Frankie T. Jones, Sr., Ms. Vicki McElreath, Mr. Thomas E. Skains and Mr. Phillip D. Wright to Class III of the Board of Directors, each for a term of three years, and Mr. Thomas M. Pashley to Class II of the Board of Directors for a term of two years.

2)     Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2016.

3)     Advisory vote to approve named executive officer compensation.

4)     Approval of the Company’s amended and restated Incentive Compensation Plan.

Who Can Vote

You may vote if you owned shares of the Company’s common stock at the close of business on January 22, 2016.

How to Vote

Your vote is important.

If you own your shares directly as a registered shareholder or through the Company’s 401(k) Plan, please vote in one of these ways:

Online at www.proxyvote.com.
By mail, if you received or request a paper proxy card, by marking, signing, dating and promptly returning the proxy card in the postage-paid envelope.
By telephone, if you received or request a paper proxy card, by calling the telephone number on the proxy card.
In person, by submitting a ballot at the Annual Meeting of Shareholders.

If you own your shares indirectly through a bank, broker or other nominee, you may vote in accordance with the instructions provided by your bank or broker. You may also obtain a legal proxy from your bank or broker and submit a ballot in person at the Annual Meeting of Shareholders.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on March 17, 2016:

The Company’s Notice of 2016 Annual Meeting of Shareholders, Proxy Statement on Schedule 14A, form of proxy card and 2015 Annual Report on Form 10-K are available at https://materials.proxyvote.com/720186.

By order of the Board of Directors,

February 2, 2016

Judy Z. Mayo

Vice President, Corporate Secretary

and Deputy General Counsel

COMPENSATION COMMITTEE REPORT	65

EQUITY COMPENSATION PLAN INFORMATION	66

PROPOSAL 4 APPROVAL OF THE COMPANY’S AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN	67

OTHER BUSINESS	72

MISCELLANEOUS	72

APPENDIX A—AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN	A-1

THOMAS E. SKAINS

Chairman of the Board, President and Chief Executive Officer

February 2, 2016

Dear fellow shareholder:

You are cordially invited to attend the 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of Piedmont Natural Gas Company, Inc. (“Piedmont” or the “Company”) to be held beginning at 8:30 a.m. Eastern Standard Time on March 17, 2016 at the Company’s corporate headquarters, 4720 Piedmont Row Drive, Charlotte, North Carolina 28210.

At the Special Meeting of Shareholders held on January 22, 2016, Piedmont shareholders approved our merger with a subsidiary of Duke Energy Corporation, pursuant to which Piedmont shareholders have the right to receive $60.00 per share in cash, subject to the satisfaction or waiver of specified conditions. We are now working towards the required requlatory approvals and the satisfaction of the other conditions provided in the merger agreement.

Even though the merger is pending, it is appropriate to hold the Annual Meeting so that, among other things, Piedmont shareholders can vote on the approval of the Company’s amended and restated Incentive Compensation Plan. We will also consider the election of directors, the advisory vote on executive compensation, and the ratification of the appointment of our independent registered public accounting firm for 2016. These items are described in the Notice of 2016 Annual Meeting of Shareholders and in the Proxy Statement accompanying this letter. The Proxy Statement contains important information about the matters to be voted on and the process for voting, along with information about the Company, its directors, its management and its governance. If the merger is completed in 2016, the 2016 Annual Meeting will be the final annual meeting of our public shareholders.

Please note that, pursuant to the New York Stock Exchange rules, brokers are not permitted to vote your shares on certain proposals if you have not given your broker specific instructions on how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

On behalf of the Board of Directors, management and employees of Piedmont, thank you for your support and ownership of our Company.

Sincerely,

Thomas E. Skains

4    PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement

SUMMARY INFORMATION

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider, and you should read this entire Proxy Statement carefully before you vote. The page references in this summary will guide you to more complete information. Information regarding our fiscal year 2015 performance can be found in our 2015 Annual Report on Form 10-K.

This Proxy Statement, accompanied by the Notice of 2016 Annual Meeting of Shareholders, the form proxy card and the 2015 Annual Report on Form 10-K, which includes audited financial statements and financial statement schedules, is first being made available to shareholders on or about February 2, 2016.

Your Vote Matters!

It is very important that you cast your vote. Under rules of the New York Stock Exchange, if you hold your shares through a broker, bank or other nominee, they cannot vote on your behalf on Proposals 1, 3 or 4 at this year’s meeting, because they are considered “non-discretionary” matters. Thus, it is important that you cast your vote on these and all items listed below to make sure your voice is heard.

Our 2016 Annual Meeting of Shareholders is on March 17, 2016 at 8:30 a.m. Eastern Time at our corporate headquarters at 4720 Piedmont Row Drive, Charlotte, North Carolina 28210.

Items of Business that Require Your Vote

		For more information	Board recommendation
Proposal 1	Election of Mr. Gary A. Garfield, Dr. Frankie T. Jones, Sr., Ms. Vicki McElreath, Mr. Thomas E. Skains and Mr. Phillip D. Wright to Class III of the Board of Directors, each for a term of three years, and Mr. Thomas M. Pashley to Class II of the Board of Directors for a term of two years.	Page 15	FOR each nominee
Proposal 2	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2016.	Page 37	FOR
Proposal 3	Advisory vote to approve named executive officer compensation.	Page 40	FOR
Proposal 4	Approval of the Company’s amended and restated Incentive Compensation Plan.	Page 67	FOR

Cast Your Vote Right Away

Voting is easy. Here is how:

Log on to www.proxyvote.com and follow the instructions, using the Control Number shown on the Notice of Internet Availability of Proxy Materials (or paper proxy card if you received or request one). The deadline for voting online is 11:59 p.m. Eastern Time, March 16, 2016 (11:59 p.m. Eastern Time, March 14, 2016, for 401(k) Plan participants).

If you received or request a proxy card, call the telephone number and follow the instructions shown on the proxy card, using the Control Number shown on the card. The deadline for voting by telephone is 11:59 p.m. Eastern Time, March 16, 2016 (11:59 p.m. Eastern Time, March 14, 2016, for 401(k) Plan participants).

If you received or request a proxy card, mark, sign and date the proxy card and promptly return it in the prepaid envelope so that it is received by March 16, 2016 (March 14, 2016 for 401(k) Plan participants).

Submit a ballot in person at the Annual Meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person.

PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement     5

SUMMARY INFORMATION

If you own shares through a bank, broker or other nominee, they may provide other instructions for voting. If you own shares in different accounts or in more than one name, you may receive more than one Notice of Internet Availability of Proxy Materials (or paper proxy card or voting instruction form if you requested one), which will contain different voting instructions for each type of ownership. Please vote all your shares. See the “Commonly Asked Questions” section beginning on page 11 for more details about voting.

2015 Business Highlights

The Company achieved another year of solid performance in fiscal year 2015, including the following highlights:

✓

Entered into the Agreement and Plan of Merger with Duke Energy Corporation (“Duke Energy”) and its wholly-owned subsidiary Forest Subsidiary, Inc., pursuant to which Piedmont would become a wholly-owned direct subsidiary of Duke Energy (the “Duke Merger”). Subject to the satisfaction or waiver of specified conditions to closing, Piedmont shareholders will have the right to receive $60 cash per share. This represents a 51% premium to the 30-day volume weighted average price of the Company’s stock prior to October 26, 2015, the date the transaction was announced.

✓	We generated net income of $137 million and basic earnings per share of $1.74.
✓	We generated a total shareholder return (stock price appreciation and dividends) of 58% for the three-year period ended October 31, 2015.
✓	Our Board of Directors approved a 3.1% increase in the annualized dividend, the 37th consecutive year of annual dividend increases for our Company.
✓	We increased our customer additions by 5% over last year.
✓

We achieved target performance on our Company Mission, Values and Performance (“MVP”) Plan. The MVP Plan is a balanced scorecard designed to address the interests of our shareholders, customers, employees and communities.

✓	We executed a utility capital expenditure program of $455 million resulting in a total asset growth of more than $2 billion since 2010, an increase of 67%.
✓	We received approval of $27.5 million in total annual margin revenue adjustments in North Carolina and $19.6 million in total in Tennessee under integrity management regulatory mechanisms.
✓	We generated $81 million in wholesale secondary marketing margins, of which $60 million was credited to lower the gas costs of our customers.
✓	We successfully completed a public offering of $150 million of long-term debt while maintaining our favorable credit ratings.
✓	We raised $54.1 million from issuing 1.5 million shares under an at-the-market equity sales program.

Please refer to our 2015 Annual Report on Form 10-K for more information.

6    PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement

SUMMARY INFORMATION

2015 Executive Compensation Highlights

Piedmont’s executive compensation program establishes a strong connection between the incentive compensation opportunities for our executives under the program and the business strategies and financial and operating success of the Company.

There is a Strong Connection Between Piedmont’s Business Strategies and Executive Compensation

Strategic Directives	Incentive Compensation Components
Expand Our Core Natural Gas and Complementary Energy-Related Businesses to Enhance Shareholder Value	Relative total shareholder return (TSR), return on equity (ROE)* and earnings per share (EPS) growth are the metrics used to measure performance under the Long-Term Incentive Plan (LTIP).
Preserve Financial Strength and Flexibility

Annual EPS performance carries the heaviest weight and serves as an incentive payout trigger on the Company MVP Plan. It is the only measure under the Short-Term Incentive Plan (STIP).

Relative TSR, ROE and EPS growth are the metrics used to measure LTIP performance.

Promote the Benefits of Natural Gas	Performance on Customer Loyalty, Community Involvement and Company Reputation is measured through external customer surveys. These are performance measures on the MVP Incentive Plan.
Be the Energy and Service Provider of Choice
Achieve Excellence in Customer Service Every Time
Execute Sustainable Business Practices	Employee participation in our Safety programs is measured on the MVP Plan.
Enhance Our Healthy, High-Performance Culture

Employee participation in health screenings, risk assessments and other wellness activities is a performance measure on the MVP Plan.

Merit increases are based in part on demonstration of core values and leadership competencies.

All Strategic Directives	Achievement by the named executive officers (“NEOs”) of specific business objectives supporting the strategic directives is a significant factor in determining the NEO’s merit increase.

In fiscal 2015, the Compensation Committee approved an increase in target opportunities in the STIP for the NEOs to align with median market practices. The results of the “say-on-pay” vote on the executive compensation program at the 2015 annual meeting of shareholders, with 97% of votes cast in favor, as well as feedback received in our 2015 institutional investor outreach program, supported the continuation of the executive compensation program.

Based on their performance under the Company’s incentive plans, for the 2015 fiscal year the named executive officers earned:

•	Base salary;

•

Mission, Values, Performance (MVP) Incentive Plan awards at 100% of the target level, based on target results for 2015 adjusted EPS and between threshold and stretch achievement of the non-financial performance measures;

•	Short-Term Incentive Plan awards equal to 100% of the target level, based on target results for 2015 adjusted EPS; and

•

Long-Term Incentive Plan awards equal to 102% of the target level for the three-fiscal-year period that ended October 31, 2015, based on near-target results for adjusted EPS growth, target results for relative TSR, and above-target results for return on equity.

PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement     7

SUMMARY INFORMATION

The Company incurred significant expenses related to merger negotiations at the end of fiscal 2015. This resulted in EPS performance below the threshold levels under the 2015 MVP and 2015 Short-Term Incentive Plan, which would result in no payout under these broad-based employee incentive plans, as well as EPS growth performance below the threshold level under the EPS growth component of the 2015 Long-Term Incentive Plan, which would also result in no payout under that component. Because EPS performance was tracking at target performance level prior to merger negotiations and continued at target level through the end of fiscal 2015 but for merger-related expenses, the Compensation Committee exercised its discretion to exclude $11 million of after-tax merger-related expenses from the calculation of the EPS performance measures under the Company’s incentive compensation plans, to arrive at an adjusted EPS for compensation purposes of $1.87.

The charts below show the target total direct compensation opportunities and the compensation actually earned and realized in fiscal year 2015 for Chairman, President and Chief Executive Officer Thomas E. Skains and the other named executive officers, expressed as a percentage of total direct compensation. Performance-based compensation includes MVP, STIP and LTIP. The retention award for Mr. Skains includes the payout of the first of three tranches, which is equal to 20% of the award. The award, granted in December 2011, intended to preserve continuity of CEO leadership while the Company executes the important long-term objectives and initiatives included in the Company’s Board-approved strategic plan.

The table below summarizes the total direct compensation Mr. Skains realized in 2015. Realized compensation differs from the compensation amounts shown in the Summary Compensation Table on page 59, which includes some elements of compensation, such as the grant date value of equity awards, that may or may not be realized in the future. The realized compensation table is intended to show the value Mr. Skains actually realized from equity awards as well as his other current realized compensation.

MR. SKAINS FISCAL YEAR 2015 REALIZED COMPENSATION

		Equity Awards
Base Salary	MVP/ STIP	LTIP	Retention Award Vesting	Other	Total
$ 894,091	$729,222	$2,145,611	$547,927	$24,561	$4,341,412

The base salary and MVP/STIP amounts in the realized compensation table are the same as the amounts reported in the Summary Compensation Table on page 59. The “Other” column includes the amounts reported in the “All Other Compensation” column of the Summary Compensation Table other than matching contributions to the Company’s 401(k) Plan and Company contributions to the

Company’s Defined Contribution Restoration Plan, because payment of those contributions is deferred until Mr. Skains’ retirement. See “Executive Compensation—Compensation Discussion and Analysis” beginning on page 41 for more information.

Upon the effectiveness of the Duke Merger:

•

outstanding equity awards held by the named executive officers convert to a right to receive cash based on specified performance levels (which are no less than target level) or convert into Duke Energy restricted stock units;

•	STIP and MVP awards will be paid at target (or in certain circumstances at the actual performance level, if higher), prorated for the performance period;

•	account balances under the Company’s Defined Contribution Restoration Plan will be subject to accelerated vesting; and

•	Mr. Skains shall receive, and the other named executive officers may also be entitled to receive, severance payments under their severance agreements.

See “Executive Compensation—Compensation Discussion and Analysis —Treatment of Compensation Plans upon Effectiveness of Merger” beginning on page 56 for more information.

8    PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement

SUMMARY INFORMATION

2015 Governance Highlights

Director Independence and Related Person Transactions

•  All members of the Board are independent (other than Mr. Skains, Piedmont’s Chairman of the Board, President and Chief Executive Officer who does not sit on any Committee).

•  In fiscal 2015, there were no related person transactions between the Company and its directors or executive officers.

See “Director Independence and Related Person Transactions” on page 26 for more information.

Director Engagement

•  In fiscal 2015, all directors attended all meetings of the Board and of each committee on which they served (except for one director who attended 8 of 9 Board meetings and one director who attended 7 of 8 committee meetings).

•  Committee chairs meet regularly with management, and communication between directors and management is constant and unfettered.

See “Attendance at Annual Shareholders Meeting and Board and Committee Meetings” on page 30 for more information.

Independent Lead Director

Piedmont’s Independent Lead Director, Malcolm E. Everett III:

•  Chairs all executive sessions of the Board and Board meetings where the Chairman is absent

•  Approves the annual calendar and agendas for all meetings of the Board and its committees

•  Consults with the President and Chief Executive Officer on business issues

•  Convenes the Board at his discretion

See “Board Leadership Structure and Independent Lead Director” on page 27 for more information.

Board Self-Evaluations

•  The Board and its Committees evaluate their performance annually.

•  The Chairman of the Board conducts one-on-one feedback sessions with several directors each year on a rotating basis on the performance of the Board, the Committees and the directors.

•  The Directors and Corporate Governance Committee is responsible for recommending to the Board specific adjustments to improve the functioning of the Board and its Committees.

See “Board Self-Evaluation Process” on page 17 for more information.

Board Skills Assessment

•  The Board identifies the key skills and attributes that are most critical for a Company director given the Company’s strategic directives and the opportunities and challenges it faces.

•  The compilation is used to identify areas where directors may benefit from additional training.

•  The Board periodically updates the key skills and attributes so that they continue to reflect the current state of the Company.

See “Director Qualifications Assessment, Continuing Education and Succession Planning” on page 16 for more information.

Director Education Program

•  The Board identifies for each director the industry, economic, governance and other training and education opportunities that best enhance the director’s role and contributions to the Company.

See “Director Qualifications Assessment, Continuing Education and Succession Planning” on page 16 for more information.

Director Succession Planning

•  The Board uses a compilation of key Board skills and attributes described above to assist in identifying potential Board members.

•  The succession planning process emphasizes strategic identification and cultivation of director candidates.

•  Two directors were added to the Board in fiscal 2015 based on attributes identified through this process.

See “Director Qualifications Assessment, Continuing Education and Succession Planning” on page 16 for more information.

Board Diversity

•  The Board embraces a policy to champion diversity among its members so as to consider and evaluate issues affecting the Company with more effective thought leadership from different perspectives.

•  Over one-fourth of the Board is female or minority.

•  The Company has been recognized as having one of the most diverse public company boards in North Carolina.

See “Qualifications and Nomination of Directors” beginning on page 15 and “Board of Directors” beginning on page 17 for more information.

Director Resignation Policy

•  Directors are required to tender their resignation upon:

–   receipt of more “Withhold” votes than “For” votes in an uncontested election, or

–   any significant change in personal or professional circumstances that would reasonably cause a re-examination of the director’s continued membership on the Board.

•  The Directors and Corporate Governance Committee and the Board would determine whether to accept the resignation or take some other appropriate action in the best interests of the Company and its shareholders.

See “Resignation Policy” on page 34 for more information.

PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement     9

SUMMARY INFORMATION

Director and Management Stock Ownership Guidelines and Hedging Prohibition

•  All directors and all leadership-level employees are expected to own Piedmont common stock worth a multiple of their cash retainer or base salary within a certain period of time (See “Director Stock Ownership Guidelines” on page 33 and “Executive Stock Ownership Guidelines” on page 55 for more information).

•  All directors and all NEOs are in compliance with the Company’s stock ownership guidelines.

•  Every director chose to invest all amounts earned by him or her as fees, retainers and grants in fiscal year 2015 in Piedmont common stock (see “Director Compensation” on page 31).

•  Our employees and directors are prohibited from hedging Piedmont stock, and significant restrictions are placed on the pledging of Piedmont stock (see “Hedging and Pledging Company Securities” on page 33).

Shareholder Engagement Program

•  Piedmont’s outreach program invites our largest institutional shareholders, representing almost 30% of Piedmont’s outstanding shares, to discuss financial performance, executive compensation and governance matters.

•  For 2015 the feedback was generally supportive, though the general governance goal of removing supermajority voting thresholds was reiterated. Since 2012, we have proposed twice to our shareholders to reduce supermajority voting thresholds, and both times the proposal failed to receive the requisite shareholder approval.

See “Investor Outreach” on page 35 for more information.

Enterprise Risk Management

•  The Finance and Enterprise Risk Committee of the Board is charged with specific oversight of the Company’s enterprise risk management program, but the full Board retains overall oversight responsibility.

•  The Company has identified risk appetite tolerance levels for the Company’s key risks that are aligned with the Company’s strategic plan, together with risk metrics that measure adherence with that risk appetite.

•  The Company’s risk appetite and metrics are approved by the Board, and risk adherence is measured and reported to the Board quarterly through the Finance and Enterprise Risk Committee and annually directly to the full Board.

See “Board Role in Risk Oversight” on page 29 for more information.

Robust Ethics and Compliance Programs

•  We deliver the right results in the right way by making our values the basis of every decision we make.

•  We continuously refresh and update our Code of Ethics and Business Conduct.

•  We train our employees throughout the year on a rotating series of compliance, ethics and leadership topics.

Director Nominees

The following table provides summary information for each director nominee. If elected, Mr. Gary A. Garfield, Dr. Frankie T. Jones, Sr., Ms. Vicki McElreath, Mr. Thomas E. Skains and Mr. Phillip D. Wright will each serve a three year term expiring at the 2019 Annual Meeting of Shareholders. If Mr. Thomas M. Pashley is elected, he will serve a two year term, expiring at the 2018 Annual Meeting of Shareholders. See the “Corporate Governance Information” section beginning on page 15 for more information about the Board of Directors and the director nominees.

Name	Age	Director Since	Expertise and Qualifications	Independent	Attendance at Fiscal 2015 Board and Committee Meetings(1)
Mr. Gary A. Garfield	59	2015	• Attorney • Senior management experience • Financial expertise • Media/public relations experience • Risk management experience • Industrial/large customer perspective	Yes	100%
Dr. Frankie T. Jones, Sr.	68	2007	• Leadership experience • Business development expertise • Media/public relations expertise • Human resource expertise	Yes	100%
Ms. Vicki McElreath	66	2006	• Senior management experience • Financial and accounting expertise • Public company expertise • Risk management expertise	Yes	100%
Mr. Thomas E. Skains	59	2002	• Senior management experience • Intimate knowledge of the Company • Natural gas industry expertise • Legal training and experience	No	100%
Mr. Phillip D. Wright	60	2012	• Senior management experience • Finance experience • Sales and marketing expertise • Risk management expertise • Natural gas industry expertise • Engineering expertise	Yes	100%
Mr. Thomas M. Pashley	46	2015	• Senior management experience • Accounting experience • Sales and marketing expertise • Customer service expertise • Media/public relations expertise	Yes	100%

(1)

Percentage attendance at meetings of the Board and meetings of the Board committees on which they served in fiscal year 2015. Mr. Garfield joined the Board in June 2015 and Mr. Pashley joined the board in September 2015

10    PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement

COMMONLY ASKED QUESTIONS

What will be voted on?

•

Proposal 1: Election of Mr. Gary A. Garfield, Dr. Frankie T. Jones, Sr., Ms. Vicki McElreath, Mr. Thomas E. Skains and Mr. Phillip D. Wright to Class III of the Board of Directors, each for a term of three years, and Mr. Thomas M. Pashley to Class II of the Board of Directors for a term of two years.

•	Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2016.
•	Proposal 3: Advisory vote to approve named executive officer compensation.

•	Proposal 4: Approval of the Company’s amended and restated Incentive Compensation Plan.

Voting will also take place on such other business, if any, as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

How many votes are needed to adopt the proposals?

For Proposal 1 (the election of directors), the five nominees for Class III and the one nominee for Class II receiving the highest number of affirmative votes cast for each respective class will be elected. Proposal 2 (ratification of the appointment of Deloitte & Touche LLP) requires the affirmative vote of a majority of the votes cast on that proposal. The result of the vote on Proposal 3 (advisory vote to approve named executive officer compensation) is non-binding and the Board of Directors will consider the outcome of the vote when making future executive compensation decisions. Proposal 4 (approval of the Company’s amended and restated Incentive Compensation Plan]) requires the affirmative vote of a majority of the votes cast on the proposal. Other matters that may properly come before the Annual Meeting may require more than a majority vote under the Company’s Amended and Restated Bylaws, its Restated Articles of Incorporation, the laws of the State of North Carolina or other applicable laws or regulations. Abstentions will not be counted as votes cast with respect to any of the Company’s proposals. Broker non-votes (when beneficial owners do not provide specific voting instructions and either nominees have no discretionary power to vote or choose not to vote the uninstructed shares on a matter over which they have discretionary power to vote) will not be counted as votes cast.

Who is entitled to vote?

Holders of record of shares of the Company’s common stock (“Common Stock”) at the close of business on January 22, 2016, the record date established by the Company’s Board of Directors, are entitled to notice of and to vote at the Annual Meeting, either in person or by proxy. Each shareholder of record will have one vote for every share of Common Stock owned by that shareholder on the record date.

If your shares are registered directly in your name with the Company’s stock transfer agent, Wells Fargo Bank Shareowner Services, you are considered, with respect to those shares, the shareholder of record (“registered shareholder”). If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, which are held in “street name” (“beneficial owners”). You may also own shares through the Company’s 401(k) Plan Piedmont Stock Fund. The Notice of Internet Availability of Proxy Materials (or proxy materials in paper form if you have so previously elected) has been made available to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. By voting online, by telephone or by completing the voting instruction form provided to you by your broker, bank or other nominee, you direct how to vote your shares.

Who is soliciting my vote?

The Company’s Board of Directors is soliciting proxies to be voted at the Annual Meeting on the matters described in this Proxy Statement and such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), we may furnish proxy materials, including this Proxy Statement and our 2015 Annual Report on Form 10-K, to our shareholders by providing access to such documents on the internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials, which was mailed to most of our shareholders, will instruct you as to how you may access and review all of the proxy materials on the internet and how you may submit your vote on the internet. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions for requesting such materials in the Notice of Internet Availability of Proxy Materials.

PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement     11

COMMONLY ASKED QUESTIONS

What should I do if I received more than one Notice of Internet Availability of Proxy Materials (or paper proxy card and voting instruction form, if you requested one)?

There are circumstances under which you may receive more than one Notice of Internet Availability of Proxy Materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each such brokerage account. In addition, if you are a registered shareholder and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability of Proxy Materials. Please vote in accordance with the instructions of each Notice of Internet Availability of Proxy Materials separately, since each one represents different shares that you own. Please vote all of your shares.

How do I vote?

If you are a registered shareholder or own your shares through the Company’s 401(k) Plan, you can vote using any one of the following methods:

•

Online: Log on to www.proxyvote.com and follow the instructions, using the Control Number shown on the Notice of Internet Availability of Proxy Materials (or paper proxy card if you received or request one). The deadline for voting online is 11:59 p.m. Eastern Time, March 16, 2016 (11:59 p.m. Eastern Time, March 14, 2016, for 401(k) Plan participants).

•

By mail: If you received or request a proxy card, mark, sign and date the proxy card and promptly return it in the prepaid envelope so that it is received by March 16, 2016 (March 14, 2016 for 401(k) Plan participants).

•

By telephone: If you received or request a proxy card, call the telephone number and follow the instructions shown on the proxy card, using the Control Number shown on the proxy card. The deadline for voting by telephone is 11:59 p.m. Eastern Time, March 16, 2016 (11:59 p.m. Eastern Time, March 14, 2016, for 401(k) Plan participants).

•	In person at the Annual Meeting: Submit a ballot at the Annual Meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person.

If you own your shares through a bank, broker or other nominee, you may vote in accordance with the instructions provided by your bank, broker or nominee, which may include the following:

•	Online: Log on to www.proxyvote.com and follow the instructions, using the Control Number shown on the Notice of Internet Availability of Proxy Materials (or voting instruction form if you received or request one). The deadline for voting online is 11:59 p.m. Eastern Time, March 16, 2016.

•	By mail: If you received or request a voting instruction form, mark, sign and date the voting instruction form and promptly return it in the prepaid envelope so that it is received by March 16, 2016.

•

By telephone: If you received or request a voting instruction form, call the telephone number and follow the instructions shown on the voting instruction form, using the Control Number shown on the voting instruction form. The deadline for voting by telephone is 11:59 p.m. Eastern Time, March 16, 2016.

•

In person at the Annual Meeting: Obtain a legal proxy from your broker, bank or other nominee indicating that you were the owner of the shares on the record date and present it to the inspectors of election with your ballot.

When you vote online or by telephone or properly submit your proxy card or voting instruction form, proxies will be voted in accordance with the voting instructions provided to the Company. If no instructions are provided, proxies will be voted as indicated below under “What if I submit my proxy but don’t provide voting instructions?”

You can vote your shares for all, for some (by withholding authority to vote for any individual nominee) or none of the director nominees. You can vote for, against or abstain from voting for Proposals 2, 3 and 4.

What happens if I do not vote?

If you are a registered shareholder or hold your shares through the Company’s 401(k) Plan, then your shares will not be voted or counted towards a quorum if you do not submit a vote (whether online, by telephone or by mail) or do not vote in person at the Annual Meeting.

If you hold your shares through a bank, broker or other nominee (called “street name”) and do not provide voting instructions by voting online,

by telephone or by submitting a paper voting instruction form, then the nominee will not be able to vote your shares on your behalf for Proposals 1, 3 and 4, which are considered “non-discretionary,” and may choose not to vote your shares for Proposal 2, for which it has discretion to vote in accordance with its best judgment under the rules of the New York Stock Exchange.

How do I vote shares held in the Company’s 401(k) Plan?

Under the Company’s 401(k) Plan, the plan trustee will vote your plan shares in accordance with the directions you indicate by voting online or by telephone or on the proxy card. Please see “How do I vote?” above for further information on these voting methods.

12    PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement

COMMONLY ASKED QUESTIONS

How can I revoke my proxy?

You can revoke your proxy by sending written notice of revocation of your proxy to the Corporate Secretary at 4720 Piedmont Row Drive, Charlotte, North Carolina 28210 so that it is received prior to 5:00 p.m. Eastern Time on March 16, 2016 (March 14, 2016 for 401(k) Plan participants).

Can I change my vote?

You can change your vote by:

•

Submitting a later dated vote by using the online or telephone voting procedure described above under “How do I vote?” prior to 11:59 p.m. Eastern Time, March 16, 2016 (March 14, 2016 for 401(k) Plan participants);

•	Marking, signing, dating and returning a new proxy card with a later date to the Corporate Secretary at 4720 Piedmont Row Drive, Charlotte North Carolina 28210, or a new voting instruction form with a later date to the address noted on that form, so that it is received prior to 5:00 p.m. Eastern Time on March 16, 2016 (March 14, 2016 for 401(k) Plan participants); or

•

Attending the Annual Meeting and voting in person. If you own your shares through a broker, bank or other nominee, you must obtain a legal proxy as described in “How do I vote?” above and deliver it to the Corporate Secretary at the Annual Meeting.

What if I submit my proxy but don’t provide voting instructions?

Registered shareholders—If you are a registered shareholder and your proxy is properly submitted (whether online, by telephone or by mail) and not revoked, but you do not give voting instructions for a proposal, the proxy will be voted in accordance with the recommendations of the Board of Directors for that proposal, which is “FOR” all nominees in Proposal 1 and “FOR” Proposals 2, 3 and 4.

401(k) Plan shares—If you hold your shares through the Company’s 401(k) Plan and your proxy is properly submitted (whether online, by telephone or by mail) and not revoked, but you do not provide voting instructions to the plan trustee, then your shares will be voted in accordance with directions given to the plan trustee by the Company’s Benefit Plan Committee, or if no such directions are given, your shares will be voted by the plan trustee in the same proportion as the 401(k) Plan shares that were properly voted.

Beneficial owners—If you hold your shares in street name and properly submit a proxy (whether online, by telephone or by mail) with no voting instructions on Proposal 2, your broker, bank or other nominee may vote your shares on that proposal in accordance with its best judgment because this matter is considered “discretionary” under the applicable rules, but may not vote your shares on Proposals 1, 3 and 4 if you do not provide voting instructions for those proposals.

All shareholders of record—Should other matters properly come before the Annual Meeting that are “discretionary,” or should matters for which proper notice was not given pursuant to the Company’s Amended and Restated Bylaws be permitted to come before the Annual Meeting, the proxy holders named in the proxy card will vote the proxies on such matters in accordance with their best judgment.

How many shares must be present to conduct the Annual Meeting?

As of the record date, 81,248,880 shares of Common Stock were issued and outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. A majority of those shares, present or represented by proxy, constitutes a quorum for the purposes of conducting the Annual Meeting and voting on proposals at the Annual Meeting. If you vote online or by telephone or submit a properly executed proxy card or voting instruction form, then your shares will be considered part of the quorum. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Who can attend the Annual Meeting?

All shareholders as of the record date, or their duly authorized proxies, can attend the Annual Meeting.

Who pays the costs of proxy solicitation?

We have hired Alliance Advisors, LLC to assist us with the distribution of our proxy materials and to solicit proxies. Alliance Advisors, LLC’s fee for these services is $7,500, plus out-of-pocket expenses. Directors, officers and employees of the Company may solicit proxies and will not be entitled to any additional compensation for any such solicitation.

The Company will bear the full cost of the solicitation and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to beneficial owners.

PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement     13

COMMONLY ASKED QUESTIONS

Can multiple shareholders sharing my address receive just one copy of the Notice of Internet Availability of Proxy Materials or other proxy materials in paper format?

The Company has adopted a process for mailing the Notice of Internet Availability of Proxy Materials (and other proxy materials for those shareholders that previously requested them) called “householding.” Householding means that shareholders who share the same address and agree to householding will receive only one copy of the Notice of Internet Availability of Proxy Materials (or other proxy materials, as applicable), unless we receive instructions to the contrary from any shareholder at that address.

If you are a registered shareholder who shares the same address as another registered shareholder, you can agree to householding by:

•	Indicating that you consent to householding on your proxy card, if you received one; or
•	Writing to or calling our transfer agent, Wells Fargo Bank Shareowner Services, 110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120-4100 or 1-877-724-6451.

Householding reduces the Company’s printing costs and postage fees, and we encourage you to participate. If you wish to discontinue householding or receive a separate copy of the Notice of Internet Availability of Proxy Materials (or other proxy materials, as applicable) for this year and in the future, you may so notify us, via the transfer agent at the telephone number or address above, and we will promptly comply with your request.

If you own your shares through a broker, bank or other nominee, you may request householding or request separate copies of the Notice of Internet Availability of Proxy Materials (or other proxy materials, as applicable) by notifying your broker, bank or nominee.

When are shareholder proposals due for the 2017 annual meeting of shareholders?

If the Duke Merger is consummated, the 2016 Annual Meeting will be the last meeting of our public shareholders. If the 2017 annual meeting of shareholders does occur, under our Amended and Restated Bylaws, shareholders must follow certain procedures in order to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders. Under these procedures, nominations for director or an item of business to be introduced at the 2017 annual meeting of shareholders:

•	Must be submitted in writing by registered or certified mail to the Corporate Secretary at 4720 Piedmont Row Drive, Charlotte North Carolina 28210; and

•

Must be received no earlier than October 18, 2016 (which is 150 days before the anniversary of the date of this year’s Annual Meeting) and no later than November 17, 2016 (which is 120 days before the anniversary of the date of this year’s Annual Meeting).

Notice of intent to nominate a director must include the information specified in the “Advance Notice of Director Nominations and Other Business” section of the Amended and Restated Bylaws, which includes the nominee’s occupation(s), certain information about the nominee’s background, other board memberships and evidence of willingness to serve.

The chairman of the 2017 annual meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

In addition to the procedures described in the previous paragraph, in order for a shareholder proposal to be considered for inclusion in next year’s proxy statement and proxy card, it must be provided in the manner set forth in Rule 14a-8 of the SEC no later than October 5, 2016.

How can I contact a member of the Board of Directors?

Any shareholder or interested party can contact the Board of Directors, any member of the Board of Directors, including the Independent Lead Director, or the non-management or independent directors as a group by writing to the Board of Directors, the non-management or independent directors as a group or any individual director in care of the Company at 4720 Piedmont Row Drive, Charlotte North Carolina 28210, or by sending a written communication to the Corporate Secretary at that address.

Any communication addressed to an individual director at that address will be delivered or forwarded to the addressee as soon as practicable. Communications addressed to the Board of Directors or to an unspecified director will be forwarded to the Chairman of the Board, and communications addressed to the non-management or independent directors as a group will be forwarded to the Independent Lead Director.

14    PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement

PROPOSAL 1  ELECTION OF DIRECTORS

The Board of Directors recommends a vote FOR each nominee.

The Amended and Restated Bylaws of the Company provide that the Board of Directors shall consist of such number of directors as shall be fixed from time to time by resolution of the Board, but shall not be fewer than nine. The number of directors to serve immediately following the 2016 Annual Meeting is fixed at 13. The Restated Articles of Incorporation divide the Board into three classes, designated Class I, Class II and Class III, with one class standing for election each year for a three-year term. The Restated Articles of Incorporation provide that each class shall consist as nearly as possible of one-third of the total number of directors constituting the entire Board.

The Board of Directors has nominated Mr. Gary A. Garfield, Dr. Frankie T. Jones, Sr., Ms. Vicki McElreath, Mr. Thomas E. Skains and Mr. Phillip D. Wright, whose terms expire at the 2016 Annual Meeting, to stand for election or re-election as Class III directors. In addition, Mr. Thomas M. Pashley, whose term expires at the 2016 Annual Meeting, is standing for election as a Class II director. Mr. Garfield and Mr. Pashley were recommended by the members of the Directors and Corporate Governance Committee (all independent non-management directors) and were appointed as directors effective June 5, 2015 and September 2, 2015, respectively.

The Board has determined that, with the exception of Mr. Skains, each of these directors is an independent member of the Board. (Information about director independence is set forth below in “Corporate Governance Information—Director Independence and Related Person Transactions.”) The terms of the Class III directors elected at the Annual Meeting will expire in 2019. The terms of the Class II director elected at the Annual Meeting will expire in 2018. (Information as to the six nominees is set forth below in “Corporate Governance Information—Board of Directors.”)

The Board does not know of any nominee who will be unable or unwilling to serve, but in such event the proxies will be voted under discretionary authority for a substitute designated by the Board, or the Board may take appropriate action for a lesser number of directors.

CORPORATE GOVERNANCE INFORMATION

✓	All non-management directors are independent	✓	100% director attendance at 2015 annual shareholder meeting
✓	Fully independent Audit, Compensation and Directors and Corporate Governance Committees	✓	100% attendance by all directors at all 2015 Board meetings, except for one director who attended 8 out of 9
✓	Diversity of gender, race, experience and perspective	✓	100% attendance by all directors at all respective 2015 Committee meetings, except for one director who attended 7 out of 8
✓	No related person transactions	✓	All directors exceed stock ownership requirements, except those joining the Board in fiscal 2014 and 2015
✓	Independent Lead Director	✓	Robust director skills and attributes assessment
✓	No Compensation Committee interlocks	✓	Formal director education program
✓	Risk management oversight by the Board, the Finance and Enterprise Risk Committee and each other Committee	✓	Formal director succession planning process
✓	Two Audit Committee financial experts	✓	Annual Board performance evaluation process
✓	Executive sessions of independent directors at each Board meeting	✓	Director retirement policy
✓	Investor outreach program	✓	Director resignation policy

Qualifications and Nomination of Directors

The Directors and Corporate Governance Committee has a process of identifying and evaluating potential nominees for election as members of the Board. The Committee and the Board each has a policy that potential nominees shall be evaluated the same way, regardless of whether the nominee is recommended by a shareholder, a Board member or Company management. This Committee considers potential nominees from all these sources, develops information from many sources concerning the potential nominee and evaluates the potential nominee as to the qualifications that the Committee and the Board have established. Specifically, the Committee assesses the Board’s current strengths and needs by reviewing its profile, its director qualification standards described below and the Company’s current and future needs. From this assessment, candidates are screened against the Board’s director qualification standards described below and then, if appropriate, interviewed by the Chair of the Committee, the Independent Lead Director, the Chief Executive Officer and other Board members. Based on input derived from candidate interviews and a reference check, the Committee determines whether the candidate should be recommended for Board membership and subsequent election to the Board. In fiscal year 2015, the Company did not pay any compensation or other consideration to third parties in connection with identifying or evaluating potential nominees for consideration for election as a member of the Board.

PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement     15

CORPORATE GOVERNANCE INFORMATION

Qualifications

Factors considered in identifying candidates for Board membership include:

•

Extensive experience in a senior executive role with a major business organization, preferably as either a Chief Executive Officer, President or Chairman, and equivalent experience from other backgrounds such as academic, government, legal, accounting, audit or other recognized professions.

•

Possession of the intelligence, integrity, strength of character and sense of timing required to provide the leadership and guidance to effectively govern and to recommend alternative solutions to challenges confronting the Company.

•

Possession of the commitment, sense of urgency and spirit of cooperation that will enable the director to work with other Board members in directing the future profitable growth of the Company in an ethically responsible fashion.

•	Exposure to the numerous programs a corporation employs relative to creating shareholder value, while balancing the needs of all stakeholders.
•	Awareness of both the business and social environment within which the Company operates.

•	Independence necessary to make an unbiased evaluation of management performance and effectively carry out oversight responsibilities.

•	No association with organizations that have competitive lines of business or other conflicts of interest with the Company.

•	Possession of skills and attributes that are most critical for a Company director given the Company’s strategic directives and the opportunities and challenges it faces.

The Directors and Corporate Governance Committee reviews at each of its meetings the list of skills and attributes that the Board believes are most important for a Company director to possess, and recommends changes to the Board as needed to reflect the evolution of the Company (for example, the increasing mileage of its transmission pipelines), of business practices (for example, more robust risk management) and of its culture (for example, community involvement). No changes to the key skills and attributes were made in fiscal 2015.

Diversity

Diversity, in the broad sense of the word, is an important component of the list of key director skills and attributes. The Board embraces a policy to champion diversity among its members so as to consider and evaluate issues affecting the Company with more effective thought leadership from different perspectives and viewpoints. Thus the Company’s Corporate Governance Guidelines require the Board to consider diversity of thought, experience, talent, background and perspective, including that which exists with respect to gender, race and national origin, in evaluating candidates for Board membership. The Board’s Directors and Corporate Governance Committee reviews diversity each quarter as part of the director qualifications review described below, to ensure that the present Board and committee composition provides the benefits of diversity. The Board and the Directors and Corporate Governance Committee believe that this diversity policy has been effective and Piedmont is proud to have been named as having one of the most diverse boards of North Carolina’s largest corporations by the Director Diversity Initiative at the University of North Carolina School of Law in 2012 (the last time the study was conducted). The Board and the Directors and Corporate Governance Committee will continue to encourage Board diversity under the policy.

Director Qualifications Assessment, Continuing Education and Succession Planning

At each of its quarterly meetings, the Directors and Corporate Governance Committee reviews the qualifications of the members of the Board of directors to ensure that the Board membership continues to reflect the oversight needs of the Board and the Company. In 2015, the Directors and Corporate Governance Committee reviewed each director against the refreshed key director skills and attributes discussed above under “Qualifications,” taking into account each director’s Committee appointments. The result has been the confirmation of key skills possessed by each director as well as identification of opportunities for additional education and training to optimize each director’s performance as a Board and Committee member. These additional opportunities were provided in 2015 through continuing education programs at Board meetings.

Director succession planning is closely tied to the assessment of director skills and qualifications. As directors approach retirement, the

Board needs to ensure that it identifies potential directors that will maintain an appropriate mix of key skills and attributes on the Board. If the assessment of skills and qualifications identifies any areas in which the Board believes additional expertise is appropriate, the Board is able to strategically cultivate potential directors with that expertise. The Board believes that continuous assessment of director skills and qualifications, regardless of tenure, will provide the Company with a Board best suited to guide the Company and represent shareholder interests. In 2015, Gary A. Garfield and Thomas M. Pashley joined the Board of Directors based on the Board’s assessment that the Board would benefit from additional representation of the Company’s Nashville and Eastern North Carolina service areas, more age diversity, the perspective of a large industrial entity, additional financial literacy, and additional marketing, sales and risk management experience.

16    PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement

CORPORATE GOVERNANCE INFORMATION

Board Self-Evaluation Process

Once a year, each Committee as well as the Board performs a self-evaluation as a scheduled meeting agenda item. Each respective body evaluates the execution of its responsibilities, structure and functioning, and information and resources. The results of the self-evaluations, including any action items, are shared with the full Board. Additionally, each year the Chairman meets individually with several directors on a rotating basis specifically to discuss the performance of Committees, the Board, the director and the other directors. The Chairman shares the feedback from the interviews with the Chair of the Directors and Corporate Governance Committee, the Independent Lead Director, the Corporate Secretary, the General Counsel and relevant members of management. Relevant feedback is also shared with the chair of each Committee. Areas identified for improvement are enhanced through measures such as targeted education, process improvements and Committee charter and corporate governance guideline amendments.

The Directors and Corporate Governance Committee considers whether any additional changes to Board or Committee practices or procedures should be recommended to the Board after reviewing the results of each Committee’s self-assessment, action items identified by the Committees, and the results of the Chairman’s director interviews.

Shareholder Recommendations

The Directors and Corporate Governance Committee will consider nominees recommended by shareholders upon submission in writing to the Corporate Secretary of the names of such nominees, together with their qualifications for service and evidence of their willingness to serve. Under our Amended and Restated Bylaws, certain procedures are provided that a shareholder must follow to nominate persons for election as directors. These procedures are described in “Commonly Asked Questions—When are shareholder proposals due for the 2017 annual meeting of shareholders?” above.

Board of Directors

Certain biographical information about the current members of the Board is set out on the following pages. Also described below are the particular experiences, qualifications, attributes or skills that led the Board to conclude that the current members of the Board, including nominees for election to the Board at the Annual Meeting, are qualified to serve as Board members.

PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement     17

CORPORATE GOVERNANCE INFORMATION

Nominees for Class III Directors Continuing in Office Until 2019

Mr. Gary A. Garfield
Independent
Director since: 2015
Age: 59
Finance and Enterprise Risk Committee; Compensation Committee

Mr. Garfield has been the Chief Executive Officer and President of Bridgestone Americas, Inc., headquartered in Nashville, Tennessee, since March 2010, and was appointed as its Executive Chairman of the Board in January 2016. Mr. Garfield served as Vice President and General Counsel of Bridgestone Americas, Inc. since 2007. Effective January 2016, he was appointed Executive Vice President of Bridgestone Corporation, the parent corporation of Bridgestone Americas headquartered in Tokyo, Japan, having served as a Senior Vice President since 2014 and Vice President and Senior Officer since 2011. Mr. Garfield joined then-Bridgestone/Firestone, Inc. in 1991 as Senior Counsel. He has also served as Chief Compliance Officer and Secretary of Bridgestone Americas. Bridgestone Americas, has over 55,000 teammates globally and operates in five continents. Mr. Garfield received his Bachelor of Arts degree with honors in political science and philosophy from Wittenberg University and his Juris Doctorate from the University of Cincinnati where he was a member of the Law Review and was admitted to the Order of the Coif. Mr. Garfield serves as a member of the board of directors of several charitable and industry organizations, including the Tennessee Chapter of the Crohn’s & Colitis Foundation of America, the Community Foundation of Middle Tennessee, the United Way of Middle Tennessee and the Rubber Manufacturer’s Association He joined the Board of Visitors—Vanderbilt Owen Graduate School of Business in 2011, and in 2012 was named National Chair for the Take Steps Be Heard walk program for the Crohn’s and Colitis Foundation of America.

Qualifications, Experience, Key Attributes and Skills

•

Leadership. By virtue of his senior-level executive positions in a global manufacturing company, Mr. Garfield possesses strong strategic planning, business development and managerial skills, as well as financial literacy, human resources, customer service and operations experience.

•

Expertise. Mr. Garfield is a seasoned attorney with litigation, transactional and crisis management experience. He is the. chairperson of the Bridgestone global committee on risk management. As a CEO, he is responsible for overseeing the financial success of a global manufacturing company. This expertise makes him a highly valuable member of the Board and its Compensation Committee and Finance and Risk Management Committee.

•

Unique Perspective. Mr. Garfield’s experience as CEO of an industrial company gives him the perspective of one of the Company’s significant customer bases, the large industrial customer. His experience managing a major tire recall also gives him a unique risk management and public relations perspective. Additionally, his involvement with numerous civic and charitable organizations in the Middle Tennessee region, where the Company has significant business operations, is an asset to the Company’s business and its philanthropic and charitable activities in the community.

Dr. Frankie T. Jones, Sr.
Independent
Director since: 2007
Age 68
Benefits Committee; Finance and Enterprise Risk Committee

Dr. Jones has served as President and Chief Executive Officer of Phoenix One Enterprises, Inc., a management consulting firm located in Greensboro, North Carolina, since January 2010. From January 1997 until December 2009, Dr. Jones was President and Chief Operating Officer of B&C Associates, Inc., an international public relations, research, marketing and crisis management services firm headquartered in High Point, North Carolina. Dr. Jones holds a bachelor’s degree, two master’s degrees and a doctorate. His studies were completed at North Carolina A&T University, Wayne State University, Duke University, Shaw University and Virginia University of Lynchburg. He completed postdoctoral graduate work at the Oxford Graduate School, concentrating in philosophy and transformational leadership. Dr. Jones is a retired United States Air Force senior officer with 20 years of service. Dr. Jones was awarded the National NAACP “Roy Wilkins Meritorious Service Award” in 1990.

Qualifications, Experience, Key Attributes and Skills

•

Leadership. Dr. Jones has proven leadership experience, not only in his roles in senior executive positions at both B&C Associates, Inc. and Phoenix One Enterprises, Inc., but also in his ability to counsel members of management at top companies across a broad range of industries on effective leadership.

•

Expertise. In addition to his proven leadership ability and management skills, Dr. Jones also has vast experience working in marketing, communications strategies, business development, crisis management and corporate social responsibility.

•

Unique Perspective. Dr. Jones’ merit to Piedmont is demonstrated by his years of service as a senior officer in the United States Air Force, his desire to continue his education in philosophy and leadership and his receipt of the National NAACP Roy Wilkins Meritorious Service Award, which is given to U.S. military members who distinguish themselves by contributing to military equal opportunity policies and programs.

18    PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement

CORPORATE GOVERNANCE INFORMATION

Ms. Vicki McElreath
Independent
Director since: 2006
Age 66
Audit Committee (Chair); Benefits Committee

Ms. McElreath served as the Managing Partner of PricewaterhouseCoopers LLP (PwC) in the Carolinas from 1999 until her retirement in June 2006. She joined Price Waterhouse, one of the predecessor firms of PwC, in 1979 and was admitted to the partnership in 1990. Ms. McElreath is a Certified Public Accountant (inactive) and graduated summa cum laude from Georgia State University with a bachelor’s degree in business administration, majoring in accounting. From March 2012 until June 2015 she was a director of RBC Bank (Georgia), a subsidiary of The Royal Bank of Canada, and served as Chair of its Audit Committee and of its Risk Committee. Previously she served as a director of RBC Bank, a former subsidiary of The Royal Bank of Canada, where she chaired its Audit Committee and served on its Trust and Compliance Committees. In 2014, Ms. McElreath was appointed to the Board of Directors of Hatteras Financial Corp., a publicly-traded real estate investment trust headquartered in Winston Salem, North Carolina, and serves on its Audit Committee.

Qualifications, Experience, Key Attributes and Skills

•

Leadership. Ms. McElreath brings to the Piedmont Board her wealth of leadership and operational experience as a partner at PwC for 16 years and Managing Partner in the Carolinas for seven years, and as a director of regulated for-profit entities headquartered in North Carolina and Georgia.

•

Expertise. While a Certified Public Accountant and auditor with a major international accounting firm for more than 25 years, Ms. McElreath gained experience dealing with complex accounting principles and judgments, internal controls, financial reporting rules and regulations and evaluating the financial results and financial reporting processes of large public companies such as Piedmont. This experience makes Ms. McElreath well qualified to chair Piedmont’s Audit Committee, on which she serves as one of the Committee’s two designated Audit Committee Financial Experts. She also brings to the Board valuable risk management expertise developed from her audit and board experience with companies having complex risk management practices, including as past chair of the Risk Committee of RBC Bank (Georgia),

•

Unique Perspective. Ms. McElreath’s service on the boards of various private entities and not-for-profit organizations in Georgia provides local perspective to the Company’s business venture in the Georgia market.

Mr. Thomas Skains
Director since: 2002
Age: 59

Mr. Skains has served as Chairman of the Board of the Company since December 2003, as Chief Executive Officer since February 2003 and as President since February 2002. Previously, he served as Chief Operating Officer of Piedmont from February 2002 to February 2003. From 1995 to 2002, he served as Senior Vice President—Marketing and Supply Services and directed Piedmont’s commercial natural gas activities. Before joining Piedmont, Mr. Skains held positions of increasing responsibility with Transcontinental Gas Pipe Line Corporation. He joined Transco in 1981 as an attorney and served as corporate and senior attorney before being named Vice President in 1986 and Senior Vice President—Transportation and Customer Services in 1989. He holds a bachelor’s degree in business administration from Sam Houston State University and a Juris Doctorate from the University of Houston Law School. Mr. Skains serves as a director of BB&T Corporation (since 2009; chairs its Executive Committee and serves on its Risk Committee, and previously chaired its Nominating and Corporate Governance Committee) and its subsidiary Branch Banking and Trust Company (since 2013; chairs its Executive Committee and serves on and previously chaired its Risk Committee). Mr. Skains has served on the Charlotte Chamber of Commerce Board of Directors since 2013 and was Chairman in 2015. He also currently serves on the boards of several industry and community organizations, including the American Gas Association (served as Chairman in 2009), the Southern Gas Association (served as Chairman in 2006) and the American Gas Foundation (a not-for-profit energy research group).

Qualifications, Experience, Key Attributes and Skills

•

Leadership. As Chairman, President and Chief Executive Officer of the Company for the past 13 years, Mr. Skains has developed strong executive leadership and strategic management skills. Mr. Skains has been actively involved throughout his career in leadership positions with a number of industry and community-based organizations, further providing him with a valuable perspective on the complexities, challenges and opportunities facing the natural gas industry and of the communities the Company serves. In 2014 Mr. Skains received the American Gas Association Distinguished Service Award. In 2015, Mr. Skains was named Business Person of the Year by the Charlotte Business Journal.

•

Expertise. Mr. Skains brings to the Board extensive knowledge of all aspects of the Company’s business and the natural gas industry gained from his 20-year tenure at Piedmont and over 35 years of experience in the industry.

•

Unique Perspective. Mr. Skains is able to use his legal training and experience as a corporate energy attorney to provide insight on legal and regulatory compliance matters and contribute to corporate governance matters.

PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement     19

CORPORATE GOVERNANCE INFORMATION

Mr. Phillip D. Wright
Independent
Director since: 2012
Age 60
Finance and Enterprise Risk Committee; Compensation Committee

From January 2011 until his retirement in April 2012, Mr. Wright served as Senior Vice President of Corporate Development for the Williams Companies, one of the largest energy infrastructure providers in North America., He served as President of Williams’ Gas Pipeline business from January 2005 to January 2011, Chief Operating Officer of Williams Pipeline Partners L.P. (natural gas transportation and storage) from January 2008 to January 2011 and Senior Vice President and Chief Restructuring Officer of Williams from September 2002 to January 2005. He has served as president, chief executive officer or chief operating officer of several of Williams’ subsidiaries and held numerous other senior management positions at Williams as well as at Conoco Inc., including in the areas of upstream and downstream energy services, marketing, trading, operations and specialty products. Mr. Wright earned his bachelor’s degree in civil engineering from Oklahoma State University in 1977. Mr. Wright has been a director of Aegion Inc., a global infrastructure protection and rehabilitation company, since 2011, and serves on its Strategic Planning and Finance Committee and its Compensation Committee. Mr. Wright served as chairman of both the Interstate Natural Gas Association of America and the Association of Oil Pipelines and has served on the board of the Southern Gas Association.

Qualifications, Experience, Key Attributes and Skills

•

Leadership. Mr. Wright has held senior leadership positions for over 25 years and as a result brings to the Board well-honed strategic management, operational and interpersonal skills. His experience leading energy infrastructure concerns as well as master limited partnerships provides the Board with a valuable perspective on organizational structures.

•

Expertise. Mr. Wright has been involved in the natural gas, petroleum and petrochemical industry for more than 35 years. He brings to the Board invaluable experience and expertise in the strategic, marketing, operating and financial aspects of a wide range of natural gas operations, both regulated and unregulated, including interstate pipelines, exploration and production, natural gas gathering and processing, natural gas liquids transportation, storage and fractionation, and energy commodity and derivatives trading. His engineering expertise is especially valuable to the Company as it continues its significant pipeline system integrity and expansion work.

•

Unique Perspective. As an engineer, Mr. Wright provides the Board with insight into and understanding of the technical aspects of Piedmont’s business. His deep involvement in many aspects of the natural gas and broader energy industry, and his experience and relationships with companies involved in the natural gas value stream from production to final use is valuable to the Company in its operations and as it seeks opportunities for growth.

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CORPORATE GOVERNANCE INFORMATION

Nominee for Class II Director Continuing in Office Until 2018

Mr. Thomas M. Pashley
Independent
Director since: 2015
Age: 46
Audit Committee; Directors and Corporate Governance Committee

Mr. Pashley is President and Chief Operating Officer of Pinehurst Resort & Country Club, the largest golf resort in North America, where he has worked in numerous capacities since 1996. He was appointed to this position in October 2014. Prior to that he was Executive Vice President from 2011 – 2014 responsible for sales, marketing, and communication areas. Mr. Pashley graduated with a bachelor’s degree in accounting from the University of Georgia, and received an Master of Business Administration degree from the Fuqua School of Business at Duke University. He began his career in 1991 with Deloitte & Touche in its audit practice. He maintained an active Certified Public Accountant license from 1993 – 1999. He serves on the board of trustees of The O’Neal School.

Qualifications, Experience, Key Attributes and Skills

•	Leadership. As COO of Pinehurst Resort, and a senior executive prior to that, Mr. Pashley has demonstrated leadership skills that are valuable to the Board.

•

Expertise. Through his years with Pinehurst Resort, he has developed expertise in sales, marketing, customer service and communications, which are valuable skill sets for the Company. He has developed media relations expertise through his leadership roles in hosting several US Open Championships. His experience as a Certified Public Accountant and oversight of the financial success of Pinehurst Resort provide the financial literacy that make him a valuable member of the Company’s Audit Committee.

•

Unique Perspective. Mr. Pashley’s leadership role at a venerable North Carolina institution and his community and corporate connections contribute unique perspectives to the Piedmont Board. He also provides the perspective of a younger generation.

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CORPORATE GOVERNANCE INFORMATION

Class II Directors Continuing in Office Until 2018

Dr. E. James Burton
Independent
Director since: 2006
Age: 69
Audit Committee; Finance and Enterprise Risk Committee (Chair)

Dr. Burton served as the Dean of the Jennings A. Jones College of Business at Middle Tennessee State University (MTSU) in Murfreesboro, Tennessee from 1999 until 2013 and has served as Professor of Accounting at MTSU since 1990. Prior to his appointment as Dean, he served as Associate Dean for External Relations at MTSU from 1993 to 1997. Dr. Burton holds a bachelor’s degree in economics from MacMurray College, a Master of Business Administration in management from Murray State University and a Ph.D. in accounting from the University of Illinois. He is a Certified Public Accountant (inactive) and a Certified Fraud Examiner (inactive). Dr. Burton currently serves on the boards of several not-for-profit entities. He has written numerous articles for academic, professional and trade journals and has authored or co-authored several books in the areas of planning, accounting and finance. Dr. Burton has also actively participated in the formation of several businesses over the course of his career.

Qualifications, Experience, Key Attributes and Skills

•

Leadership. Dr. Burton brings to the Board his extensive general and financial management and leadership experience gained as the dean of a major business school for 14 years. Dr. Burton completed the Management and Leadership in Higher Education program at Harvard University in 2001.

•

Expertise. As a Certified Public Accountant (inactive) for more than 25 years and as a Certified Fraud Examiner (inactive) for more than 15 years, Dr. Burton developed strong accounting and financial management skills important to the oversight of the Company’s financial reporting and its enterprise risk management program. This expertise enables him to qualify as one of the Audit Committee’s two designated Audit Committee Financial Experts. He also has significant business management expertise, having founded, managed or served as director of several small businesses. Dr. Burton completed the certification program in Corporate Governance at the Anderson School of Management at the University of California, Los Angeles, in 2010.

•

Unique Perspective. Dr. Burton’s involvement in business development and his service on the boards of several not-for-profit entities in the Middle Tennessee region, where the Company has significant business operations, is an asset to the Company’s business and its philanthropic and charitable activities in the community.

Ms. Jo Anne Sanford
Independent
Director since: 2014
Age: 65
Directors and Corporate Governance Committee; Finance and Enterprise Risk Committee

Ms. Sanford practices law in Sanford Law Office, PLLC, primarily representing regulated public utilities in regulatory and legislative matters, and is a partner in Blount Street Advisors, PLLC, a business consulting and public affairs firm. She served on the North Carolina Utilities Commission from 1995 to 2006, serving as Chair for 10 years. Prior to that she was a supervising attorney with the North Carolina Attorney General’s Office from 1975 to 1995, representing the state in matters concerning energy, utilities, insurance and the environment. Ms. Sanford graduated with honors from North Carolina State University with a bachelor’s degree in political science, and has a Juris Doctorate from the School of Law, University of North Carolina at Chapel Hill. She completed the Program for State and Local Government Executives through the John F. Kennedy School of Government at Harvard University. She serves on the board of directors of Truveon, an energy efficiency services company. She also serves on the boards of several not-for-profit entities, including the North Carolina State Employees Credit Union (since 2005; currently vice-president) and the North Carolina State Employees Credit Union Foundation. Ms. Sanford has received several awards for her public sector leadership, including the North Carolina Order of the Long Leaf Pine.

Qualifications, Experience, Key Attributes and Skills

•

Leadership. As its Chair for 10 years, Ms. Sanford led the North Carolina Utilities Commission through a tumultuous decade in the telecommunications, natural gas and electric sectors. She has served in leadership positions on numerous state and federal boards and commissions focused on regulatory issues, providing extensive experience in the development and execution of policy decisions in the regulatory and legislative arenas. As a regulated entity, Piedmont benefits greatly from her experience as a leader in the regulated utility arena.

•

Expertise. As a member and 10-year Chair of the North Carolina Utilities Commission and with 20 years of experience in the North Carolina Attorney General’s Office, Ms. Sanford has developed recognized expertise in regulatory law and policy, particularly North Carolina utilities regulation. Her knowledge of utility policy and policy makers is extensive, broad, and based on decades of experience. She is regularly requested to speak and advise on regulatory issues. Her insight into regulatory policy and her legal training and experience are invaluable to the Company.

•

Unique Perspective. Ms. Sanford provides the Board with a regulator’s and consumer advocate’s perspective. Her service and involvement in the public sector enable her to provide informed and practical guidance to the Company in its critical regulatory affairs. The Board and the Company benefit from her extensive network of relationships with government officials on the local, state and federal level.

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CORPORATE GOVERNANCE INFORMATION

Dr. David E. Shi
Independent
Director since: 2003
Age: 64
Benefits Committee (Chair); Directors and Corporate Governance Committee

Dr. Shi is President Emeritus of Furman University in Greenville, South Carolina, having served as its President from 1994 until June 2010. He joined the Furman administration in 1993 as Vice President for Academic Affairs and Dean of the Faculty. Prior to that, Dr. Shi taught for 17 years at Davidson College, where he was History Department Chairman and the Frontis W. Johnston Professor of History. Dr. Shi is currently a Trustee of Brevard College in Brevard, North Carolina and a director of the South Carolina Historical Society. During 2011 and 2012, Dr. Shi was a Fellow at the Winter Park Institute in Winter Park, Florida, and from January to May 2011 he was a Senior Fellow at the National Humanities Center in Research Triangle Park, North Carolina. He previously served on the board of Second Nature, a Boston based non-profit organization that promotes energy efficiency within the higher education sector. Dr. Shi holds a bachelor’s degree in political science from Furman University and master’s and Ph.D. degrees in history from the University of Virginia. A noted historian, Dr. Shi is the author and co-author of numerous books on American history and culture, and he has twice been nominated for the Pulitzer Prize. He is also a frequent guest columnist for various regional and national newspapers.

Qualifications, Experience, Key Attributes and Skills

•

Leadership. As the president of a major educational institution for 16 years, Dr. Shi gained significant general management and leadership skills. Dr. Shi has been widely recognized for his leadership abilities as a college president. In 2006, he chaired the board of directors for the National Association of Independent Colleges and Universities. In 2003, he received a Presidential Leadership Award from the Andrew W. Mellon Foundation, and in 1998, he was honored as a recipient of a Presidential Leadership Grant from the John S. and James L. Knight Foundation in recognition of dynamic and creative leadership at liberal arts colleges.

•

Expertise. Dr. Shi developed significant operations and financial management expertise and money management and investment experience as President of Furman University. In addition to his leadership and management experience, Dr. Shi brings to the Board his expertise in the areas of energy conservation and sustainability, which is important to Piedmont’s business as an energy services company and its philanthropic and charitable activities in the community.

•

Unique Perspective. Dr. Shi is also a prominent civic leader in the upstate South Carolina region, which provides the Board with insights into one of the Company’s significant geographic regions. For example, in 2004 Dr. Shi was named Business Leader of the Year in Greenville, South Carolina. In addition, in 2010 the Trustees of Furman University named the David E. Shi Center for Sustainability in his honor.

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CORPORATE GOVERNANCE INFORMATION

Class I Directors Continuing in Office Until 2017

Mr. Malcolm E. Everett III
Independent
Director since: 2002
Age: 69
Independent Lead Director; Compensation Committee; Directors and Corporate Governance Committee (Chair)

Mr. Everett served as Senior Executive Vice President, Director of Corporate and Community Affairs of Wachovia Corporation, a financial services company, from September 2001 until his retirement in 2004. Mr. Everett began his banking career with the Trust Company of Georgia (now SunTrust) in 1969. He joined First Union National Bank of North Carolina in 1978 and worked in a wide variety of roles at all levels of the company. Mr. Everett also taught at the Southwestern Graduate School of Banking in Dallas, Texas, and The National Graduate Trust School in Evanston, Illinois. Mr. Everett served as Interim President of the United Way of Central Carolinas from September 2008 to June 2009. He holds a bachelor’s degree in economics from the University of Georgia and is a graduate of the North Carolina Bank Management School. He has been Independent Lead Director of the Company since 2003. Mr. Everett serves on the boards of several not-for-profit entities. These include Carolinas HealthCare System, the largest healthcare system in the Carolinas and one of the largest public, not-for-profit healthcare systems in the nation (since 1996; currently First Vice Chairman and serves on its Executive, Compensation, Finance, Debt Finance, Nominating and Governance, Quality and Investments Committees), and Champions for Education (since 2002; currently serving as Chair).

Qualifications, Experience, Key Attributes and Skills

•

Leadership. Mr. Everett brings to the Board strong leadership skills demonstrated by his many years of experience as a senior executive in the banking industry, and his leadership roles in numerous civic and not-for-profit organizations.

•

Expertise. In his more than 35 years of experience in the financial services industry, Mr. Everett developed extensive knowledge of banking, investments and wealth management. Mr. Everett is able to use this expertise to assist the Board in overseeing the financial management of the Company.

•

Unique Perspective. His significant service on numerous charitable and other not-for-profit organizations as well as his status as a community leader in Charlotte, Mecklenburg County and throughout the state of North Carolina bring valuable experience, connections and insight to the Board. Mr. Everett’s dedication to community service has been recognized through numerous awards, most recently being named the Charlotte Chamber of Commerce’s 2014 Citizen of the Carolinas.

Mr. Frank B. Holding, Jr.
Independent
Director since: 2003
Age: 54
Audit Committee; Compensation Committee (Chair)

Mr. Holding has served as Chairman of First Citizens BancShares, Inc., a banking and investment services company, since February 2009, and Chief Executive Officer since January 2008. From 1994 to February 2009, he served as President of First Citizens BancShares, Inc. Mr. Holding has held a variety of other senior management positions at First Citizens BancShares, Inc. since joining that company in 1983. Mr. Holding holds a bachelor’s degree in business administration from the University of North Carolina at Chapel Hill and a Master of Business Administration degree from the Wharton School of the University of Pennsylvania. Mr. Holding has been a director of First Citizens BancShares, Inc. since 1993 and currently chairs its Executive Committee. He is also a director of Blue Cross Blue Shield of North Carolina (since 2002; chair of Personnel and Compensation Committee) and Mt. Olive Pickle Company (since 2006; serves on its Finance Committee). Mr. Holding was a director of Heritage Bancshares, Inc. from 2002 to 2013 and also served as the Chairman of the North Carolina Chamber of Commerce. Mr. Holding is a member of the Board of Trustees of Wake Forest University.

Qualifications, Experience, Key Attributes and Skills

•

Leadership. By virtue of his senior-level executive positions in a publicly-traded company in the banking industry, Mr. Holding possesses strong strategic planning, business development and managerial skills, as well as financial literacy and human resources experience.

•

Expertise. Mr. Holding’s banking background also brings in-depth knowledge of the financial services industry and significant financial expertise that assist the Board in overseeing the financial management of the Company. His experience with banking and public company regulations allows him to provide valuable insight and advice to the Company on regulatory matters. He also brings to the Board valuable knowledge of the natural gas industry gained during his years of service as a director of the North Carolina Natural Gas Corporation, which was purchased by Piedmont and merged into the Company in 2003.

•

Unique Perspective. His service on compensation committees brings insight and experience to his role as chair of the Company’s Compensation Committee. His leadership in numerous North Carolina organizations, especially in the eastern region of the state, provides the Board with insight into the dynamics of an important region in the Company’s business.

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CORPORATE GOVERNANCE INFORMATION

Ms. Minor M. Shaw
Independent
Director since: 2004
Age: 68
Audit Committee; Compensation Committee

Ms. Shaw is President of Micco, LLC, a private investment company located in Greenville, South Carolina. Ms. Shaw previously served as President of Micco Corporation, also a private investment company located in Greenville, South Carolina, from 1998 to 2011. She was previously with Mickel Investment Group (President, 1998 to 2008), a family investment corporation. Ms. Shaw serves as a trustee of the Columbia Funds (since 2011; and since 2003 as trustee of predecessor Columbia Nations Fund; serves on the Governance and Investment Committees) and as a director of Blue Cross Blue Shield of South Carolina (since 2008; chairs its Compensation Committee and also serves on the Audit Committee). Ms. Shaw also serves as the Chair of the Duke Endowment (director since 1999) and of the Greenville-Spartanburg Airport Commission (since 1997; chairs its Audit Committee), and serves on the board of trustees of several other not-for-profit entities. She served as a trustee of the Bank of America Global Capital Management Funds from 2010 to 2011, chairing its Governance Committee. Ms. Shaw attended Randolph-Macon Woman’s College and received her Bachelor of Arts degree from the University of North Carolina at Chapel Hill.

Qualifications, Experience, Key Attributes and Skills

•

Leadership. Ms. Shaw has proven leadership experience in senior management roles of various investment companies for over 15 years. She brings to the Board her experience gained from leadership roles on numerous civic, for-profit, charitable and not-for-profit governing bodies, including serving as Chair of The Duke Endowment and as a member of the board of directors of the National Association of Corporate Directors, Carolinas Chapter.

•

Expertise. With more than 25 years of experience in the investment and real estate industries, Ms. Shaw has a deep understanding of financial and investment management, real estate analysis and development and the South Carolina markets. This experience is valuable to the Company as it seeks to identify and develop new markets to serve new customers or expand its service to existing customers. This experience also enables her to provide guidance on the Company’s finance matters. She has extensive business management expertise developed from managing and investing in several family and other private companies. She was named in 2012 to the South Carolina Business Hall of Fame in recognition of her business achievements.

•

Unique Perspective. Ms. Shaw is a prominent civic leader in the upstate South Carolina region, and brings to the Board her extensive experience serving in leadership positions with numerous civic, educational and philanthropic organizations, including serving as Chair of the Greenville-Spartanburg Airport Commission. Her community involvement has resulted in numerous state and local awards and honors, including the South Carolina Order of the Palmetto.

Mr. Michael C. Tarwater
Independent
Director since: 2013
Age: 62
Benefits Committee; Directors and Corporate Governance Committee

Mr. Tarwater is the Chief Executive Officer of Carolinas HealthCare System, a not-for-profit, self-supporting healthcare organization. Carolinas HealthCare is the largest healthcare system in the Carolinas and one of the largest public, not-for-profit healthcare systems in the nation. Prior to his appointment to this position in 2002, Mr. Tarwater served as Executive Vice President and Chief Operating Officer of Carolinas HealthCare System since 1989. Mr. Tarwater received his Master of Science degree in Hospital and Health Administration from the University of Alabama and his Bachelor of Science in Business Administration from The University of West Florida. Mr. Tarwater is Past Chairman of the Charlotte Chamber of Commerce, is Co-Chairman of its Compensation Committee and served on its Executive Committee from 2012 to 2015. He is Chair-Elect of the Board of Trustees of Queens University of Charlotte (since 2011, Executive Committee since 2012) and serves as a member of the Board of Directors of Roper St. Francis HealthCare System (from 2015 and from 2002 to 2010). He serves or has served on the boards of several other professional, community and not-for-profit organizations, including the American Hospital Association (2011-2013) and its Regional Policy Board-Region 3 (serving from 2008 to 2013 and as Chairman from 2011 to 2013).

Qualifications, Experience, Key Attributes and Skills

•

Leadership. Mr. Tarwater has held leadership positions for more than 35 years, including over 20 years in leadership of one of the largest not-for-profit healthcare systems in the country. Mr. Tarwater’s proven leadership skills bring to the Board the experience and judgment necessary to effectively govern a large organization.

•

Expertise. Mr. Tarwater possesses strong strategic planning, business development and managerial skills. He also brings valuable expertise in government relations and healthcare benefits. In addition, his experience on the boards of numerous professional, community and not-for-profit organizations enable him to provide relevant and practical assistance on governance matters.

•

Unique Perspective. Mr. Tarwater has been a leader in Charlotte for decades. His knowledge of the decision-makers in and dynamics of Charlotte and North Carolina in general is an important contribution to Piedmont’s Board.

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CORPORATE GOVERNANCE INFORMATION

Director Independence and Related Person Transactions

Independence

After consideration of all relevant facts and circumstances and the criteria described below, the Board determined that all persons who served as non-management directors in fiscal year 2015 and all nominees for director at the Annual Meeting (other than Mr. Skains) are (or during their tenure were) independent: E. James Burton, Malcolm E. Everett III, Gary A. Garfield, Aubrey B. Harwell, Jr., Frank B. Holding, Jr., Frankie T. Jones, Sr., Vicki McElreath, Thomas M. Pashley, Jo Anne Sanford, Minor M. Shaw, David E. Shi, Michael C. Tarwater and Phillip D. Wright.

The Board determines independence of each director annually at the time that nominees for director are approved for inclusion in the Company’s annual proxy statement (typically in December), or at such time as a director joins the Board if other than at an annual shareholders meeting. A determination of independence is based on satisfaction of the independence criteria of Section 303A of the New York Stock Exchange Listed Company Manual, the applicable rules of the SEC, including an affirmative determination that the director has no material relationships with the Company, and Categorical Standards of Director Independence adopted by the Board, which are set forth in the Corporate Governance Guidelines in the “For Investors—Corporate Governance” section of the Company’s website at www.piedmontng.com. Additionally, the Board determines annually and at such time that a director is appointed to the Compensation Committee that the members of the Compensation Committee qualify as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended, and IRS Regulation § 1.162-27, and qualify as a “Non-Employee Directors” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

Related Person Transactions

The Company’s policy for the review and approval of related person transactions is set forth in its Corporate Governance Guidelines. The Directors and Corporate Governance Committee is charged with reviewing and, if in the best interests of the Company, approving all transactions, arrangements and relationships in which the Company is or will be a participant and in which any director, nominee for director, executive officer, person known by the Company to beneficially own more than 5% of the Company’s Common Stock or any immediate family member of the foregoing, has or will have a material interest. “Related person transactions” include those relationships described in the Categorical Standards of Director Independence as well as those described in Item 404(a) of Regulation S-K of the SEC, as in effect from time to time. Each director and executive officer is required to promptly bring to the attention of the Directors and Corporate Governance Committee any related person transactions involving the director or executive officer, to the extent practicable prior to entering into the transaction, so that the Committee can determine whether to approve the transaction. The Directors and Corporate Governance Committee is responsible for reviewing all potential related person transactions annually and as they are brought to the attention of the Committee. The Directors and Corporate Governance Committee reviews each related person transaction and determines if it is in the best interests of the Company based on its consideration of all relevant factors, including but not limited to:

•	The related person’s relationship to the Company and interest in the transaction;

•	The material facts relating to the transaction, including the nature and size of the transaction;

•	The benefits to the Company of the transaction;

•

Whether the transaction involves the provision of goods or services to the Company that are available from unrelated third parties, and if so, whether the transaction is on terms that are comparable to the terms available from unrelated third parties, including the speed, quality and certainty of performance of such third parties;

•	Whether the transaction would influence the director’s or officer’s ability to act in the best interests of the Company, its customers or its shareholders;
•	Whether the transaction would result or may appear to result in improper benefits for the director, officer or a family member; and

•	In the case of directors, whether the transaction would impair the independence of the director.

The Directors and Corporate Governance Committee approves potential related person transactions only if the transaction is in the best interests of the Company. If a potential related person transaction involving an independent director implicates any of the Company’s independence standards, the transaction, if approved by the Directors and Corporate Governance Committee, must also be reviewed by the full Board of Directors. A director involved in the potential related person transaction may not participate in the review or approval of such transaction.

The Company has in place the following additional processes for identifying and reviewing potential related person transactions:

•

The Company’s Code of Ethics and Business Standards requires directors and employees, including all executive officers, to avoid conflicts of interest and requires them to disclose transactions that are potential conflicts of interest to the Chief Compliance Officer or to the employee’s supervisor. Any such transactions involving directors and executive officers that are potential related person transactions are reviewed by, and subject to the approval of, the Directors and Corporate Governance Committee based on the standards set forth above. Any noncompliance with the Company’s conflict of interest standard is reported by the Chief Compliance Officer to the Audit Committee.

•

The Code of Ethics and Business Standards also requires the Company’s principal executive officer, principal financial officer, principal accounting officer or controller (or any person performing similar functions) to report any material relationship or transaction that reasonably could be expected to give rise to a conflict of interest to the Audit Committee Chair as soon as the officer is aware of any such relationship or transaction, and to consult the Audit Committee Chair if the officer is unsure whether or not the relationship or transaction implicates a conflict of interest.

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CORPORATE GOVERNANCE INFORMATION

•

To identify potential related person transactions, the Company requires each of its directors and executive officers to complete annually, and update as necessary, a comprehensive questionnaire in which they are required to disclose any such transactions with the Company in which the director, executive officer or any of their immediate family members have an interest. Any transactions disclosed in their answers to these questionnaires are reviewed by the Directors and Corporate Governance Committee based on the standards set forth above.

Based on the information presented to it, the Directors and Corporate Governance Committee determined that no related person transactions occurred or were proposed since the beginning of fiscal year 2015.

Among other transactions, it considered Thomas E. Skains’ position as a director of BB&T Corporation and of its subsidiary Branch Banking and Trust Company, and the relationship those companies and their subsidiaries have with the Company. Branch Banking and Trust Company was a lender under the Company’s amended and restated senior revolving credit agreement and provides merchant banking services to the Company. BB&T Capital Markets, a division of BB&T Securities, LLC, which is an affiliate of Branch Banking and Trust Company, was also an underwriter in the Company’s $150 million issuance of long-term debt in fiscal year 2015. Mr. Skains defers to the Company’s Chief Financial Officer and the Company’s Treasurer in the selection of financing and banking relationships.

Board Leadership Structure and Independent Lead Director

The Board is currently led by the Company’s Chairman and Chief Executive Officer (“CEO”) and an Independent Lead Director. On March 5, 2015, the Board re-appointed Thomas E. Skains, the Company’s CEO, as Chairman of the Board. The Chairman of the Board presides at all meetings of the Board (but not at its executive sessions) and exercises and performs such other powers and duties as may be assigned to him from time to time by the Board or prescribed by the Company’s Amended and Restated Bylaws.

The Board has no set policy on whether it should be led by a Chairman who is also the CEO, but rather considers periodically whether combining the role of Chairman and CEO continues to be appropriate and in the best interests of the shareholders. At this time, the Board is committed to the combined role given the specific circumstances of the Company, the unique and changing environment facing natural gas distribution companies, the highly regulated industry in which the Company operates and the current CEO’s deep knowledge of the energy industry and Company strategy. Specifically, the Board believes that Mr. Skains, with over 35 years of experience in the natural gas industry, is in the best position to lead most effectively in the role of Chairman of the Board. In addition, given the complexity of our business, the Board believes that having a Chairman who also serves as the CEO allows timely communication with the Board on Company strategy and critical business issues, better facilitates bringing key strategic and business issues and risks to the Board’s attention, avoids ambiguity in leadership within the Company, provides a unified leadership voice externally and clarifies accountability for decisions and initiatives. The Board will continue to assess whether this leadership structure is appropriate and will adjust as necessary.

Given the combined role of Chairman and CEO, the Board strongly believes that it is in the best interest of the Company and its shareholders to have a strong independent lead director (“Independent Lead Director”). The Independent Lead Director has specific responsibilities, which are set forth in the Company’s Corporate Governance Guidelines, including the right to convene the Board at any time. The Independent Lead Director chairs all executive sessions of the Board of Directors meetings and all Board meetings or portions of meetings where the Chairman is absent, including all executive sessions of non-management directors. The Independent Lead Director has access to any information he/she deems necessary to fulfill the roles and responsibilities of the position. He/she also consults with the CEO on business issues and approves the annual calendar and agendas for all meetings of the Board and its committees. Additionally, the Independent Lead Director consults with the CEO on matters of corporate governance and maintains close contact with the chairpersons of each standing Board committee. On March 5, 2015, the Board re-appointed Malcolm E. Everett III as Independent Lead Director.

Executive Sessions of Board of Directors Meetings

Executive sessions of the Board that are attended only by non-management directors are held at each Board meeting, including each Board meeting during the 2015 fiscal year, and at such other times as may be requested by any director. If any non-management director is deemed to not be independent, an executive session of all independent directors is also held at least once per year.

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CORPORATE GOVERNANCE INFORMATION

Committees of the Board

The Board of Directors has the five standing committees described below. Each committee has a written charter adopted by the Board that can be found as part of the Corporate Governance Guidelines in the “For Investors—Corporate Governance” section of the Company’s website at www.piedmontng.com and is available in hardcopy to any shareholder who requests it.

Audit Committee	Met 5 times in fiscal year 2015

Members – All Independent

Vicki McElreath (Chair)

E. James Burton

Frank B. Holding, Jr.

Thomas M. Pashley (since September 2015)

Minor M. Shaw

The Board has determined that:

•  Each member of the Audit Committee is financially literate as defined by the listing standards of the New York Stock Exchange.

•  Each member of the Audit Committee is independent as such term is defined under Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

•  Dr. Burton and Ms. McElreath each qualifies as an “audit committee financial expert” as defined by regulations adopted by the SEC. Dr. Burton is the former Dean of the Jennings A. Jones College of Business at Middle Tennessee State University. He has a Ph.D. in Accountancy, has more than 25 years’ experience as a Certified Public Accountant (now inactive) and more than 15 years’ experience as a Certified Fraud Examiner (now inactive). Ms. McElreath had more than 25 years of experience as a Certified Public Accountant (now inactive) and auditor with PricewaterhouseCoopers until her retirement in 2006, at which time she was the Managing Partner for the Carolinas.

Committee Responsibilities

•  Serves as an independent and objective body to monitor, assess and assist with Board oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm and the performance of the Company’s internal audit function.

•  Oversees the audit and other services of the Company’s independent registered public accounting firm and is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm.

•  Provides an open avenue of communication among the Company’s independent registered public accounting firm, accountants, financial and senior management, internal audit department and the Board.

•  Oversees the management of risks or exposures relating to the areas for which the Committee has oversight responsibility.

Benefits Committee	Met 3 times in fiscal year 2015

Members – All Independent David E. Shi (Chair) Frankie T. Jones, Sr. Vicki McElreath Michael C. Tarwater

Committee Responsibilities

•  Oversees the operation and administration of all broad-based employee health and welfare and retirement plans sponsored by the Company.

•  Oversees the management of risks or exposures relating to the areas for which the Committee has oversight responsibility.

Compensation Committee	Met 3 times in fiscal year 2015

Members – All Independent

Frank B. Holding, Jr. (Chair)

Malcolm E. Everett III

Gary A. Garfield (since June 2015)

Aubrey B. Harwell, Jr. (until March 2015)

Minor M. Shaw

Phillip D. Wright

The Board has determined that each member of the Compensation Committee meets (or met during his tenure):

•  the criteria for “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended and IRS Regulation §1.162-27;

•  the “Non-Employee Director” requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended; and

•  the compensation committee independence standards under the listing standards of the New York Stock Exchange.

Committee Responsibilities

•  Oversees compensation policies and programs.

•  Approves the salaries and other compensation of officers.

•  Determines terms and provisions of all awards under the Company’s STIP and MVP plans and the LTIP and any other equity-based plan.

•  Reviews executive development and management succession plans.

•  Reviews and approves performance goals for the CEO and his direct officer reports.

•  Oversees the management of risks or exposures relating to the areas for which the Committee has oversight responsibility.

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CORPORATE GOVERNANCE INFORMATION

Directors and Corporate Governance Committee	Met 4 times in fiscal year 2015

Members – All Independent

Aubrey B. Harwell, Jr. (Chair until March 2015)

Malcolm E. Everett III (Chair since March 2015)

Thomas M. Pashley (since September 2015)

Jo Anne Sanford

David E. Shi

Michael C. Tarwater

Committee Responsibilities

•Reviews and articulates the governance structure of the Board and the Company’s position and practices on significant issues of corporate and public responsibility.

•Determines the composition of Board committees.

•Recommends to the Board nominees to fill vacancies on the Board as they occur.

•Recommends candidates for election as directors at annual meetings of shareholders.

•Oversees the management of risks or exposures relating to the areas for which the Committee has oversight responsibility.

Finance and Enterprise Risk Committee	Met 5 times in fiscal year 2015

Members – All Independent E. James Burton (Chair) Gary A. Garfield (since June 2015) Frankie T. Jones, Sr. Jo Anne Sanford Phillip D. Wright

Committee Responsibilities

•Reviews the financial condition of the Company.

•Makes recommendations to the Board with respect to the Company’s capital budget and financing needs.

•Oversees the administration and execution of the Company’s Enterprise Risk Management program, and reviews alignment of the Company’s risk appetite with its strategic plan.

•Oversees the management of risks or exposures relating to the areas for which the Committee has oversight responsibility and management-identified risks for which other Committees do not have specific oversight

Compensation Committee Interlocks and Insider Participation

The following directors were members of the Company’s Compensation Committee in fiscal year 2015: Frank B. Holding, Jr., Malcolm E. Everett III, Gary A. Garfield, Aubrey B. Harwell, Jr., Minor M. Shaw and Phillip D. Wright. None of these individuals has ever been an officer or employee of the Company. During fiscal 2015, no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation Committee or the Board.

Board Role in Risk Oversight

Enterprise Risk Management Program

The Company has an enterprise risk management program (“ERM program”) to identify risks across the Company, assess their likelihood and potential impact and develop and monitor strategies to manage them. The ERM program also encompasses crisis management and business continuity planning. The goal of the Company’s ERM program is to maintain a high level of awareness and control over the operational, financial, market, commercial, regulatory, reputational and strategic risks that could adversely affect achievement of the Company’s business objectives.

The ERM program is administered by the Company’s Risk Management Department under the leadership of the Company’s Chief Risk Officer (“CRO”). A critical component of the ERM program is the Company’s “risk management framework,” a set of best practices, procedures and systems for identifying, assessing and managing risks that includes a clear assignment of responsibilities for ongoing monitoring of risk mitigation controls and procedures. Although the CRO is responsible for maintaining and continually updating the

Company’s risk management framework, the Company’s policy is that risk management should be integrated into all management processes.

Central to the ERM program is a “risk appetite” process establishing and monitoring the Company’s tolerance for the major risks associated with achieving the Company’s strategic plan. The Company’s risk appetite, which is approved by the Board, is measured against Board-approved metrics quarterly and reported to the Finance and Risk Enterprise Committee. Each of the Company’s business units is responsible for operating within the risk appetite limits, addressing any deviation from those limits, monitoring risk appetite metrics and implementing and monitoring controls and procedures to mitigate identified risks. A risk management advisory committee composed of key employees from a cross section of the Company’s business units and functions and the Company’s internal audit staff also play important roles in identifying and assessing Piedmont’s risks or exposures.

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CORPORATE GOVERNANCE INFORMATION

Board and Committee Oversight of Risk

The Board of Directors as a whole is responsible for overseeing and reviewing with management of the ERM program, including the actions taken to identify, assess and mitigate risks. The CRO or Chief Financial Officer makes a formal presentation each year to the full Board about the Risk Management Department’s annual enterprise-wide risk assessment. During that presentation, the full Board reviews the effectiveness of the ERM program, the elements of the risk management framework, emerging risks and specific risk mitigation strategies management has implemented. The CRO and other members of management also regularly update the Board on specific risks and mitigation strategies in the course of the Board’s review of the annual corporate capital and operating budgets, corporate strategy, new business opportunities and other matters coming before the Board and its committees.

The Finance and Enterprise Risk Committee receives updates from the CRO on a quarterly basis and is responsible for reviewing Company-wide critical risks in light of the Company’s risk appetite. Each other Board committee is responsible for oversight of risks relevant to its area of responsibility and the steps management has taken to monitor and control such risks, and for communicating those risks to the Finance and Enterprise Risk Committee. The structure of risk oversight by the Board allows each director to be involved in risk oversight and allows the Board as a whole to understand how risk management is integrated into the Company’s operations and strategy.

Committee	Primary Area of Risk Oversight
Audit Committee	The Audit Committee oversees financial risks, including financial statement risks. The Audit Committee also oversees legal and compliance risks.
Benefits Committee

The Benefits Committee oversees risks relating to the operation and administration of all broad-based employee health and welfare and retirement benefit plans sponsored by the Company, including determining whether the named fiduciaries of those plans are acting prudently as to plan assets and plan administration.

Compensation Committee

The Compensation Committee oversees risks relating to the Company’s compensation practices (see “Executive Compensation—Compensation Discussion and Analysis—Compensation Risk Assessment” on page 57) and management succession planning.

Directors and Corporate Governance Committee	The Directors and Corporate Governance Committee oversees risks relating to corporate governance, director succession and issues of public responsibility affecting the Company.
Finance and Enterprise Risk Committee

The Finance and Enterprise Risk Committee has oversight of the administration and execution of the ERM program, including the risk appetite monitoring process, reviews alignment of the Company’s risk appetite with its strategic plan, and oversees risks relating to the Company’s capital budgeting process, capital structure, corporate financings and insurance as well as management-identified risk subtopics for which other Board Committees do not have specific oversight.

Attendance at Annual Shareholders Meeting and Board and Committee Meetings

The Board has a policy that all directors should attend each shareholder and Board meeting and each meeting of each Board committee on which they serve unless there are extenuating circumstances preventing such attendance. All directors attended the 2015 annual meeting of shareholders.

The following table details the attendance of each director at the meetings of the Board and at the meetings of the Board committees on which they served in fiscal year 2015.

Director	Board Meetings Scheduled	Board Meetings Attended	Committee Meetings Scheduled		Committee Meetings Attended
E. James Burton	9	9	10		10
Malcolm E. Everett III	9	9	7		7
Gary A. Garfield(1)	6	6	4		4
Aubrey B. Harwell, Jr. (2)	1	1	3		3
Frank B. Holding, Jr.	9	9	8		8
Frankie T. Jones, Sr.	9	9	8		8
Vicki McElreath	9	9	8		8
Thomas M. Pashley(3)	5	5	5		5
Jo Anne Sanford	9	8	9		9
Minor M. Shaw	9	9	8		7
David E. Shi	9	9	7		7
Thomas E. Skains	9	9	—	(4)	—	(4)
Michael C. Tarwater	9	9	7		7
Phillip D. Wright	9	9	8		8

(1)	Mr. Garfield became a director effective June 5, 2015.

(2)	Mr. Harwell retired as a director effective March 5, 2015.

(3)	Mr. Pashley became a director effective September 2, 2015.

(4)	Mr. Skains is not a member of any Board Committee, but attended 19 of the 20 committee meetings, recusing himself as appropriate.

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CORPORATE GOVERNANCE INFORMATION

Director Compensation

Non-management director compensation is approved by the full Board based on recommendations by Hay Group, Inc., an affiliate of Korn Ferry (“Hay Group”), the Directors and Corporate Governance Committee’s consultant for director compensation. At the direction of the Directors and Corporate Governance Committee, Hay Group annually analyzes the competitive position of the Company’s director compensation program against the peer group used for executive compensation purposes (see “Compensation Discussion and Analysis—Market Benchmarking” on page 45 for information about the peer group). Total non-management director compensation is targeted at the median of peer group total director compensation.

Hay Group’s analysis in June 2014 showed that overall compensation for non-management directors was below the peer group average and median, though the meeting fee component was above the peer group average and median. Hay Group also found the practice of providing an initial stock grant of $15,500 no longer served the need for which it was put in place (to replace director retirement benefits). As a result, Hay Group recommended, and the Board of Directors approved, the following changes to the director compensation package for fiscal 2015 to achieve an overall compensation structure in line with the median of the peer group: reduction of per-meeting fees from $1,500 to $1,000; elimination of $15,500 initial stock grant; and increase of annual equity grant from $75,000 to $90,000.

Compensation Component	Fiscal 2015 Amount(1)
Annual Board Retainer	$60,000
Board meeting fees (per meeting)	$1,000
Committee meeting fees (per meeting)	$1,000
Additional Annual Retainer – Independent Lead Director	$17,500
Additional Annual Retainer – Committee Chair
Audit Committee Chair	$15,000
Benefits Committee Chair	$5,000
Compensation Committee Chair	$9,375
Directors and Corporate Governance Committee Chair	$9,375
Finance Committee Chair	$5,000
Annual Equity Grant (required to be invested in Common Stock)	$90,000
% match for retainer and meeting fees if a director elects to invest all of his or her retainers and meeting fees in Common Stock through the Company’s Dividend Reinvestment and Stock Purchase Plan(2)	25%
Charitable Contribution Match	up to $2,500

(1)	Inclusive of 25% stock match for retainers and meeting fees.

(2)	All directors made this election for fiscal years 2015.

The stock match described above is an important component of the director compensation package, better aligning directors’ interests with those of the Company’s shareholders. All amounts earned by directors as fees, retainers and grants in fiscal year 2015 were invested in Common Stock through cash contributions by the Company to the directors’ Dividend Reinvestment and Stock Purchase Plan accounts.

Two of the Company’s directors who served in fiscal 2015 (Mr. Everett and Mr. Harwell) are eligible to receive retirement benefits pursuant to a Director Retirement Benefits Agreement, which applies to non-employee directors first elected to the Board on or before August 20, 2003. These retirement benefits will be payable to those directors upon retirement from the Board if at the time of retirement the director is age 72 (the Company’s mandatory director retirement age) or has served on the Board at least ten continuous years. The annual retirement benefit, paid in monthly installments, is equal to the annual cash retainer in effect at the time of the director’s retirement and is paid for the life of the director. Should such a director die before receiving the benefit for ten years, the retirement benefit would be paid to the director’s designated beneficiaries for the remaining portion of the ten-year period. In fiscal 2015, Mr. Harwell retired and began receiving the annual retirement benefit. Mr. Everett is also eligible to receive change-in-control benefits under the Director Retirement Benefits Agreement, pursuant to which in the event of a Change in Control (as defined in the agreement) during his tenure, he is entitled to receive a lump sum cash amount equal to 150% of the net present value of the retirement benefits he would have received had he retired on the date immediately preceding the Change in Control. The closing of the Duke Merger would constitute a Change in Control under the Director Retirement Benefits Agreement, and the lump sum change-in-control benefit payable to Mr. Everett, assuming a November 1, 2016 closing date, is estimated to be $875,829.

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CORPORATE GOVERNANCE INFORMATION

The following table shows compensation earned by the non-management directors for the fiscal year ended October 31, 2015.

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
E. James Burton	$157,200	—	—	—	—	$17,775	$174,975
Malcolm E. Everett III	$173,500	—	—	—	$489	$21,875	$195,864
Gary A. Garfield	$28,000	—	—	—	—	$7,000	$35,000
Aubrey B. Harwell, Jr.(5)	$24,400	—	—	—	—	$36,600	$61,000
Frank B. Holding, Jr.	$159,100	—	—	—	—	$17,275	$176,375
Frankie T. Jones, Sr.	$151,600	—	—	—	—	$16,400	$168,000
Vicki McElreath	$163,600	—	—	—	—	$18,400	$182,000
Thomas M. Pashley	$12,800	—	—	—	—	$3,200	$16,000
Jo Anne Sanford	$151,600	—	—	—	—	$15,400	$167,000
Minor M. Shaw	$150,800	—	—	—	—	$15,200	$166,000
David E. Shi	$156,000	—	—	—	—	$19,000	$175,000
Michael C. Tarwater	$152,000	—	—	—	—	$15,500	$167,500
Phillip D. Wright	$151,600	—	—	—	—	$15,400	$167,000

(1)

Mr. Skains is not included in this table because, as President and CEO, he is an employee of the Company and thus receives no additional compensation for his service as a director. The compensation received by Mr. Skains as President and CEO is shown in the Summary Compensation Table in “Executive Compensation—Executive Officer Compensation Disclosure Tables.”

(2)

This amount includes retainers and meeting fees. All directors elected to invest these amounts in Common Stock through the Company’s Dividend Reinvestment and Stock Purchase Plan. As a result, the Company provided a 25% match of these amounts, paid by the Company in the form of cash contributions to the directors’ Dividend Reinvestment and Stock Purchase Plan accounts. (The match is included in the “All Other Compensation” column.)

(3)

Mr. Everett and Mr. Harwell are entitled to receive pension benefits under the Director Retirement Benefits Agreement. The amount for Mr. Everett represents the increase from October 31, 2014 to October 31, 2015 in the actuarial present value of his accumulated benefit under the Director Retirement Benefits Agreement. This amount assumes no change-in-control during Mr. Everett’s tenure. The actuarial present value of Mr. Harwell’s accumulated benefits decreased from October 31, 2014 to October 31, 2015 by $33,279.

(4)

This column includes (i) charitable contributions by directors that were matched by the Company, and (ii) the 25% match described in footnote 2 to this table that was paid to directors in the form of cash contributions to the directors’ Dividend Reinvestment and Stock Purchase Plan accounts (which is invested in Common Stock), in the following amounts:

Dr. Burton	$16,800
Mr. Everett	$20,875
Mr. Harwell	$7,000
Mr. Garfield	$6,100
Mr. Holding	$17,275
Dr. Jones	$15,400
Ms. McElreath	$18,400
Mr. Pashley	$3,200
Ms. Sanford	$15,400
Ms. Shaw	$15,200
Dr. Shi	$16,500
Mr. Tarwater	$15,500
Mr. Wright	$15,400

(5)	Mr. Harwell retired from the Board effective March 5, 2015.

32    PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement

CORPORATE GOVERNANCE INFORMATION

Director Stock Ownership Guidelines

The Board strongly advocates director stock ownership as a means to better align director interests with those of shareholders. The Board has adopted director stock ownership guidelines that require all directors to own Common Stock with a market value of at least ten times their annual cash retainer (exclusive of the 25% stock match) within five years after their election as a director. All directors have exceeded this level as of January 11, 2016, as shown below, other than Mr. Pashley, who became a director effective September 2, 2015, Mr. Garfield, who became a director effective June 5, 2015, and Ms. Sanford, who became a director effective July 1, 2014. See “Security Ownership of Management and Certain Beneficial Owners” on page 39 for details about each director’s stock ownership as of January 11, 2016.

(1)	Based on closing price of Piedmont common stock on January 8, 2016. Fiscal 2015 annual cash retainer was $48,000.

(2)	Mr. Garfield became a director effective June 5, 2015.

(3)	Mr. Pashley became a director effective September 2, 2015.

(4)	Ms. Sanford became a director effective July 1, 2014.

(5)	Mr. Skains, as CEO, is required to own stock equal in value to five times his base salary.

Hedging and Pledging Company Securities

Under the Company’s Insider Trading Policy, no employee or member of the Board of Directors is permitted to engage in transactions in financial instruments that are designed to hedge or offset any decrease in the market value of the Company’s securities, or other speculative transactions involving Company securities such as short sales. Members of management who are eligible for Long-Term Incentive Plan awards and members of the Board of Directors are also prohibited from pledging Company securities as collateral with a limited exception that balances the need to avoid transactions that are misaligned with the best interests of shareholders with personal financial planning needs.

This exception allows pledges of securities only in an amount that is in excess of the sum of (x) the individual’s targeted share ownership requirement, plus (y) 25% of that amount, and only upon prior written consent of the Chief Compliance Officer and the Chief Administrative Officer (or in the case of a Board member, the Directors and Corporate Governance Committee) as well as a certification by that individual as to his or her financial capacity to repay the loan without selling the pledged securities. In fiscal 2015, no person covered by the pledging restriction pledged any Company securities.

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CORPORATE GOVERNANCE INFORMATION

Service on Other Boards of Directors of Publicly Held Companies

The Company maintains a policy that non-management directors generally may not serve on more than three boards of directors of other publicly traded companies (in addition to that of the Company). If a director seeks to serve on more than three such boards, the director must obtain the approval of the Directors and Corporate Governance Committee. Members of the Audit Committee generally must not serve on more than two publicly traded company audit committees simultaneously (including that of the Company). If a director seeks to serve on more than two publicly traded company audit committees, the director must obtain approval from the Directors and Corporate Governance Committee. If the CEO seeks to serve on the boards of more than two other publicly traded companies (in addition to the Board of the Company), the CEO must obtain approval from the Directors and Corporate Governance Committee. At its discretion, the Directors and Corporate Governance Committee may refer the request for approval of additional Board service to the full Board of Directors. All directors are in compliance with this policy.

Resignation Policy

The Board has adopted a policy that requires a director to offer his or her resignation in the event of any significant change in personal or professional circumstances that would reasonably cause a re-examination of the director’s continued membership on the Board. Changes that might necessitate an offer of resignation may include such events as retirement or a change in principal job responsibilities, permanent residence relocation to a community different than that at the time of election or other significant situation. A director who experiences a significant change in personal or professional circumstances will not necessarily be removed from the Board, but the Board will have an opportunity to re-examine the director’s continued Board membership under the circumstances. Following a recommendation by the Directors and Corporate Governance Committee to the Board as to whether an offer of resignation should be accepted or rejected, the Board (excluding the subject director) votes to either accept or reject the letter of resignation, with the status of the director being decided by majority vote. In 2015, the Directors and Corporate Governance Committee and the full Board rejected the offer of resignation from Mr. Tarwater, who announced his retirement in 2016 from his position as Chief Executive Officer of Carolinas HealthCare System.

In addition, the Board has adopted a policy that requires a director to offer his or her resignation in the event he or she receives more “Withhold” votes than “For” votes in an uncontested election. Once tendered, the Directors and Corporate Governance Committee must make a recommendation to the Board as to whether to accept the tendered resignation or take another action, which may include:

•	Rejecting the tendered resignation and addressing the apparent underlying causes of the “Withhold” votes,
•	Deferring consideration of the resignation if the underlying causes of the majority “Withhold” votes can be ascertained and the subject director can cure them within a specified period of time, or

•	Deferring acceptance of the resignation until the vacancy that would be created can be filled.

The Board (excluding the subject director) would then decide on the appropriate course of action as soon as practicable, but in no event later than 120 days following the certification of the shareholder vote. The Directors and Corporate Governance Committee and the Board would base their decisions on the best interests of the Company and its shareholders, considering such relevant factors as:

•	The potential underlying causes of the “Withhold” votes,

•	The length of service, qualifications and special expertise or attributes of the tendering director,

•	The director’s contributions to the Company, and

•	Any non-compliance with stock exchange, securities or other applicable laws, rules, regulations or governing documents that may result from accepting the resignation.

The Company would publicly disclose the Board’s decision within 150 days after the results of the election are certified.

34    PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement

CORPORATE GOVERNANCE INFORMATION

Investor Outreach

The Board appreciates being informed by the shareholders it represents. Any shareholder can contact the Board of Directors, any member of the Board of Directors, including the Independent Lead Director, by writing to them in care of the Company at 4720 Piedmont Row Drive, Charlotte North Carolina 28210, or by sending a written communication to the Corporate Secretary at that address. The Board, through Company management, proactively seeks feedback from its largest investors through its outreach program. Through this program the Company invites its largest institutional shareholders, representing almost 30% of the Company’s outstanding shares, to discuss executive compensation and corporate governance, as well and any other matter of interest to the investor. In 2015, the investor feedback expressed general satisfaction with the Company’s compensation and corporate governance practices, though general disapproval of supermajority voting thresholds continues to be expressed. The Company submitted proposals to reduce the supermajority voting thresholds in its Restated Articles of Incorporation and

Amended and Restated Bylaws in 2012 and 2014, and in both instances the proposals failed to receive the requisite shareholder approval. The Board considers each year whether to re-propose this and other shareholder-rights changes requiring supermajority shareholder approval (such as declassification of the Board), and has determined not to do so this year in light of the pending Duke Merger.

The investor engagement program provides shareholders who have a large investment in the Company with a direct method to learn more about its governance and compensation practices and for the Company and the Board to better understand investors’ perspectives. This informed dialogue leads to better corporate governance with a goal to protect and enhance value for all shareholders. Of course, the Company does not selectively disclose any material, non-public information to shareholders in the engagement program.

Corporate Governance Guidelines and Code of Ethics and Business Conduct

Sound corporate governance practices are an important part of the Company’s foundation and tradition. The Company’s Corporate Governance Guidelines address such matters as director and Board responsibilities and functions.

The Company has also adopted a Code of Ethics and Business Conduct that applies to the Board of Directors, officers and all Company employees. The Code of Ethics and Business Conduct serves as the code of ethics for the Company’s principal executive officer, principal financial officer and principal accounting officer or controller (or persons performing similar functions) as described in Item 406(b) of Regulation S-K of the SEC. In satisfaction of the disclosure requirements of Item 5.05 of the SEC’s Current Report on Form 8-K, if the Company amends or grants a waiver, including an implicit waiver, from any provision of the Code of Ethics and Business Conduct applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller (or persons performing similar functions) that relate to any element enumerated in Item 406(b), the Company will disclose the amendment or waiver on the “For Investors—Corporate Governance” section of the Company’s website at www.piedmontng.com within four business days after the amendment or waiver.

The Corporate Governance Guidelines and Code of Ethics and Business Conduct can be found on the Company’s website (www.piedmontng.com) in the “For Investors—Corporate Governance” section. Information contained on the Company’s website is not part of or incorporated by reference into this Proxy Statement.

PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement     35

AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to a written charter that is available as part of the Corporate Governance Guidelines on the “For Investors—Corporate Governance” section of the Company’s website at www.piedmontng.com. The Audit Committee is comprised of five independent directors, all of whom the Board of Directors determined to be financially literate and two of whom the Board of Directors determined to be audit committee financial experts.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the audit process, the financial information that will be provided to shareholders and others, and the systems of internal control over financial reporting that management has established. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm (“Independent Auditor”). In performing these responsibilities, the Audit Committee:

•	evaluates the performance of the Independent Auditor and its lead audit partner, through regular communication, consultation with management, and peer and regulatory review;

•	pre-approves all services provided by the Independent Auditor;

•	is directly involved in negotiating the Independent Auditor’s annual base audit fee and approves all other fees;

•	assists in evaluating candidates for lead audit partner when rotation is required; and

•	evaluates the independence of the Independent Auditor.

The Audit Committee is also responsible for oversight of the internal audit function, of compliance with the Company’s Code of Business Conduct and Ethics, of legal and regulatory matters that may have an impact on the Company’s financial statements, and of management of risk relating to areas for which the Committee has oversight responsibility.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for maintaining appropriate accounting and financial reporting policies and practices, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Deloitte & Touche LLP, the Independent Auditor appointed by the Audit Committee for the fiscal year ended October 31, 2015, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements for the fiscal year ended October 31, 2015, and Deloitte & Touche LLP’s evaluation of the Company’s internal control over financial reporting. The Audit Committee has discussed with Deloitte & Touche LLP the matters that are required to be discussed under the applicable Public Company Accounting Oversight Board standards. In addition, the Audit Committee has discussed various matters with Deloitte & Touche LLP related to the Company’s consolidated financial statements, including critical accounting policies and practices, critical accounting estimates, internal control-related matters and areas of risk identified by Deloitte & Touche LLP.

The Audit Committee has also received and reviewed written disclosures and a letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from the Company and the Company’s management. In addition, the Audit Committee has received written material addressing Deloitte & Touche LLP’s internal quality control procedures and other matters, as required by the New York Stock Exchange Listing Standards. The Audit Committee understands the need for Deloitte & Touche LLP to maintain objectivity and independence in its audit of the Company’s financial reporting and seeks to limit non-audit fee spending to a level that keeps the core relationship with Deloitte & Touche LLP focused on the audit of the financial statements and internal controls.

Based on the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended October 31, 2015 be included in the Company’s 2015 Annual Report on Form 10-K. This report is provided by the following independent directors, who constitute the committee.

Vicki McElreath, Chair

E. James Burton

Frank B. Holding, Jr.

Thomas M. Pashley

Minor M. Shaw

January 22, 2016

36    PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement

PROPOSAL 2	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016

The Board of Directors recommends a vote FOR this proposal.

The Board of Directors concurs with the reappointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2015. Deloitte & Touche LLP has served as the Company’s independent auditors since 1951. Although not required to submit the appointment to the shareholders for ratification, the Board believes it is desirable that an expression of shareholder opinion be solicited and recommends the ratification. If the shareholders do not ratify this appointment, the Audit Committee will consider whether to engage another independent registered public accounting firm.

Deloitte & Touche LLP representatives are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The aggregate fees and reimbursable expenses for professional services provided by Deloitte & Touche LLP that were billed or are to be billed for the fiscal years ended October 31, 2015 and 2014, are:

Fees for Services	2015		2014
Audit Fees	$1,148,000		$1,103,000
Audit-Related Fees	$193,000	(a)	$65,000	(b)
Tax Fees	—		—
All Other Fees	—		—
TOTAL FEES	$1,341,000		$1,168,000

(a)

Consists of services related to the issuance by Deloitte & Touche LLP of comfort and bring-down letters in relation to the Company’s 2015 debt offering and at-the-market offering, its registration statement on Form S-8, and consultation services.

(b)

Consists of services related to the issuance by Deloitte & Touche LLP of comfort and bring-down letters in relation to the Company’s 2014 debt offering and its registration statement on Form S-3, and consultation services.

The Audit Committee approves, in advance, all services by the independent registered public accounting firm, whether or not related to the audit. The Audit Committee has delegated to the Chair of the Audit Committee the authority to grant such approvals. Services approved by the Chair must be presented to the full Audit Committee for ratification at the next regularly scheduled Audit Committee meeting. All services rendered by the Company’s independent registered public accounting firm during fiscal years 2014 and 2015 were approved in advance.

PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement     37

EXECUTIVE OFFICERS

The executive officers of the Company and their business experience during the past five years are listed below. Executive officers are appointed to serve until the next annual meeting of the Board of Directors or until their successors are appointed.

Thomas E. Skains—Age 59. Chairman of the Board, President and Chief Executive Officer. Mr. Skains became Chairman of the Board in December 2003 and has been President since February 2002 and Chief Executive Officer since February 2003. Mr. Skains has announced that he will retire from the Company upon closing of the Duke Merger. Duke Energy has announced that Mr. Skains has been designated to join the Duke Energy Board of Directors upon consummation of the Duke Merger.

Victor M. Gaglio—Age 59. Senior Vice President and Chief Utility Operations Officer. Mr. Gaglio was appointed to this position in February 2012, when he joined the Company. Mr. Gaglio previously served as Senior Vice President of Operations for NiSource Gas Transmission and Storage from 2005, where he was responsible for Field Operations and Maintenance, Storage, Land Services, and Health, Safety and Environmental programs.

Jane R. Lewis-Raymond—Age 49. Senior Vice President and Chief Legal, Compliance and External Relations Officer. Ms. Lewis Raymond was appointed to this position in March 2014. Prior to this appointment, Ms. Lewis-Raymond served as Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance and Community Affairs Officer since 2011. She previously served as Vice President, General Counsel, Corporate Secretary and Chief Ethics and Compliance Officer since joining the Company in April 2006. Prior to joining the Company, Ms. Lewis-Raymond held varying positions of increasing responsibility at the American Gas Association over an 11-year period, most recently as Vice President of Regulatory Affairs.

Karl W. Newlin—Age 47. Senior Vice President and Chief Financial Officer. Mr. Newlin was appointed to this position in November 2011. Prior to this appointment, he served as Senior Vice President-Corporate Planning and Business Development since joining the Company in May 2010. Mr. Newlin previously served as Managing Director, Investment Banking with Merrill Lynch & Co. in New York and Los Angeles since 2007, where he advised energy and utility companies in corporate financing and strategic business transactions.

Kevin M. O’Hara—Age 57. Senior Vice President and Chief Administrative Officer. Mr. O’Hara was appointed to this position in August 2011. Prior to this appointment, Mr. O’Hara was Senior Vice President-Corporate and Community Affairs since April 2006.

Franklin H. Yoho—Age 56. Senior Vice President and Chief Commercial Officer. Mr. Yoho was appointed to this position in August 2011. Prior to this appointment, he served as Senior Vice President–Commercial Operations since March 2002. Duke Energy has designated Mr. Yoho to lead its natural gas operations upon consummation of the Duke Merger.

Bruce P. Barkley—Age 53. Vice President-Regulatory Affairs, Rates and Gas Cost Accounting. Mr. Barkley was appointed to this position in August 2015. Prior to this appointment, he served as Manager-Regulatory Affairs for Duke Energy since 2012, and Manager – Fuel Forecasting and Regulatory Support for Progress Energy from 2005 to 2012.

Keith P. Maust—Age 61. Vice President-Gas Supply and Pipeline Services. Mr. Maust was appointed to this position in September 2013. Prior to this appointment Mr. Maust was Managing Director of Gas Supply/Wholesale Marketing/Scheduling since 2006.

Judy Z. Mayo—Age 51. Vice President, Corporate Secretary and Deputy General Counsel. Ms. Mayo was appointed to this position in March 2014. Prior to this appointment, Ms. Mayo served as Managing Director-Deputy General Counsel and Assistant Corporate Secretary since joining the Company in September 2006.

Bradly A. Merlie—Age 56. Vice President-Information Services. Mr. Merlie was appointed to this position in July 2010. Prior to this appointment, Mr. Merlie was Managing Director-Engineering and Operations Services from July 2008, Managing Director-Operations Systems from November 2007 and Director-LNG (liquefied natural gas) Services from July 2007.

Rodney W. Myers—Age 49. Vice President-Engineering and Operations Services. Mr. Myers was appointed to this position in August 2011. Prior to this appointment, Mr. Myers served as Managing Director-Engineering and Operations Services from August 2010 to August 2011, Regional Executive from November 2009 to August 2010 and Managing Director of LNG storage projects from June 2008 to November 2009.

Robert O. Pritchard—Age 63. Vice President-Treasurer and Chief Risk Officer. Mr. Pritchard was appointed to this position in July 2006.

Jose M. Simon—Age 63. Vice President and Controller. Mr. Simon is a Certified Public Accountant and was appointed to this position in July 2006.

Kenneth T. Valentine—Age 58. Vice President-Business Development and Technology Services. Mr. Valentine was appointed to this position in November 2009. Prior to this appointment, Mr. Valentine was Managing Director-Planning and Project Management since July 2006.

William C. Williams—Age 52. Vice President-Sales and Delivery Services. Mr. Williams was appointed to this position in November 2009. Prior to this appointment, Mr. Williams was Managing Director-Transportation and Major Account Service since June 2006.

Brian C. Woody—Age 43. Vice President-Customer Experience. Mr. Woody was appointed to this position in November 2014. Prior to this appointment, Mr. Woody served as Managing Director—Field Customer Service since August 2011, Director of Contact Center Operations from October 2010 to July 2011 and a Manager of Utility Operations from July 2006 to October 2010.

38    PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement

SECURITY OWNERSHIP OF MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

The following table sets forth each person or entity known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock as of January 11, 2016.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(3)
BlackRock, Inc., 40 East 52nd Street, New York, NY 10022	6,688,681	8.2%
The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355	5,882,485	7.2%

(1)

Ownership as of September 30, 2015 based on the Form 13F-HR filed on November 13, 2015 by each of BlackRock Institutional Trust Company, N.A. and BlackRock Fund Advisors, which indicates sole investment discretion for all shares and sole voting authority for 6,526,721 shares.

(2)

Ownership as of September 30, 2015 based on the Form 13F-HR/A filed on November 12, 2015 by The Vanguard Group, Inc., an investment advisor in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act (“Investment Advisor”), which indicates beneficial ownership by it and its subsidiaries Vanguard Fiduciary Trust Company, investment manager of collective trust accounts, and Vanguard Investments Australia, Ltd., investment manager of Australian investment offerings, and which indicates sole investment discretion for 5,783,251 shares, sole voting authority for 107,934 shares and shared investment discretion for 99,234 shares.

(3)	Based on shares outstanding as of January 11, 2016.

The following table sets forth the number of shares of Common Stock that were beneficially owned as of January 11, 2016 by each director, by each executive officer listed in the Summary Compensation Table in “Executive Compensation - Executive Officer Compensation Disclosure Tables” and by all directors and executive officers as a group. These amounts include amounts held under the Company’s 401(k) Plan, but do not include shares that vest (absent the exercise of the Board’s discretion) only upon death or satisfaction of performance or service conditions.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
E. James Burton	36,324	(2)	(13)
Malcolm E. Everett III	64,148	(3)	(13)
Gary A. Garfield	892		(13)
Frank B. Holding, Jr.	70,660		(13)
Frankie T. Jones, Sr.	17,759		(13)
Vicki McElreath	38,820	(2)	(13)
Thomas M. Pashley	399		(13)
Jo Anne Sanford	5,816		(13)
Minor M. Shaw	54,089	(4)	(13)
David E. Shi	48,447	(5)	(13)
Thomas E. Skains	289,036	(6)	(13)
Michael C. Tarwater	13,739	(7)	(13)
Phillip D. Wright	27,704	(8)	(13)
Jane Lewis-Raymond	47,769	(9)	(13)
Karl W. Newlin	38,442	(10)	(13)
Kevin M. O’Hara	79,354	(11)	(13)
Franklin H. Yoho	101,095	(12)	(13)
Directors and Executive Officers as a Group (28)	1,112,944	(13)	1.4%

(1)	Unless otherwise indicated, each beneficial owner listed has sole voting and investment power.

(2)	Beneficial owner shares voting and investment power for all shares with his or her spouse.

(3)	Includes 400 shares held by Mr. Everett’s spouse for which she has sole voting and investment power.

(4)	Includes 2,000 shares held by Ms. Shaw’s spouse for which he has sole voting and investment power and of which Ms. Shaw disclaims beneficial ownership.

(5)	Includes 660 shares held in an IRA.

(6)	Includes 231,651 shares for which Mr. Skains has shared voting and investment power with his spouse and 2,988 shares held in his 401(k) Plan account.

(7)	Includes 4,000 shares for which Mr. Tarwater has shared voting and investment power with his spouse.

(8)	Includes 13,000 shares held by Mr. Wright’s spouse for which she has sole voting and investment power.

(9)	Includes 2,109 shares held in her 401(k) Plan account.

(10)	Includes 1,000 shares for which Mr. Newlin has shared voting and investment power with his spouse.

(11)	Includes 67,847 shares for which Mr. O’Hara has shared voting and investment power with his spouse and 2,843 shares held in his 401(k) Plan account.

(12)	Includes 77,037 shares for which Mr. Yoho has shared voting and investment power with his spouse, including 1,000 shares held in an IRA, and 3,011 shares held in his 401(k) Plan account.

(13)	Each director and executive officer individually owned less than 1% of the outstanding Common Stock as of January 11, 2016.

A change in control will occur if the Duke Merger is consummated.

PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement     39

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, certain officers and any persons holding more than 10% of the Company’s Common Stock are required to report their initial ownership of Common Stock and any subsequent changes in their ownership to the SEC. Specific due dates have been established by the SEC, and the Company is required to disclose in this Proxy Statement any known failure to file by those dates. Based upon Section 16(a) reports furnished to the Company during or with respect to the 2015 fiscal year, the Company believes that all Section 16(a) reports were filed on a timely basis.

PROPOSAL 3	ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Board of Directors recommends a vote FOR approval of this resolution.

We encourage you to review the complete description of the Company’s executive compensation programs provided in the “Executive Compensation” section of this Proxy Statement, including the “Compensation Discussion and Analysis” and the “Executive Officer Compensation Disclosure Tables” sections.

As discussed in “Executive Compensation—Compensation Discussion and Analysis” below, the compensation programs for the Company’s NEOs (who are the officers listed in the Summary Compensation Table in “Executive Compensation—Executive Officer Compensation Disclosure Tables”) are designed to support the Company’s objectives of attracting, motivating and retaining a high-quality executive team that will enable the Company to accomplish its overall business mission and objectives. The program is based on the following Board-approved executive compensation principles:

•	Pay base salary at or near the median (50th percentile) of the competitive marketplace;

•

Provide short- and long-term incentive awards that are designed to motivate the NEOs to achieve superior Company performance while placing an increasing amount of total compensation at risk as the executives assume greater responsibility in the Company;

•

If exceptional or stretch performance results are achieved, pay total direct compensation (the sum of base salary and short- and long-term incentive compensation) at or near the 75th percentile of the competitive marketplace;

•	Provide limited perquisites; and

•	Provide market-level retirement benefits.

As required by Section 14A of the Exchange Act, our shareholders will have the opportunity at the Annual Meeting to endorse or not endorse the compensation of our NEOs through a non-binding vote (commonly known as a “say-on-pay” vote) on the following resolution:

RESOLVED, that the compensation of the named executive officers of the Company, as disclosed pursuant to Securities and Exchange Commission rules, including in the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

Even though the result of the say-on-pay vote is non-binding, the Board of Directors and Compensation Committee value the opinions that shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions.

40    PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides our shareholders an in-depth description and analysis of the Company’s executive compensation program and the compensation earned by the Company’s most senior executives (referred to as “named executive officers” or “NEOs” in this section) under the program. The Compensation Committee of the Board of Directors administers the program with the assistance of an independent compensation consultant directly retained by the Compensation Committee.

Named Executive Officers Introduction

Our named executive officers are:

Thomas E. Skains — Chairman of the Board, President and Chief Executive Officer.

Karl W. Newlin — Senior Vice President and Chief Financial Officer.

Franklin H. Yoho — Senior Vice President and Chief Commercial Officer.

Kevin M. O’Hara — Senior Vice President and Chief Administrative Officer.

Jane Lewis-Raymond — Senior Vice President and Chief Legal, Compliance and External Relations Officer.

A biography for each named executive officer can be found on page 38.

Executive Summary

Key Executive Compensation Practices

The chart below summarizes key features of our executive compensation program.

	What We Do:	page		What We Don’t Do:	page
✓	We link every aspect of compensation to our Strategic Directives	43	✗	We don’t allow hedging involving company securities	55
✓	We make a significant part of compensation at risk based on achieving robust and meaningful performance goals	43, 49-54	✗	We don’t grant stock options	--
✓	We target base pay and total compensation at the median of the competitive market place	45	✗	We don’t accrue dividend equivalents on long-term incentive plan awards	--
✓	We provide market-level retirement benefits and limited perquisites	54-55	✗	We don’t grant time-vested equity awards outside of extraordinary circumstances	53
✓	We require executives to own a significant amount of Company stock	55	✗	We don’t guarantee bonuses	--
✓	We have double-trigger change-in-control arrangements for executive officers triggered by both the occurrence of a change in control and termination of employment	56	✗	We don’t have an “evergreen” feature in our Incentive Compensation Plan – only our shareholders can approve equity issuable under the Plan	--
✓	We avoid compensation practices that encourage inappropriate risk taking and engage in robust risk monitoring to stay within Board-approved risk tolerances	57-58	✗	We don’t allow pledging of shares under 125% of share ownership requirements and we limit pledging of shares above that level – No NEO or director has pledged any shares of Company stock	55
✓	We have an independent compensation consultant to advise on compensation levels and structure	45	✗	We don’t provide tax gross-ups on perquisites or benefits (other than for certain relocation expenses pursuant to our relocation policy)	--

PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement     41

EXECUTIVE COMPENSATION

2015 Business Highlights

The Compensation Committee believes the strong connection between our compensation practices and the financial and operating success of the Company helped produce another year of solid performance and achievement for the Company as demonstrated by the following fiscal year 2015 business highlights:

•

We entered into a $4.9 billion all cash merger agreement (“Merger Agreement”) with Duke Energy, $6.7 billion enterprise value (with assumed debt). This cash transaction, at $60 per share, represents a 51% premium to the 30-day volume weighted average price of the Company’s stock prior to October 26, 2015, the date the transaction was announced.

•	We generated net income of $137 million and basic earnings per share of $1.74.

•	We generated a total shareholder return (stock price appreciation and dividends) of 58% for the three-year period ended October 31, 2015.

•	Our Board of Directors approved a 3.1% increase in the annualized dividend, the 37th consecutive year of annual dividend increases for our Company.

We also demonstrated success in other areas of the Company:

•	We increased our customer additions by 5% over last year.

•	We achieved target performance on our Company Mission, Values and Performance (MVP) Plan. The Company MVP Plan is a
balanced scorecard designed to address the interests of our shareholders, customers, employees and communities.

•	We achieved stretch performance on our MVP safety objective.

•	We achieved target performance on our MVP health and wellness objective.

•	We achieved target performance on our MVP customer loyalty objective.

•	We achieved target performance on our MVP company reputation objective and threshold performance on our MVP community involvement objective.

•	We executed a utility capital expenditure program of $455 million resulting in a total asset growth of more than $2 billion since 2010, an increase of 67%.

•	We received approval of $27.5 million in total annual margin revenue adjustments in North Carolina and $19.6 million in total in Tennessee under integrity management regulatory mechanism.

•	We generated $81 million in wholesale secondary marketing margins, of which $60 million was credited to lower the gas costs of our customers.

•	We successfully completed a public offering of $150 million of long-term debt while maintaining our favorable credit ratings.

•	We raised $54.1 million from issuing 1.5 million shares of stock under an at-the-market equity sales program.

Please refer to our 2015 Annual Report or Form 10-K for more information.

2015 Executive Compensation Highlights

Piedmont’s executive compensation program establishes a strong connection between the incentive compensation opportunities for our executives and the business strategies and financial and operating success of the Company. As part of Piedmont’s strategic planning process, the Board of Directors has identified seven strategic directives to drive Piedmont’s long-term financial and operating success:

•	Expand our core natural gas and complementary energy-related businesses to enhance shareholder value;

•	Preserve financial strength and flexibility;

•	Promote the benefits of natural gas;

•	Be the energy and service provider of choice;

•	Achieve excellence in customer service every time;

•	Execute sustainable business practices; and
•	Enhance our healthy, high-performance culture.

The financial performance metrics under our short- and long-term incentive compensation plans—annual earnings per share (EPS) performance, EPS growth, return on equity (ROE), and relative total shareholder return (TSR)—measure our progress in achieving the first two strategic directives. Our progress on the remaining five strategic directives is measured by the performance on non-financial metrics under our annual MVP Plan. These non-financial metrics are employee safety, customer loyalty, community involvement and employee wellness, which are described on page 49.

Our progress on these strategic directives is also measured through achievement by each NEO of specific business objectives. These objectives are included in his or her annual individual performance plan that determines merit increases in base salary. Metrics that measure an NEO’s success in demonstrating leadership competencies and the Company’s core values, which provide the foundation for successful execution of our strategic objectives, are also included in each NEO’s annual individual performance plan.

42    PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement

EXECUTIVE COMPENSATION

There is a Strong Connection Between Piedmont’s Business Strategies and Executive Compensation

Strategic Directives	Incentive Compensation Components
Expand Our Core Natural Gas and Complementary Energy-Related Businesses to Enhance Shareholder Value	Relative TSR, ROE and EPS growth are the metrics used to measure performance under the Long Term Incentive Plan (LTIP).
Preserve Financial Strength and Flexibility

Annual EPS performance carries the heaviest weight and serves as an incentive payout trigger on the Company MVP Plan. It is the only measure under the Short Term Incentive Plan (STIP).

Relative TSR, ROE and EPS growth are the metrics used to measure LTIP performance.

Promote the Benefits of Natural Gas	Performance on Customer Loyalty, Community Involvement and Company Reputation is measured through external customer surveys. These are performance measures on the MVP Plan.
Be the Energy and Service Provider of Choice
Achieve Excellence in Customer Service Every Time
Execute Sustainable Business Practices	Employee participation in our Safety programs is measured on the MVP Plan.
Enhance Our Healthy, High-Performance Culture

Employee participation in health screenings, risk assessments and other wellness activities is a performance measure on the MVP Incentive Plan.

Merit increases are based in part on demonstration of core values and leadership competencies.

All Strategic Directives	Achievement of NEO-specific business objectives supporting the strategic directives is a significant factor in determining the NEO’s merit increase.

Based on their performance under the Company’s incentive plans, for the 2015 fiscal year the named executive officers earned:

•	Base salary;

•

Mission, Values, Performance (MVP) Incentive Plan awards at 100% of the target level, based on target results for 2015 adjusted EPS and between threshold and stretch achievement of the non-financial performance measures;

•	Short-Term Incentive Plan awards equal to 100% of the target level, based on target results for 2015 adjusted EPS; and

•

Long-Term Incentive Plan awards equal to 102% of the target level for the three-fiscal-year period that ended October 31, 2015, based on near target results for adjusted EPS growth, target results for relative TSR, and above target results for return on equity.

The Company incurred significant expenses related to merger

negotiations at the end of fiscal 2015. This resulted in EPS performance below the threshold levels under the 2015 MVP and 2015 Short-Term Incentive Plan, which would result in no payout under these broad-based employee incentive plans, as well as EPS growth performance below the threshold level under the EPS growth component of the 2015 Long-Term Incentive Plan, which would also result in no payout under that component. The Merger Agreement permitted the exclusion of merger-related expenses from measurement of performance goals under the Company’s performance-based plans. Because EPS performance was tracking at target performance level prior to merger negotiations and continued at target level through the end of fiscal 2015 but for merger-related expenses, the Compensation Committee exercised its discretion to exclude $11 million of after-tax merger-related expenses from the calculation of the EPS performance measures under the Company’s incentive compensation plans, to arrive at an adjusted EPS for compensation purposes of $1.87.

PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement     43

EXECUTIVE COMPENSATION

The charts below show the target total direct compensation opportunities and the compensation actually earned and realized in fiscal year 2015 for Chairman, President and Chief Executive Officer Thomas E. Skains and the other named executive officers, expressed as a percentage of total direct compensation. Performance-based compensation includes MVP, STIP and LTIP. The retention award for Mr. Skains includes the payout of the first of three tranches, which is equal to 20% of the award. The award, granted in December 2011, intended to preserve continuity of CEO leadership while the Company executes the important long-term objectives and initiatives included in the Company’s Board-approved strategic plan.

The table below summarizes the total direct compensation Mr. Skains realized in 2015. Realized compensation differs from the compensation amounts shown in the Summary Compensation Table on page 59, which includes some elements of compensation, such as the grant date value of equity awards, that may or may not be realized in the future. The realized compensation table is intended to show the value Mr. Skains was actually paid from equity awards as well as his other current realized compensation.

MR. SKAINS FISCAL YEAR 2015 REALIZED COMPENSATION

		Equity Awards
Base Salary	MVP/STIP	LTIP	Retention Award Vesting	Other	Total
$ 894,091	$729,222	$2,145,611	$547,927	$24,561	$4,341,412

The base salary and MVP/STIP amounts in the realized compensation table are the same as the amounts reported in the Summary Compensation Table on page 59. The “Other” column includes the amounts reported in the “All Other Compensation” column of the Summary Compensation Table other than matching contributions to the Company’s 401(k) Plan and Company contributions to the Company’s Defined Contribution Restoration Plan, because payment of those contributions is deferred until Mr. Skains’ retirement.

Upon the effectiveness of the Duke Merger:

•

outstanding equity awards held by the named executive officers convert to a right to receive cash based on specified performance levels (which are no less than target level) or convert into Duke Energy restricted stock units;

•	STIP and MVP awards will be paid at target level (or in certain circumstances at the actual performance level, if higher), prorated for the performance period;
•	account balances under the Company’s Defined Contribution Restoration Plan will be subject to accelerated vesting; and

•	Mr. Skains shall receive, and the other named executive officers may also be entitled to receive, severance payments under their severance agreements.

See “Executive Compensation — Compensation Discussion and Analysis – Treatment of Compensation Plans upon Effectiveness of Merger” beginning on page 56 for more information.

Executive Compensation Advisory Votes

At the 2015 annual meeting of shareholders, the Company’s executive compensation program was approved on an advisory basis by approximately 97% of the votes cast. Outreach with our institutional investors in 2015 highlighted the importance placed on the link between strategy and compensation and the need for continued clarity and transparency on compensation program components, but no changes to the existing executive compensation program were requested. The Compensation Committee is firmly committed to pay for performance – providing the Company’s executives with compensation opportunities that are tied to Company performance, shareholder value creation and competitive market practices.

At the Special Meeting of Shareholders held on January 22, 2016, Piedmont’s shareholders approved on an advisory basis the compensation that may be paid or may become payable to the NEOs in connection with, or following, the consummation of the Duke Merger.

44    PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement

EXECUTIVE COMPENSATION

Executive Compensation Objectives and Principles

The Company’s executive compensation program is designed to support the Company’s objectives of attracting, motivating and retaining a high-quality executive team that will enable the Company to accomplish its overall business mission and objectives. The program is based on the following Board-approved executive compensation principles:

•	Pay base salary and target total compensation at or near the median (50th percentile) of the competitive marketplace;

•

Provide short- and long-term incentive awards that are designed to motivate the NEOs to achieve superior Company performance while placing an increasing amount of total compensation at risk as the executives assume greater responsibility in the Company;

•

If exceptional or stretch performance results are achieved, pay total direct compensation (the sum of base salary and short- and long-term incentive compensation) at or near the 75th percentile of the competitive marketplace;

•	Provide limited perquisites; and

•	Provide market-level retirement benefits.

A significant portion of the annual compensation of our NEOs is at-risk and varies with annual business performance. At-risk compensation is based on the Company’s financial results relative to pre-established targets and formulas for calculating payouts. The Compensation Committee and the Board of Directors exercised discretion on 2015 EPS performance by excluding merger-related costs..

The compensation earned by the Company’s NEOs is intended to reflect each executive’s experience and expertise, functional responsibilities and individual performance as well as the overall performance of the Company. Consistent with the Company’s high-performance culture, the executives’ at-risk, performance-based compensation increases as their responsibility and ability to impact Company results increases. The long-term incentive compensation opportunities, as a percentage of base salary, are greater than the short-term incentive compensation opportunities, in order to encourage longer term, strategic action by the executives.

A secondary objective of the executive compensation program, achieved through equity grants and stock ownership guidelines, is to promote stock ownership by the NEOs to further align their interests with those of the Company’s shareholders and mitigate compensation risk.

Compensation Consultant

The Compensation Committee has the sole authority to retain and terminate consulting firms to assist in the evaluation of executive compensation and to approve the fees of such consultants. The Compensation Committee engaged Hay Group, Inc., an affliate of Korn Ferry (“Hay Group”), as its independent compensation consultant for fiscal year 2015. In fiscal year 2015, Hay Group advised the Compensation Committee on the following matters:

•	Analysis of the competitive position of the Company’s executive compensation program;

•	Review of the pay recommendations made by the CEO for the Company’s officers;

•	Administration of the Company’s LTIP, including setting performance unit award levels under the 2018 LTIP for the three-year performance period that began on November 1, 2015;

•	Review of the Peer Group used for competitive benchmarking;

•	Review of market and Peer Group proxy data for comparable positions;

•	Simulations of pay-for-performance analysis;

•	Review of market benchmark and compensation survey data used to set compensation for the named executive officers; and
•	Compliance with the disclosure rules for executive compensation.

•	Treatment of impact of merger-related expenses on performance measures; and

•	Analysis of excise tax impacts of change in control severance payments.

Each year, the Compensation Committee reviews the performance and level of service provided by Hay Group, as well as related fees. The Compensation Committee also reviews Hay Group’s independence annually, in accordance with the consultant independence factors in the New York Stock Exchange listing requirements. In fiscal year 2015, Hay Group also provided the Directors and Corporate Governance Committee with an analysis of the competitive position of the Company’s director compensation program and provided general compensation consulting services to the Company related to compensation practice consulting, compensation survey data and job evaluation services. The Compensation Committee has assessed the independence of Hay Group pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Hay Group from independently advising the Compensation Committee.

Market Benchmarking

The Compensation Committee uses data from two sources as reference points to ensure that the Company’s executive compensation program offers competitive total compensation opportunities and reflects best practices in compensation plan design. These two sources are a benchmark peer group of publicly traded companies engaged in the natural gas distribution and/or transmission business (“Peer Group”) and compensation survey data from a broad cross-section of industrial companies in the United States.

The Compensation Committee reviews and selects the Peer Group companies on an annual basis after considering the following criteria:

•	The company is domiciled in the United States.

•	The company is publicly traded in the U.S. energy industry with primary focus on natural gas distribution and transmission businesses.

•	The company has a multi-state customer service territory.

•	The company has annual revenues between $1 and $10 billion.

•	The company has comparable market capitalization to Piedmont.

PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement     45

EXECUTIVE COMPENSATION

When possible, the Compensation Committee has included peer companies that meet all of the above-stated criteria. However, to ensure that the Company’s peer group is large enough for proper benchmarking, it has included some companies that meet a majority, but not all, of the criteria, and are appropriately comparable to the Company.

In December 2014, the Compensation Committee approved the inclusion of ONE Gas, Inc. in the Company’s peer group beginning in fiscal year 2015. ONE Gas, Inc. is a publicly traded natural gas distribution company that was separated from ONEOK, Inc. during 2014, and meets a majority of the Company’s peer group criteria.

In July 2015, NiSource completed its separation into two publicly traded companies, Columbia Pipeline Group, which is a natural gas pipeline, midstream and storage company with a master limited partnership structure, and NiSource, which is a fully regulated natural gas and electric utility company operating in multiple states. As a result, NiSource continues to meet a majority of the Company’s peer group criteria.

Peer Group Company	Ticker Symbol	Natural Gas Distribution & Transmission Businesses (% of Income)		Distribution Pipeline Miles[a]	Transmission Pipeline Miles[a]	Multi-State Customer Service Territory	Revenue (in Million $)[b]	Market Capitalization (in Million $)[b]
AGL Resources, Inc.[c]	GAS	51%		36,765	2,633	✓	4,644	5,584
Atmos Energy Corporation[d]	ATO	89%		69,209	6,580	✓	4,520	5,180
CenterPoint Energy, Inc.[e]	CNP	31%		72,926	610	✓	8,496	8,187
Laclede Group, Inc.[f]	LG	93%		28,207	501	✓	1,961	2,255
New Jersey Resources Corporation[g]	NJR	58%		7,074	227		3,117	2,358
NiSource, Inc.[h]	NI	78%		57,346	4,685	✓	5,267	5,550
Northwest Natural Gas Company[i] ONE Gas Inc.[j]	NWN OGS	99 100	% %	13,574 39,248	654 2,576	✓ ✓	740 1,729	1,153 2,238
Questar Corporation[k]	STR	51%		17,494	3,495	✓	1,161	3,674
South Jersey Industries, Inc.[l]	SJI	89%		6,339	123		920	1,693
Southwest Gas Corporation[m]	SWX	83%		30,435	869	✓	2,248	2,493
Vectren Corporation[n]	VVC	34%		5,393	214	✓	2,521	3,180
WGL Holdings, Inc.[o]	WGL	99%		13,456	199	✓	2,677	2,700
Summary Statistics
75th Percentile		93%		39,248	2,633		4,520	5,180
Median		83%		28,207	654		2,521	2,700
Average		73%		30,574	1,797		3,077	3,557
25th Percentile		51%		13,456	227		1,729	2,255
Piedmont Natural Gas Co., Inc.[p]	PNY	91%		22,488	2,924	✓	1,382	2,789
Percent Rank		71%		46%	Above 75%		Below 25%	52%

[a] Distribution & transmission mileage derived from the 2014 PHMSA annual report for all companies.
[b] Source — Standard & Poor’s Research Insight. Revenue shown is 12 month trailing revenue for the most recent fiscal quarter ended June 2015. Market capitalization was determined as of June 30, 2015.
Segmentsincluded in the natural gas distribution & transmission income percentage:
[c] distribution, midstream & storage
[d] distribution, transmission & storage
[e] distribution, interstate pipeline, field services
[f] regulated gas distribution
[g] distribution, energy holdings
[h] distribution, transmission & storage
[i] gas utility, storage
[j] gas utility
[k] Questar gas & Questar pipeline
[l] gas utility
[m] natural gas operations
[n] gas utility
[o] regulated utility
[p] Piedmont includes its utility segment as well as its regulated non-utility ventures in natural gas distribution & transmission income.

46    PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement

EXECUTIVE COMPENSATION

Our CEO’s tenure is another factor the Compensation Committee uses when considering and comparing compensation data within the Peer Group. Among the Peer Group companies, the average and median CEO tenures are significantly less when compared to Mr. Skains’ tenure of thirteen years.

CEO Compensation and Tenure

*	As reported in the Summary Compensation Table of the most recent proxy statement filing.

The Compensation Committee also uses as a reference point information provided by Hay Group on annual base salary levels and trends in the broader U.S. general industrial market. The U.S. industrial market data is compiled from Hay Group’s Industrial Executive Compensation Report, an annual executive compensation survey with data on more than 100 executive level positions from over 300 organizations. The Compensation Committee uses the report data to ensure that the Company’s executive compensation programs are competitive with industrial companies that are not in the natural gas distribution business. The report data is summarized for the Compensation Committee and the identities of the companies included in the report are not known or considered by the Compensation Committee. The U.S. industrial market data from the report, together with the Peer Group data, is referred to as the “Market Benchmark.”

Compensation Setting Process

The Compensation Committee evaluates and sets compensation for the NEOs annually, based on the Market Benchmark as well as input from the Company’s CEO on the performance of the NEOs, excluding himself. Under the executive compensation principles approved by the Board, base salaries are targeted at the median (50th percentile) of the Market Benchmark. Incentive or “at-risk” compensation, while targeted at the median (50th percentile) of the Market Benchmark, is intended to be the compensation component that will motivate the executive team to achieve superior results and, when accomplished, reward them accordingly. When exceptional performance results are achieved by meeting aggressively set “stretch” targets, total direct compensation levels (base salary plus short- and long-term incentive compensation) are at or near the 75th percentile of the Market Benchmark. The Compensation Committee uses the Market Benchmark to establish the 50th and 75th percentiles.

The Company’s CEO develops pay recommendations for the NEOs, excluding himself, based on:

•	The Market Benchmark;
•	Each executive’s individual performance, experience and expertise, and functional responsibilities; and

•	Overall Company performance, both financial and non-financial.

The CEO is assisted in the development of the pay recommendations by the Company’s Total Rewards department. The Compensation Committee reviews the pay recommendations with the advice of Hay Group concerning the competitiveness of the compensation based on the Market Benchmark and alignment with the Company’s executive compensation philosophy. The Compensation Committee then sets the base salary and incentive opportunities for the NEOs (other than the CEO) based on its review of the pay recommendations. The Compensation Committee sets the base salary and incentive opportunities for the CEO based on a performance evaluation of the CEO and a similar informational analysis of the Market Benchmark with the advice and assistance of Hay Group.

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EXECUTIVE COMPENSATION

Elements of Compensation

Component	Purpose	How Determined	Performance- Based?
Base Salary	Base compensation for services rendered	Median (50th percentile) of competitive market	No	(1)
Mission, Values, Performance (MVP) Plan	Reward achievement of financial, employee safety, employee wellness, customer loyalty and community involvement goals	Actual performance versus threshold, target and stretch goals established by the Compensation Committee	Yes
Short Term Incentive Plan (STIP)	Reward achievement of annual EPS target	Actual EPS versus threshold, target and stretch goals established by the Compensation Committee	Yes
Long Term Incentive Plan (LTIP)	Reward growth in EPS, level of ROE and level of TSR relative to Peer Group	Actual increase in earnings per share, actual ROE versus weighted average allowed ROE and actual TSR versus Peer Group at threshold, target and stretch levels established by the Compensation Committee	Yes
Retention Awards	Support executive retention	Analysis of competitive market	No	(2)
Retirement Benefits	Provide a base level of retirement income and encourage additional savings for retirement	Analysis of competitive market	No
Perquisites	Support position responsibilities and provide a more tangible benefit than an equivalent amount of cash compensation	Analysis of competitive market	No

(1)

While base salary is not performance-based, merit pay increases are based on achievement of business objectives supporting the strategic directives and demonstration of core values and leadership competencies.

(2)

Although not performance-based, retention awards are at-risk because their value varies based on the Company’s performance as it affects the market price of the Company’s Common Stock and the dividends to be paid.

Base Salary

The Company’s compensation philosophy requires that the base salary levels for the NEOs reflect each executive’s individual performance, experience and expertise, and functional responsibilities. To determine the appropriate base salary levels necessary to attract and retain top quality executives, the Compensation Committee reviews in December of each year the Market Benchmark data described above, which is presented and explained by Hay Group. This data is used to create salary ranges and recommended base salaries targeted at the median (50th percentile) of the Market Benchmark. The Compensation Committee then reviews the NEO’s current base salary against this market information, based on the executive’s functional responsibilities.

NEO base salary increases also reflect the performance, experience and expertise of the individual executive. The Compensation Committee’s evaluation of individual performance is primarily based on each executive’s demonstration of the Company’s core values and leadership competencies and the attainment of annual business objectives for which the executive has responsibility.

•

Core values and leadership competencies. The Company’s core values (such as decision making, strategic thinking and communication) and leadership competencies (organizational leadership, communication, achievement and personal leadership) are subjective measures of how each executive performs his or her work in accordance with the Company’s core values and corporate culture.

•

Annual business objectives. Annual business objectives are related to the Company’s strategic directives. The performance objectives for fiscal year 2014 were specific corporate initiatives in the executive’s areas of responsibility and were used by the Compensation Committee to assess merit increases for the NEOs for fiscal year 2015. Some of the key business objectives were:

–	Pursue a Customer Information System strategy that includes customer experience and technology roadmaps to support business demands

–	Improve the ease of doing business by implementing and communicating solutions to increase the use of online services

–	Communicate the message that our product is comfortable, affordable, reliable and environmentally responsible

–	Identify and pursue natural gas delivery business opportunities

–	Enhance our company-wide security activities and resources covering our employees, company information and pipeline system assets

–	Define and monitor Piedmont’s enterprise risk appetite

–	Execute financing plan that supports debt-to-capital goals

–	Pursue quality and process opportunities that translate into business efficiencies and cost savings

Individual performance in the core values and leadership competencies components (weighted at 45%) and business objectives components (weighted at 55%) determined the NEO’s score on his or her annual performance plan. The target base salary merit increase percentage (3.0% for 2015 compensation) was adjusted to reflect the NEO’s score relative to the average of all Company officers. This amount was further adjusted by an amount, if any, determined by the Compensation Committee that targeted a resulting salary level in the range of the median (50th percentile) of the competitive marketplace based on the Market Benchmark, taking into account that executive’s experience and expertise as well as the operating performance and financial condition of the Company.

48    PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement

EXECUTIVE COMPENSATION

In December 2014, the Committee approved the following base salary increases for the NEOs.

Executive	2015 Base Salary	2014 Base Salary	% Increase
Mr. Skains	$898,115	$871,955	3%
Mr. Newlin	$442,900	$430,000	3%
Mr. Yoho	$453,572	$440,360	3%
Mr. O’Hara	$389,299	$377,960	3%
Ms. Lewis-Raymond	$383,160	$372,000	3%

Annual Incentives—Mission, Values,

Performance (MVP) Plan

The Company’s MVP plan is an annual Company-wide plan covering all regular employees. For fiscal year 2015, the NEOs had a target MVP plan cash incentive equal to 6% of fiscal year eligible earnings. The threshold, target and stretch levels for the financial and non-financial measures in the MVP plan were approved by the Compensation Committee of the Board of Directors at the beginning of the fiscal year 2015. The Compensation Committee approved the award at the end of the fiscal year based on adjusted results of EPS.

The MVP plan is designed to establish financial (weighted 30%) and non-financial (weighted 70%) goals, which are critical to the Company’s business mission and values, and reward achievement of those goals. The financial goal is measured by the Company’s actual basic EPS and the four non-financial goals are employee safety, customer loyalty, community involvement and employee wellness. All of these measures are described below:

•	Basic EPS – comprised 30% of the MVP plan. EPS is a measure of achievement of the Company’s financial goals. As used in this Proxy Statement, EPS refers to basic or undiluted EPS.

•

Employee Safety – comprised 25% of the MVP plan and measured the number of the Company’s physical locations certified for promoting effective safety and health management systems. The internal certification process (called “SHIELD”) consists of four stages and is a stepping stone toward the federal Voluntary Protection Program.

•

Customer Loyalty – comprised 25% of the MVP plan and gauged overall customer loyalty, based on customer responses to survey questions administered by an independent consulting firm for the Company. The customer loyalty score was determined by using a weighted average scoring method.

•

Community Involvement – comprised 10% of the MVP plan and gauged the Company’s reputation (5%) and community involvement (5%), based on customer responses to survey questions administered by an independent consulting firm for the Company. The community involvement score was determined by using a weighted average scoring method.

•

Employee Health and Wellness – comprised 10% of the MVP plan and measured employee participation in health screenings, health risk assessments and additional wellness activities. The employee health and wellness score was determined by using a weighted average scoring method.

The threshold, target and stretch performance levels for each measure are intended to reward improvement over prior year actual performance. The MVP plan awards are contingent on the achievement of a predetermined Company basic EPS target of $1.87 for 2015 to ensure the awards are funded with profit levels consistent with the Company’s earnings objectives for shareholders. If EPS performance is less than 95% of target ($1.78), there would be no cash distribution. If EPS performance is at 95% of target ($1.78), there would be a 50% distribution. If EPS is at 100% of target ($1.87), there would be a 100% distribution. If EPS is at 105% ($1.96) or greater than target, there would be a 150% distribution. As long as the overall MVP plan score is equal to or greater than a target score of 2, the MVP plan payout is based solely on EPS performance. If the overall MVP plan score is less than a target score of 2, the payout is reduced proportionately. Actual results for each measure were determined at fiscal year-end and compared to the threshold, target and stretch performance levels. Actual results falling between these levels are determined by linear interpolation.

The following table shows the threshold, target and stretch levels for each measure in the MVP plan and the actual fiscal year 2015 results for each measure:

Goals	Threshold (Score=1)	Target (Score=2)	Stretch (Score=3)	Weight	Actual Performance	Year-End Score	Weighted Score
EPS	$1.78	$1.87	$1.96	30%	$1.87 *	2.0	0.60
Employee Safety	65% of all Piedmont locations at SHIELD Stage 3 level and 40% at SHIELD Stage 4 level	75% of all Piedmont locations at SHIELD Stage 3 level and 50% at SHIELD Stage 4 level	85% of all Piedmont locations at SHIELD Stage 3 level and 60% at SHIELD Stage 4 level	25%	85%/60%	3.0	0.75
Customer Loyalty	Customer loyalty score of 8.32	Customer loyalty score of 8.42	Customer loyalty score of 8.52	25%	8.42	2.0	0.50
Community Involvement	Reputation score of 8.88	Reputation score of 8.98	Reputation score of 9.08	5%	9.00	2.0	0.11
	Community Involvement score of 5.96	Community Involvement score of 6.16	Community Involvement score of 6.36	5%	5.96	1.0	0.05
Employee Wellness	91% participation in health screening and health risk assessment and 55% participation in two additional wellness activities	93% participation in health screening and health risk assessment and 60% participation in two additional wellness activities	95% participation in health screening and health risk assessment and 65% participation in two additional wellness activities	10%	95%/59%	2.4	0.24
FISCAL YEAR 2015 MVP PLAN WEIGHTED SCORE: 2.25
			* Adjusted for merger-related expenses

PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement     49

EXECUTIVE COMPENSATION

The Company’s adjusted EPS of $1.87, which excludes merger-related expenses, at 100% of target and the MVP plan weighted score of 2.25 resulted in an overall MVP plan payout at 100% of the target level. The Compensation Committee approved the award based on results on the objective measures after adjustments for merger-related expenses.

The 2015 MVP plan target, maximum and actual payouts for the NEOs are shown in the following table.

Executive	Target Opportunity as Percentage of Fiscal Year Eligible Earnings	Target 2015 MVP Plan Award	Maximum 2015 MVP Plan Award	Actual 2015 MVP Plan Award(1)
Mr. Skains	6%	$58,377	$87,566	$58,377
Mr. Newlin	6%	$28,775	$43,163	$28,775
Mr. Yoho	6%	$29,482	$44,223	$29,482
Mr. O’Hara	6%	$25,304	$37,956	$25,304
Ms. Lewis-Raymond	6%	$24,896	$37,344	$24,896
(1)	These amounts are also reported in the “Non-Equity Plan Incentive” column of the Summary Compensation Table in “Executive Officer Compensation Disclosure Tables.”

Annual Incentives—Short Term Incentive

Plan (STIP)

The Company’s STIP rewards short-term (annual) financial performance. The Compensation Committee reviews and approves STIP cash incentive opportunities for the NEOs each year, taking into account each executive’s responsibilities, competitive pay practices and overall Company financial performance. STIP cash incentive compensation opportunities are expressed as a percentage of base salary earned for the fiscal year. The target percentages, combined with the 6% MVP plan target opportunity, were increased in fiscal year 2015 to align with median market practices for annual incentive compensation opportunities based on the Market Benchmark. The STIP target for Mr. Skains was increased from 60% to 75% of base salary and the STIP targets for the other NEOs were increased by 5%, based on the Compensation Committee’s review of competitive market practices for short-term incentive compensation opportunities.

STIP awards are made based on the achievement of a predetermined Company basic EPS target for the fiscal year, $1.87 for fiscal year 2015. This target was approved by the Compensation Committee and is consistent with the Company’s earnings objectives for shareholders, and results in a direct correlation between pay and performance. If EPS performance is less than 95% of target ($1.78), there would be no cash distribution. If EPS performance is at 95% of target ($1.78), there would be a 50% distribution. If EPS is at 100% of target ($1.87), there would be a 100% distribution. If EPS is at 105% ($1.96) or greater than target, there would be a 150% distribution. STIP awards for EPS performance levels between 95% and 105% of target are determined by linear interpolation.

For fiscal year 2015, adjusted EPS performance was $1.87 after adjustments for merger-related expenses. This performance resulted in incentive payouts equal to 100% of the target level. The Compensation Committee approved the award based on adjusted results of EPS. The 2015 STIP target, maximum and actual payouts for the NEOs are shown in the following table.

Executive	Target Opportunity as Percentage of Fiscal Year Base Salary	Target 2015 STIP Award	Maximum 2015 STIP Award	Actual 2015 STIP Award(1)
Mr. Skains	75%	$670,845	$1,006,268	$670,845
Mr. Newlin	55%	$242,604	$363,906	$242,604
Mr. Yoho	55%	$248,449	$372,674	$248,449
Mr. O’Hara	45%	$174,472	$261,708	$174,472
Ms. Lewis-Raymond	45%	$171,720	$257,580	$171,720
(1)	These amounts are also reported in the “Non-Equity Plan Incentive” column of the Summary Compensation Table in “Executive Officer Compensation Disclosure Tables.”

Long Term Incentives (LTIP)

To support the Company’s pursuit of long-term shareholder value, as well as the motivation and retention of a high-quality executive team, the Company makes LTIP awards to the NEOs and other key management employees. Combined with the STIP and MVP plan incentive opportunities, the Company’s LTIP emphasizes “pay at risk” for the Company’s NEOs in a manner consistent with the Company’s high-performance culture.

The LTIP is designed to reward long-term Company performance against objective financial goals as well as relative TSR performance (stock price appreciation with dividends reinvested) against the Company’s Peer Group.

Under the LTIP, the Compensation Committee awards equity units to the NEOs under a formula that considers position, base salary and stock price/performance share valuation at the time of award, and the number of months of participation. The formula includes a discount for risk of forfeiture over the performance period. Grant sizes are also reviewed in light of the Market Benchmark for each executive’s position to ensure that grant sizes are competitive. Each equity unit awarded is equivalent in value to one share of Common Stock. No dividends or dividend equivalents are paid or accrued on these units. The shareholder approved Incentive Compensation Plan (ICP) includes a maximum number of shares that can be issued for equity awards under the ICP. Only shareholders can approve equity under the ICP. There is no evergreen provision that automatically replenishes issuable shares.

50    PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement

EXECUTIVE COMPENSATION

2015 LTIP AWARDS (EARNED IN FISCAL YEARS 2013-2015)

The following table summarizes the actual results against the performance measures under the LTIP for the three-year performance period that ended on October 31, 2015. The ROE performance measure was added to the LTIP plan design commencing with the performance period that began on November 1, 2012 for the 2015 LTIP.

	EPS Growth				Relative Total Shareholder Return (TSR)
	Performance Levels				Performance Levels
	Threshold	Target	Stretch	Adjusted Performance	Threshold	Target	Stretch	Actual Performance
CAGR*	3.0%	4.0%	5.0%	3.8%	25th	50th to 74th	90th	58th
Amount	$1.82	$1.88	$1.93	$1.87	percentile	percentile	percentile	percentile
*	“CAGR” means compound annual growth rate.

Return on Equity (ROE)
Performance Levels
Threshold	Target	Stretch	Actual Performance
95% of Weighted Average Allowed ROE	100% of Weighted Average Allowed ROE	120% of Weighted Average Allowed ROE	108% of Weighted Average Allowed ROE

The EPS performance (37.5% weight), relative TSR ranking (37.5% weight) and ROE (25% weight) shown above for the three-year performance period ended October 31, 2015 generated a total incentive payout equal to 102% of each executive officer’s 2015 LTIP target opportunity. The basis for the EPS growth calculation was the basic EPS of $1.67 for fiscal year 2012. The Company’s three-year compound annual EPS growth was 3.8%, after adjustments for merger-related expenses, compared to a 4.0% target performance level. The Company was in the 58th percentile for TSR relative to the

Peer Group over the three-year performance period. The third measure, which is the average ROE allowed by the Company’s state regulatory commissions in a given year over the Company’s utility service territories and weighted by the net plant in service in each of the same service territories, was at 108%. The Compensation Committee approved the award based on results of the objective measures after adjustments to 2015 EPS to exclude merger-related expenses. The LTIP Award target, maximum and actual awards to the NEOs for the performance period ended October 31, 2015 are shown in the following table.

Executive	Target LTIP Award	Maximum LTIP Award	Actual LTIP Award
Mr. Skains	36,679 shares	55,019 shares	37,413 shares
Mr. Newlin	10,608 shares	15,912 shares	10,820 shares
Mr. Yoho	11,114 shares	16,671 shares	11,336 shares
Mr. O’Hara	9,539 shares	14,309 shares	9,730 shares
Ms. Lewis-Raymond	9,205 shares	13,808 shares	9,389 shares

2017 LTIP AWARD TARGETS (GRANTED IN FISCAL YEAR 2015)

Target opportunities for LTIP awards granted in fiscal 2015 for the NEOs are summarized in the following table.

Executive	Target Opportunity as Percentage of Base Salary	Target Opportunity Number of Shares(1)
Mr. Skains	100%	31,590 shares
Mr. Newlin	60%	9,347 shares
Mr. Yoho	60%	9,572 shares
Mr. O’Hara	60%	8,216 shares
Ms. Lewis-Raymond	60%	8,086 shares
(1)	The target opportunity number of shares was based on a stock price of $38.01 on October 31, 2014.

The LTIP awards granted in December 2014 will be paid out based on the levels of absolute financial performance and relative Peer Group performance achieved by the Company during the three year LTIP performance period that began on November 1, 2014 and will end on October 31, 2017. These LTIP awards are referred to as the “2017 LTIP.” Three measures are used to determine performance, all of which are predicated on creating long-term value for the Company’s shareholders:

•	A stated compound annual increase in Company basic EPS determines 37.5% of the LTIP award payout;

•

The Company’s percentile ranking for TSR (including stock price appreciation with dividends reinvested) performance in comparison to the Peer Group companies determines 37.5% of the LTIP award payout; and

•	The Company’s actual ROE in comparison to the blended allowed ROE granted by the Company’s state regulatory authorities determines 25% of the LTIP award payout.

The LTIP measures recognize three very important factors for investors—the Company’s long-term EPS growth, its relative TSR performance against peer companies and the ability to earn its allowed ROE. In choosing these measures and determining the target levels for each measure, the Committee concluded the following:

•	EPS Growth: Based on Piedmont’s business mix and risk profile, our investors should expect a 4% annual earnings growth rate over time. This target aligns with the Company’s long-term strategic plan.

PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement     51

EXECUTIVE COMPENSATION

•

Relative TSR: TSR (stock price appreciation with dividends reinvested) is a key factor that investors consider when making an investment decision. The Company should seek to provide a TSR that is equal to or better than its peers.

•

ROE: State regulatory authorities determine an allowed ROE when approving rates for the Company’s utility operations. Due to “regulatory lag,” there is immediate downward pressure on equity returns as the Company adds to its rate base through capital investments (because return on significant levels of rate base investment is generally not recovered until future regulatory proceedings). Therefore, the Company should seek to generate actual equity returns through its utility and non-utility businesses that ensure optimal returns for its shareholders. The target level for this metric is the weighted average allowed utility ROE, which is the average ROE allowed by the Company’s state regulatory commissions in a given year over the Company’s utility service territories, weighted by the net plant in service in each of the same service territories. Actual ROE will be the Company’s fiscal year end Net Income divided by average Total Stockholder’s Equity for each fiscal year within the performance period, as reported in the Company’s Forms 10-K and 10-Q filed with the SEC, and as such includes results for total Company operations, including utility and non-utility businesses.

The following tables summarize the three performance components of the 2017 LTIP awards granted in December 2014.

EPS GROWTH

Three-Year Compound Annual EPS Increase/EPS(1)		Payout Percentage for EPS Growth Component of LTIP Award(2)
Stretch	5.0%/$2.14	150%
Target	4.0%/$2.08	100%
Threshold	3.0%/$2.02	50%
Less than Threshold		No payout
(1)	Basic EPS for fiscal year 2014 at $1.85 is the basis for the calculation of compound annual EPS increase target.

(2)	LTIP payouts for EPS performance between the performance levels shown above are determined by linear interpolation.

RELATIVE TOTAL SHAREHOLDER RETURN (TSR)(1)

Company Performance Ranking in Comparison to Peer Group Performance		Payout Percentage for TSR Component of LTIP Award(1)
Stretch	90th percentile or higher	150%
	75th to 89th percentile	125%
Target	50th to 74th percentile	100%
	40th to 49th percentile	75%
Threshold	25th to 39th percentile	50%
Less than Threshold	Below 25th percentile	No payout
(1)	TSR performance is calculated based on a 20-day average stock price immediately preceding the beginning and end of the 3-year performance period.

RETURN ON EQUITY (ROE)

Actual ROE as a Percentage of Weighted Average Allowed Utility ROE		Payout Percentage for ROE Component of LTIP Award(1)
Stretch	120% or greater of weighted average allowed ROE	150%
Target	100% of weighted average allowed ROE	100%
Threshold	95% of weighted average allowed ROE	50%
Less than Threshold	Less than 95% of weighted average allowed ROE	No payout
(1)	LTIP payouts for ROE performance between the performance levels shown above are determined by linear interpolation.

All outstanding LTIP incentive opportunities, as well as proposed new grants, are reviewed each year by the Compensation Committee to ensure the targeted Company performance levels and total compensation mix for named executive officers are consistent with the

Company’s executive compensation philosophy. The Company does not have any program, plan or practice to time “off-cycle” awards in coordination with the release of material non-public information.

52    PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement

EXECUTIVE COMPENSATION

ACCELERATED PERFORMANCE AWARDS

The Merger Agreement with Duke Energy provides for the conversion of the shares of common stock subject to outstanding LTIP Awards at the time of the Merger Agreement (at the performance level specified in the Merger Agreement) into the right to receive $60 cash per share upon the closing of the transactions contemplated under the Merger Agreement. In November and December 2015, the Compensation Committee of our Board of Directors authorized participants to elect to accelerate the payment and taxation of their 2016 and 2017 LTIP awards, assuming target levels of performance, and receive payment of the awards in the form of restricted shares of our common stock, net of shares withheld for applicable taxes. The acceleration of the payment and taxation of these awards will mitigate the possible effects of Section 280G of the Internal Revenue Code resulting from change in control severance payments, including increasing the deductibility of such payments for the Company. The accelerated payout of the LTIP awards, at a 96% election rate, occurred on December 15, 2015.

In connection with the election to accelerate the 2016 and 2017 LTIP awards, each participant executed a share repayment agreement to repay to the Company the net after-tax shares of common stock issued to him or her in connection with the acceleration, as well as shares of common stock resulting from the reinvestment of dividends paid with respect to these shares of common stock, to the extent the shares of common stock would not otherwise have been earned or payable absent the acceleration. Under the share repayment agreement, the shares of common stock delivered to the participants, including dividends paid by the Company, may not be transferred or encumbered until such shares of common stock are no longer subject to repayment under the applicable repayment agreement. The restricted shares and dividends earned thereon are subject to full or partial cancellation if the participant leaves the Company prior to consummation of the merger or if the merger with Duke Energy is not consummated and the performance objectives are not achieved. The participants otherwise have all rights of shareholders with respect to the restricted shares.

Executive	Restricted Shares of Common Stock Subject to Repayment under the Accelerated 2016 LTIP Award	Restricted Shares of Common Stock Subject to Repayment Under the Accelerated 2017 LTIP Award
Mr. Skains	18,322 shares	16,521 shares
Mr. Newlin	5,183 shares	4,674 shares
Mr. Yoho	5,308 shares	4,786 shares
Mr. O’Hara	4,556 shares	4,108 shares
Ms. Lewis-Raymond	4,484 shares	4,043 shares

Retention and Other Stock Unit Awards

The Compensation Committee has the ability to grant stock awards and stock unit awards under the Company’s Incentive Compensation Plan. The availability of these awards provides the Compensation Committee with flexibility in addressing compensation in a variety of circumstances. One such circumstance is retention of key executives. Retention awards are strategic components of the Company’s compensation program, but are not awarded on a regular basis. The Compensation Committee will only award restricted stock and retention units to (i) support the Company’s executive retention strategy, (ii) further align the executives’ interests with those of the Company’s shareholders by rewarding long-term shareholder value creation and (iii) diversify the mix of compensation under the Company’s executive compensation program comparable to the Company’s Peer Group.

In 2015, there was one outstanding retention award, granted to Mr. Skains in December 2011 with the intent to preserve continuity of CEO leadership while the Company executes the important long-term objectives and initiatives included in the Company’s Board-approved strategic plan. The first tranche of the December 2011 retention award included 20% of the grant which was vested and paid in December 2014 to Mr. Skains. The remainder of the December 2011 grant pays out in December of 2015 (30%) and 2016 (50%). No new retention awards were granted in 2015.

The Merger Agreement provides for the conversion of the shares, subject to the December 2011 retention award, into the right to receive $60 cash per share upon the closing of the transactions contemplated under the Merger Agreement. In November 2015, the Compensation Committee authorized the accelerated payment and taxation of the last tranche (50%) of the grant to Mr. Skains by allowing him to elect to receive payment of the retention award in the form of restricted shares of our common stock, net of shares withheld for applicable taxes. The acceleration of the payment and taxation of the last tranche of the December 2011 retention award will mitigate the effects of Section 280G of the Internal Revenue Code resulting from change in control severance payments, including increasing the deductibility of such payment for the Company. The scheduled payout of the second tranche and the acceleration and payout of the last tranche of the December 2011 retention award occurred on December 15, 2015.

In connection with the election to accelerate the last tranche of the December 2011 retention award, Mr. Skains executed a share repayment agreement to repay to the Company upon the occurrence of certain specified events 19,554 restricted shares of common stock, the net after-tax shares of common stock issued to him in connection with the acceleration, as well as shares of common stock resulting from the reinvestment of dividends paid with respect to these restricted shares. Under the share repayment agreement, the restricted shares, including dividends thereon, may not be transferred or encumbered until such restricted shares are no longer subject to repayment under the applicable repayment agreement. The restricted shares and dividends earned thereon are subject to cancellation if Mr. Skains leaves the Company (i) prior to consummation of the merger or (ii) if the merger has not occurred by such time the date the award would be vested absent the acceleration. Mr. Skains otherwise will have all rights of shareholders with respect to the restricted shares.

PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement     53

EXECUTIVE COMPENSATION

Summary of Compensation Components—Mix of Total Direct Compensation

The following charts show the mix of the target total direct compensation opportunities and the mix of compensation elements actually earned and realized in fiscal year 2015 by Mr. Skains and the other NEOs. The actual compensation realized from the incentive compensation opportunities is determined by Company performance over a one year period (in the case of the MVP Plan and STIP) or a three year performance period (in the case of LTIP).

Retirement Benefits

The Company provides employees several retirement benefit plans and the opportunity to save additional amounts for retirement or other long-term financial goals. A summary of the retirement benefit plans is below.

Retirement Plan	Description/Features	Eligible Employees	Company’s Contribution
401(k) Plan	Defined contribution plan	Full-time and part-time employees	Match 100% up to 5% of employee’s eligible earnings
Defined Benefit Pension Plan	Traditional final average pay formula	Full-time and part-time employees hired prior to January 2008	Benefit based on pay, years of service and age at time of distribution
Money Purchase Pension Plan	Defined contribution plan	Full-time and part-time employees hired in January 2008 or after	Annual contribution equal to 4% of eligible earnings plus another 4% of earnings exceeding Social Security wage base
Defined Contribution Restoration Plan	Supplemental retirement benefits	Officers	Annual contribution equal to 13% of eligible compensation exceeding Internal Revenue Code compensation limitation for qualified retirement plans
Voluntary Deferral Plan	Savings plan for long term financial goals by deferring a portion of base salary and annual cash incentive compensation	Officers and key management employees	None
Term Life Insurance	Individual life insurance policies	Officers and key management employees	Policy premiums

The 401(k) plan is available to all employees and the NEOs participate in the 401(k) Plan on the same terms as other eligible employees, up to the Internal Revenue Code limitations.

In addition to the 401(k) plan, the Company also maintains a traditional pension plan for employees hired prior to January 2008 and a Money Purchase Pension Plan for employees hired in or after January 2008, after the traditional pension plan was closed to new participants.

Employees accrue benefits under the traditional pension plan for up to 35 years of service. All of the NEOs participate in the traditional pension plan except Mr. Newlin. Because Mr. Newlin was hired after 2008, he participates in the Money Purchase Pension Plan. The Company makes a contribution to that plan on his behalf equal to 4% of his total annual compensation (base salary and annual cash incentive compensation) plus another 4% (for a total of 8%) of the portion of his total annual compensation that exceeds the Social Security wage base.

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All officers of the Company (including the Company’s NEOs) are eligible to participate in the Defined Contribution (DC) Restoration Plan, a non-qualified plan that provides supplemental retirement benefits because their benefits under the qualified retirement plans are adversely affected by the Internal Revenue Code limitations that apply to the qualified retirement plans. The plan’s objective is to bring the targeted retirement income for the covered officers to the same percentage as non-affected employees would receive under the qualified retirement plans. The Company credits each participant’s DC Restoration Plan account with an amount equal to 13% of the participant’s total annual compensation that exceeds the Internal Revenue Code compensation limitation that applies to the Company’s qualified retirement plans. A participating NEO’s DC Restoration Plan account becomes vested after the participant completes five years of service.

The Voluntary Deferral Plan is a non-qualified plan that allows the NEOs and other key employees to save additional amounts for retirement or other long-term financial goals by electing to defer a portion of their base salary and annual cash incentive compensation. No Company contributions are made to the Voluntary Deferral Plan. All amounts deferred by participants under the Voluntary Deferral Plan are fully vested. None of the NEOs contributed to the Voluntary Deferral Plan during fiscal year 2015.

The Company also maintains individual term life insurance policies for the NEOs ($1,950,000 for Mr. Skains, $200,000 for Mr. Newlin, $1,450,000 for Messrs. Yoho and O’Hara and $950,000 for Ms. Lewis-Raymond). The coverage amounts are higher for NEOs who participated in the former Supplemental Executive Benefit Plan to preserve the life insurance coverage benefit they had under that plan prior to its termination in 2008.

Other Compensation

As part of a comprehensive executive pay program, the Company provided the NEOs the following perquisites in fiscal year 2015:

•	Reimbursement of tax preparation expenses (annual capped allowance);

•	Home security (Mr. Skains only);

•	Limited spousal travel associated with Company functions; and

•	Sporting, cultural and other entertainment events, including participation of family members.

Management and the Compensation Committee believe that the perquisites described above support and facilitate position responsibilities, while providing a more tangible benefit than an equivalent amount of cash compensation. These perquisites are considered in the Compensation Committee’s review of total compensation for the NEOs. However, because these perquisites represent a relatively small portion of the NEOs’ total compensation, they do not materially influence the Compensation Committee’s decisions regarding total compensation. The Company does not provide any tax gross-up on perquisites or other benefits (other than for certain relocation expenses pursuant to our relocation policy).

Executive Stock Ownership Guidelines

At the recommendation of the Compensation Committee, the Company’s Board has established stock ownership guidelines for all employees who participate in the LTIP, including the NEOs. The Committee strongly advocates stock ownership as a means to better align management interests with those of shareholders. The targeted ownership level for Mr. Skains is Common Stock having a market value equal to five times his base salary. The targeted ownership level for each of the other NEOs is Common Stock with a market value equal to three times his or her base salary. Each NEO has a period of five years to achieve the applicable targeted ownership level of Common Stock, but they are deemed to be in compliance with the guidelines if they retain all Common Stock awarded to them through equity awards until their applicable base salary multiple is achieved. Up to 25% of STIP awards will be used to purchase Common Stock if an executive does not meet the ownership guidelines because of his or her sale or disposition of Common Stock due to financial hardship or other approved purposes.

These stock ownership targets are consistent with the Market Benchmark. The Compensation Committee also reviews on a regular basis the amount of stock owned by each NEO to ensure they are in compliance with the guidelines. Each NEO is in compliance with the stock ownership guidelines.

The Company’s Insider Trading Policy prohibits all its employees and members of its Board of Directors from engaging in hedging and other speculative transactions involving or based on Company securities. The Insider Trading Policy also prohibits members of the Board of Directors as well as all employees at or above director-level from pledging their Company securities as collateral for loans, except that with prior written consent of the Chief Compliance Officer and the Chief Administrative Officer (or in the case of a Board member, the Board’s Directors and Corporate Governance Committee) and certification to financial capacity to repay the loan without selling the pledged securities. Such persons may pledge shares that are in excess of 125% of their required share ownership. None of the shares owned by officers or members of the Company’s Board of Directors are pledged.

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Employment Agreements

Each NEO is party to an Amended and Restated Employment Agreement (the “Employment Agreement”) with the Company. In approving the Employment Agreements, the Compensation Committee determined that the continued retention of the services of the NEOs on a long-term basis is in the best interest of the Company in that it promotes the stability of senior management and enables the Company to retain the services of well-

qualified officers with extensive contacts and experience in the natural gas distribution industry. Each of these Employment Agreements is substantially similar, and the material terms of the agreements are described below in the “Post-Employment Benefits” Section of the “Executive Officer Compensation Disclosure Tables.”

Retirement Policy

The Company requires its senior officers (CEO and his officer direct reports) to retire from employment with the Company by the annual shareholder meeting following the date the officer attains age 65. The

Board of Directors may waive this requirement, in which case, employment may continue until such time as the Board of Directors withdraws its approval of the continued employment.

Severance and Change-in-Control Agreements

The Company believes that the occurrence of a change-in-control can create insecurity among senior executives regarding continued employment. In view of this, the Company has entered into a Severance Agreement with each NEO. The primary objective of the Severance Agreements is to protect the Company’s interests by eliminating the distraction created by the lack of severance upon termination. This objective is evidenced by the Company’s use of a “double trigger” arrangement, requiring both a change-in-control event (as defined in the agreements) and the executive’s involuntary or constructive termination in order for severance benefits to be paid. The severance benefits provided under the Severance Agreements are based on a competitive design and costing analysis of the Peer Group conducted for the Compensation Committee by Hay Group.

The Company does not pay any tax gross-ups on benefits paid under the Severance Agreements. Under the Severance Agreements, in the event that any payment or benefit received or to be received by the officer constitutes a non-deductible “parachute payment” (in whole or part) under

Section 280G of the Internal Revenue Code, then the executive is responsible for the payment of the related excise taxes under Section 4999 of the Internal Revenue Code. If it is determined that reducing the benefits below the level at which they become “excess” parachute payments would result in a greater after-tax benefit to the executive, these benefits will be reduced to the extent necessary to exclude such benefits from Section 4999 taxation. The Company believes that this “greater of” approach delivers a greater portion of the intended severance benefit to the executive without incurring the additional expense of a tax gross-up.

The Severance Benefits (Termination Following a Change-in-Control) Table and accompanying narrative and footnotes in “Executive Officer Compensation Disclosure Tables” disclose the severance benefits payable under the Severance Agreements to each NEO, based on a hypothetical Company change-in-control and involuntary or constructive employment termination date of October 31, 2015.

Treatment of Compensation Plans upon Effectiveness of Merger

The Merger Agreement provides that upon the effectiveness of the Duke Merger, which constitutes a change-in-control event, outstanding equity awards, cash incentive awards and balances under certain executive compensation plans will be treated as follows:

•

Each share of Common Stock subject to the retention award granted to Mr. Skains in December 2011 (and each share of Common Stock that would result under the retention award from accruing cash dividends on the shares of Company common stock subject to the retention award) will become vested and will be cancelled at the effective time in exchange for a cash payment equal to the number of shares of Common Stock subject to such award (and accrued dividends) multiplied by $60. In light of the accelerated payment to Mr. Skains, in the form of restricted shares of Common Stock, of the remaining 50% tranche of his retention award that would otherwise have been payable in December 2016, upon effectiveness of the Duke Merger (assuming Mr. Skains is an employee of the Company immediately prior thereto) he will be entitled to receive $60 for each restricted share.

•

Each performance share award of the Company granted under the Company’s equity incentive plans prior to the execution of the Merger Agreement will become vested and will be cancelled at the effective time in exchange for a cash payment equal to the number of shares of Common Stock subject to such award (based on target performance or, if the effective time occurs within 2 1/2 months after the end of the applicable performance period but prior to settlement of the performance share awards, the greater of target or the actual number of shares of Common Stock issuable with respect to such performance share awards based on actual performance) multiplied by $60. In light of the accelerated payment to named executive officers of the 2016 LTIP and 2017 LTIP awards in the form of restricted shares of Common Stock, upon effectiveness of the Duke Merger (assuming the named executive officers are employees of the Company immediately prior thereto) each named executive officer will be entitled to receive $60 for each restricted share.

•

Each performance share award of the Company granted under the Company’s equity incentive plans after the execution of the Merger Agreement but prior to the effective time (such as the 2018 LTIP award granted in December 2015) will be converted at the effective time into a Duke Energy retention stock unit award (“RSU Award”), with the number of shares of Duke Energy common stock subject to such Duke Energy RSU Award equal to 125% of the target number of shares of Common Stock subject to such performance share award immediately prior to the effective time multiplied by a fraction, the numerator of which is $60 and the denominator of which is the average of the volume weighted averages of the trading prices of Duke Energy common stock on the NYSE on each of the five

56    PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement

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consecutive trading days ending on (and inclusive of) the trading day that is two trading days prior to the closing date (rounded down to the nearest whole share). The Duke Energy RSU Awards will be subject to the same vesting schedule and payment terms and similar terms and conditions as apply to the performance share awards immediately prior to the effective time, except that the performance-based vesting conditions will cease to apply to the Duke Energy RSU Awards and vesting will be subject to the holder of the Duke Energy RSU Award remaining continuously employed by Duke Energy or its affiliates through the date on which the performance period applicable to the performance share awards immediately prior to the effective time would have ended. Duke Energy RSU Awards will be subject to 100% accelerated vesting upon certain types of terminations of employment after the closing.

•	Named executive officers will receive prorated cash bonuses under the STIP and MVP Plan at the effective time (based on target performance or, if the effective time occurs within 2 1/2 months after the end of the applicable performance period but prior to payment of the cash bonuses for the completed period, the greater of target level or actual performance),

•

Account balances under the Company’s Defined Contribution Restoration Plan will be subject to accelerated vesting at the effective time, as well as distribution upon a subsequent separation from service (as defined in the Company’s Defined Contribution Restoration Plan) within 24 months after the effective time.

At the Special Meeting of Shareholders held on January 22, 2016, Piedmont’s shareholders approved on an advisory basis the compensation that may be paid or may become payable to the NEOs in connection with, or following, the consummation of the Duke Merger.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid by a public company to its Chief Executive Officer and certain other executive officers to $1 million in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

The Company considers the impact of this rule when developing and implementing short- and long-term incentive programs to meet the deductibility requirements by focusing on performance-based incentive compensation opportunities. The Company believes it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, the Company has not adopted a policy that all compensation must qualify as deductible under Section 162(m). Amounts paid under the compensation program, including base salaries, MVP plan awards and grants of deferred shares (restricted stock and retention units), may not qualify as performance-based compensation excluded from the limitation on deductibility.

Compensation Risk Assessment

During fiscal year 2015, the Compensation Committee reviewed and discussed an analysis by Company management of the relationship between the Company’s compensation practices and risk. After reviewing and discussing the analysis, the Compensation Committee concluded that the Company’s compensation practices do not encourage inappropriate risk taking and therefore are not reasonably likely to have a material adverse effect on the Company. The Committee’s conclusion was based, in part, on the following:

•

Award payouts are capped. Annual cash bonuses under the STIP and MVP plan are capped at 150% of each participant’s target award. STIP individual targets range from 3% to 75% of base salary and MVP plan individual target awards range from 2% to 6% of eligible earnings. LTIP awards are capped at 150% of each participant’s target award and individual target awards range from 20% to 100% of base salary.

•

Annual performance targets are based on a Board-approved business plan that is the product of a well-defined Company planning process. The threshold, target and maximum performance levels for STIP and MVP plan awards are based on an overall Company business plan that has been reviewed and approved by the Board of Directors and are in line with the Company’s budget and announced market guidance.

•

The Board monitors performance against the Board-approved budget. The Company’s annual capital budget and budgeted earnings per share reflect the Board-approved business plan and are approved in advance by the Board of Directors. Performance compared to budget is reviewed regularly with the Board. The Company has numerous internal controls to monitor actual performance compared to budget.

•

Balance exists between base salary and performance-based compensation. The caps on performance-based incentive compensation insure an appropriate balance between base salary and performance-based incentive compensation.

•

Balance exists between short-term and long-term performance. The balance between short-term (STIP and MVP plan) targets and long-term (LTIP) targets supports a balanced focus on both short-term and long-term performance. One of the LTIP performance metrics is the Company’s compound annual EPS growth rate. The three year EPS growth rate under the LTIP provides a balance to the annual EPS performance metric under the STIP and MVP plan.

•

Internal controls over financial reporting are effective. The Company’s controls include written policies and guidelines, internal audits, regular reviews by management and by the Audit Committee, and careful selection and training of accounting personnel. The internal controls minimize the risk that incentive awards will be based on EPS performance that is inaccurate.

•

Board oversight of award measures and payouts. The Compensation Committee reviews and approves the measures for all awards for which executive officers are eligible, reviews actual Company performance at the end of each performance period and approves all STIP, MVP plan and LTIP awards prior to payment of any awards.

•

Payout curve under incentive plans is linear. The payout curve under the incentive plans, from threshold to maximum, is a straight line (linear) progression, which mitigates against inappropriate risk-taking to achieve exponentially greater awards.

•

Stock ownership policy mitigates against short-term view. The Compensation Committee has adopted a stock ownership policy that requires significant stock ownership by executives who are members of the Company’s Leadership Council, all of whom

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EXECUTIVE COMPENSATION

participate in the Company’s long-term and short-term incentive plans. Requiring executives to retain their shares supports a focus on long-term performance.

•

Award programs focused on specific areas of the Company’s operations are limited and immaterial. Employees in a few specific areas of the Company’s operations are eligible for limited performance bonuses as an incentive for successful performance. The dollar amount of these awards is immaterial to the Company.

•	Compensation plans are methodically designed and administered. The Compensation Committee has adopted stated policies and practices for compensation plan design. The compensation plans are documented, communicated and administered on a consistent basis.

•

Board approves and monitors risk appetite. The Company implements a reporting framework based on Board-approved risk appetite statements that articulate risk-taking at the Company. Such statements are monitored by objective metrics, supplemented by subjective assessments, that gauge levels of risk taking. These metrics and assessments are provided to the Board’s Finance and Enterprise Risk Committee and the Board of Directors on a quarterly and annual basis for their oversight.

Conclusion

The Compensation Committee has reviewed all components of the compensation earned by the NEOs under the Company’s executive compensation program, including base salary, short- and long-term incentive compensation, retirement benefits and the dollar value of all perquisites and other personal benefits. The Compensation Committee concluded that the compensation components and the compensation in the aggregate are reasonable and appropriate and operated as intended in 2015 by continuing to support a strong link between pay and performance and the long-term interests of the Company’s shareholders.

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Executive Officer Compensation Disclosure Tables

The following tables disclose information related to the compensation of the Company’s NEOs. The first table, the Summary Compensation Table, provides a summary of the total compensation for the 2015 fiscal year of the Company’s Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2015. The tables following the Summary Compensation Table provide additional information about the elements of compensation presented in the Summary Compensation Table and the pension, deferred compensation and severance benefits of the NEOs. The tables include an introductory description and extensive explanatory footnotes to help you understand the information shown in the tables.

Summary Compensation Table

The following table summarizes the compensation of the NEOs. The table shows the base salary, the actual STIP and MVP Plan awards and all other compensation awarded to the NEOs for each fiscal year. The table also shows the grant date value, assuming target level performance, of the LTIP awards granted to the NEOs at the beginning of each fiscal year. The grant date values may or may not be realized by the NEOs depending on Company performance, the future market value of the Common Stock and the continued employment of the executive. The table includes the change each year in the present value of the Retirement Plan benefit of each NEO who is eligible to participate in that plan.

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR ENDED OCTOBER 31, 2015

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total
Thomas E. Skains	2015	$894,091	$0	$1,220,638	$0	$729,222	$59,690	$221,683	$3,125,324
Chairman, President and	2014	$868,048	$0	$1,122,075	$0	$802,444	$100,178	$218,682	$3,111,427
Chief Executive Officer	2013	$842,519	$0	$1,161,257	$0	$805,620	$4,879	$217,307	$3,031,582
Karl W. Newlin	2015	$440,916	$0	$361,168	$0	$271,379	$0	$98,370	$1,171,833
Senior Vice President	2014	$426,626	$0	$332,023	$0	$335,097	$0	$96,154	$1,189,900
and Chief Financial Officer	2013	$404,521	$0	$335,849	$0	$328,577	$0	$85,068	$1,154,015
Franklin H. Yoho	2015	$451,539	$0	$369,862	$0	$277,931	$39,227	$88,975	$1,227,534
Senior Vice President –	2014	$438,387	$0	$785,558	$0	$344,341	$69,469	$87,834	$1,725,589
Chief Commercial Officer	2013	$425,305	$0	$351,869	$0	$345,506	$947	$77,266	$1,200,893
Kevin M. O’Hara	2015	$387,555	$0	$317,466	$0	$199,776	$54,271	$71,012	$1,030,080
Senior Vice President –	2014	$376,266	$0	$291,825	$0	$243,266	$122,352	$72,254	$1,105,963
Chief Administrative Officer	2013	$365,038	$0	$302,005	$0	$244,001	$0	$64,696	$975,740
Jane Lewis-Raymond	2015	$381,443	$0	$312,443	$0	$196,616	$23,735	$62,733	$976,970
Senior Vice President –	2014	$369,245	$0	$287,213	$0	$238,716	$47,295	$61,427	$1,003,896
Chief Legal, Compliance and External Relations Officer	2013	$324,803	$0	$291,430	$0	$234,854	$0	$51,217	$902,304
(1)	Any bonuses included in the “Bonus” column represent sign-on bonuses.

(2)

The amounts reported in this column are the aggregate grant date fair values (excluding the effect of estimated forfeitures), computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation, of (a) equity-based awards to all of the NEOs under the Company’s LTIP and (b) a stock unit award representing 12,000 shares of the Company’s Common Stock made to Mr. Yoho in 2014 for his outstanding management and execution of business development growth opportunities for the Company. The grant date fair values included in this column for the 2017 LTIP performance awards granted on December 11, 2014 are based on the target level of performance and the closing market price of the Company’s Common Stock on the grant date ($38.64). If the highest level of performance is achieved, the amounts that will be received with respect to the 2017 LTIP awards (based on the closing market price of the Company’s Common Stock on the grant date) are as follows: Mr. Skains, $1,830,956; Mr. Newlin, $541,752; Mr. Yoho, $554,793; Mr. O’Hara, $476,199; and Ms. Lewis-Raymond $468,665. The grant date values may or may not be realized by the named executive officers depending on Company performance, the future market value of the Company’s Common Stock and the continued employment of the executive. The grant date fair value included in this column for 2014 for the stock unit award to Mr. Yoho is $445,560 (the product of the 12,000 shares represented by the award multiplied by the closing market price of the Company’s Common Stock on September 3, 2014, the last trading day preceding the date of the award ($37.13)). See Note 11 of the Company’s audited financial statements for the fiscal year ended October 31, 2015 (included in the Company’s annual report on Form 10-K filed with the SEC on December 23, 2015) for a discussion of the assumptions used in the calculation of these amounts.

(3)	The Company does not currently grant stock options.

(4)	The amounts set forth in this column were earned during fiscal 2015 and paid in early fiscal 2016 under the Company’s annual STIP and MVP Plans.

(5)	These amounts represent the increase in the actuarial present value of the officer’s accumulated benefit under the Company’s Retirement Plan.

(6)

The following table shows, by category and amount, all compensation included in the “All Other Compensation” column for the fiscal year ending October 31, 2015. Perquisites are comprised of tax preparation services, home security (Mr. Skains only), limited spousal travel associated with company functions, and sporting, cultural and other entertainment events, including the participation of family members.

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ALL OTHER COMPENSATION FOR FISCAL YEAR ENDED OCTOBER 31, 2015

Compensation Item	Mr. Skains	Mr. Newlin	Mr. Yoho	Mr. O’Hara	Ms. Lewis-Raymond
Company matching contribution to 401(k) plan	$13,250	$13,250	$13,250	$13,250	$13,250
Company contribution to the Money Purchase Pension Plan	$0	$16,120	$0	$0	$0
Company contribution to Defined Contribution Restoration Plan	$183,872	$65,663	$68,211	$46,959	$45,593
Insurance premium for Executive Life	$9,313	$362	$5,154	$5,691	$1,846
Perquisites (not exceeding $25,000 each)	$15,248	$2,975	$2,360	$5,112	$2,044
TOTALS	$221,683	$98,370	$88,975	$71,012	$62,733

Grants of Plan-Based Awards

The columns in the following table under the heading “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” show the threshold, target and maximum (stretch) incentive awards the NEOs could have earned under the Company’s annual STIP and MVP plans for fiscal year 2015, based upon the achievement of predetermined performance goals. The actual amounts earned under these plans for fiscal year 2015 are included in the “Non-Equity Incentive Plan Compensation”

column of the Summary Compensation Table above. The columns in the table under the heading “Estimated Future Payouts Under Equity Incentive Plan Awards” show the threshold, target and maximum performance units granted under the Company’s ICP for the three-year performance period that began on November 1, 2014 and will end on October 31, 2017 (2017 LTIP).

GRANTS OF PLAN BASED AWARDS FOR FISCAL YEAR ENDED OCTOBER 31, 2015

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards ($/sh)	Grant Date Fair Value of Stock and Options Awards(2)
Name	Grant Date	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
Thomas E. Skains	12/11/14				15,795	31,590	47,385	0	n/a	n/a	$1,220,638
		$364,611	$729,222	$1,093,833
Karl W. Newlin	12/11/14				4,674	9,347	14,021	0	n/a	n/a	$361,168
		$135,690	$271,379	$407,069
Franklin H. Yoho	12/11/14				4,786	9,572	14,358		n/a	n/a	$369,862
		$138,966	$277,931	$416,897
Kevin M. O’Hara	12/11/14				4,108	8,216	12,324	0	n/a	n/a	$317,466
		$99,888	$199,776	$299,664
Jane
Lewis-Raymond	12/11/14				4,043	8,086	12,129	0	n/a	n/a	$312,443
		$98,308	$196,616	$294,924
(1)

The formula to determine the number of units awarded to each participant considers position, base salary and stock price/performance share valuation at the time of award, and the number of months of participation. Each unit awarded is equivalent in value to one share of Common Stock. If performance measures are met, as determined and approved by the Compensation Committee, payouts of the award, in the form of Common Stock and up to 50% cash applied to taxes, will occur at the end of the performance period.

(2)

This column represents the value of the LTIP performance units (2017 LTIP) at target level of performance as awarded on December 11, 2014, based on the closing price of the Company’s Common Stock on the New York Stock Exchange on that date of $38.64. The actual number of LTIP performance units earned will be determined after the end of the three-year performance period ending on October 31, 2017. The grant date values may or may not be realized by the named executive officers depending on Company performance, the future market value of the Company’s Common Stock and the continued employment of the executive.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about unearned LTIP performance unit awards and unvested retention units held by the NEOs on October 31, 2015.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR FISCAL YEAR ENDED OCTOBER 31, 2015

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)(3)
Thomas E. Skains	n/a	n/a	n/a	n/a	n/a	59,824	$3,428,513	31,590	$1,810,423
								35,032	$2,007,684
								55,019	$3,153,110
Karl W. Newlin	n/a	n/a	n/a	n/a	n/a	0	$0	9,347	$535,677
								10,366	$594,075
								15,912	$911,917
Franklin H. Yoho	n/a	n/a	n/a	n/a	n/a	0	$0	9,572	$548,571
								10,615	$608,346
								16,671	$955,415
Kevin M. O’Hara	n/a	n/a	n/a	n/a	n/a	0	$0	8,216	$470,859
								9,111	$522,151
								14,309	$820,020
Jane	n/a	n/a	n/a	n/a	n/a	0	$0	8,086	$463,409
Lewis-Raymond								8,967	$513,899
								13,808	$791,308

(1)

The amount reported in this column for Mr. Skains represents the sum of 51,760 time-vested retention units granted on December 15, 2011, and 8,064 accrued dividend equivalent units, multiplied by the closing price of the Company’s Common Stock ($57.31) on October 30, 2015 (the last trading day of the 2015 fiscal year). These retention units vest on the following schedule: 37.5% in December 2015 and 62.5% in December 2016, provided he is employed by the Company on each vesting date (or if earlier, upon his death or disability). During the vesting period, dividend equivalent units will accrue on the retention units and vest according to the aforementioned vesting schedule. The units are payable in the form of one share of Common Stock for each vested retention unit remaining after payment of withholding taxes.

The amount in this column may or may not be realized by Mr. Skains depending on the future market value of the Company’s Common Stock and his continued employment.

(2)

The amounts in this column equal the target number of performance shares awarded under the ICP for the following performance periods (in descending order) multiplied by the closing price of the Company’s Common Stock ($57.31) on October 30, 2015: 2017 LTIP (November 1, 2014 to October 31, 2017) and 2016 LTIP (November 1, 2013 to October 31, 2016) and the maximum number (150% of target) of performance shares awarded under the ICP for the 2015 LTIP (November 1, 2012 to October 31, 2015). The amounts indicated are not necessarily indicative of the amounts that may actually be realized by the individual executives. The number of performance units earned under the 2015 LTIP for the three fiscal year period ended October 31, 2015 was 102% of target (less than the maximum (150% or target) shown in this column. .

The ICP sets forth the rights of participants, including the named executive officers, to receive an LTIP award upon various termination events. If a participant in the LTIP dies prior to the end of the applicable performance period, the participant’s designated beneficiary will receive the target number of performance shares. In the event a participant in the LTIP becomes disabled prior to the end of the applicable performance period, the participant will receive an award based on the Company’s performance for the full performance period. In the event a participant in the LTIP retires prior to the end of the applicable performance period, the participant will receive an award based on the Company’s performance for the full performance period, prorated to reflect the period of time during which the participant was an active participant during the performance period. In the event of a termination without cause or by employee for good reason within one year following a change-in-control, the target number of any performance shares outstanding (or the number based on actual performance if the termination occurs after the end of a performance period but before the award is paid) will become vested and must be paid to the participant within 2-1/2 months after the termination or end of performance period, as the case may be. If a participant’s employment terminates prior to the end of the applicable performance period for any other reason, the participant will not receive any award. The tables, footnotes and narrative set forth in the section entitled “Post-Employment Benefits” describe the rights of named executive officers to receive LTIP awards pursuant to their Employment Agreements and Severance Agreements.

(3)

The Merger Agreement with Duke Energy provides for the conversion of the shares subject to the 2016 and 2017 LTIPs at the time of the Merger Agreement (at the performance level specified in the Merger Agreement) and Mr. Skains’ RSUs into the right to receive $60 cash per share upon the closing of the merger transaction. Following authorization from the Compensation Committee, the Company allowed employees, including the NEOs, to elect to accelerate the payment and taxation of their outstanding 2016 and 2017 LTIPs assuming target level of performance, and additionally for Mr. Skains the RSUs, that would otherwise be eligible to vest during fiscal years 2016 and 2017 to mitigate the effects of Section 280G of the Internal Revenue Code, including increasing the deductibility of such payments for the Company. Each NEO elected to accelerate his or her 2016 and 2017 LTIP awards, and Mr. Skains elected to accelerate the RSUs.

In connection with the acceleration of the payment of the LTIP awards, which occurred on December 15, 2015, each NEO entered into a Share Repayment Agreement with the Company, pursuant to which each NEO agreed to repay to the Company the net after-tax shares issued to the NEO in connection with such acceleration (and shares resulting from the reinvestment of dividends paid with respect to such shares) to the extent the shares would not otherwise have been earned or payable absent the acceleration.

In connection with the acceleration of the payment of his RSUs, which also occurred on December 15, 2015, Mr. Skains also entered into a Share Repayment Agreement, pursuant to which Mr. Skains agreed to repay to the Company the net after-tax shares issued to him in connection with such acceleration (and shares resulting from the reinvestment of dividends paid with respect to such shares) to the extent these shares would not otherwise have been payable absent the acceleration.

Under the Share Repayment Agreements, the shares delivered to the NEOs, as well as all dividends paid by the Company with respect to such shares, which are required to be reinvested in additional shares, may not be transferred or encumbered until such shares are no longer subject to repayment under the applicable repayment agreement. The NEOs otherwise have all rights of shareholders with respect to such shares.

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EXECUTIVE COMPENSATION

Option Exercises and Stock Vested

The following table provides information about the performance-based and other stock awards earned in fiscal year 2015.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR ENDED OCTOBER 31, 2015

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
Thomas E. Skains	n/a	n/a	37,413	$2,144,139
Karl W. Newlin	n/a	n/a	10,820	$620,094
Franklin H. Yoho	n/a	n/a	11,336	$649,666
Kevin M. O’Hara	n/a	n/a	9,730	$557,626
Jane Lewis-Raymond	n/a	n/a	9,389	$538,084

(1)	The Company does not currently grant stock options.

(2)

The value shown in this table equals the number of units earned under the 2015 LTIP multiplied by the closing market price of the Company’s Common Stock on October 30, 2015 (the last trading day of the 2015 fiscal year) of $57.31.

Pension Benefits

The following table provides the actuarial present value of the benefit earned by each NEO under the Company’s Retirement Plan (other than Mr. Newlin who is not eligible to participate in the Retirement Plan). Mr. Newlin participates in the Company’s Money Purchase Pension Plan. The Company’s contribution to the Money Purchase Pension Plan for the benefit of Mr. Newlin is shown in footnote 6 to the Summary Compensation Table.

PENSION BENEFITS FOR FISCAL YEAR ENDED OCTOBER 31, 2015

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1)	Payments During Last Fiscal Year
Thomas E. Skains	Retirement Plan	20.5	$870,552	n/a
Karl W. Newlin(2)		n/a	n/a	n/a
Franklin H. Yoho	Retirement Plan	13.5	$463,469	n/a
Kevin M. O’Hara	Retirement Plan	27.5	$1,057,145	n/a
Jane Lewis-Raymond	Retirement Plan	9.5	$229,732	n/a

(1)

The Company’s Retirement Plan covers all full-time employees hired before January 1, 2008 upon attainment of age 21 and completion of one year of service, or attainment of age 30. The full cost of the Retirement Plan is paid by the Company. Benefits under the Retirement Plan are determined by a step-rate formula which utilizes the participant’s covered compensation, final average earnings and credited years of service. Benefits under the Retirement Plan become fully vested prior to normal retirement age upon the completion of five years of service with the Company.

The Retirement Plan benefit amounts represent the actuarial present value of each executive’s accumulated benefit using the same assumptions used by the Company for financial reporting purposes and each executive’s age, length of service and average annual compensation. Note 10 to the Company’s audited financial statements for the fiscal year ended October 31, 2015 (included in the annual report on Form 10-K filed with the SEC on December 23, 2015) describes the valuation assumptions used to calculate the actuarial present value of the Retirement Plan benefits.

(2)	Mr. Newlin is not eligible to participate in the Retirement Plan because he commenced employment after December 31, 2007.

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EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation

The following table provides information about contributions and earnings credited to the accounts of the NEOs under the Company’s Defined Contribution Restoration Plan during fiscal year 2015. None of the executive officers contributed to the Company’s Voluntary Deferral Plan during fiscal year 2015.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR ENDED OCTOBER 31, 2015

Name	Executive Contribution in Last FY	Registrant Contributions in Last FY(1)	Aggregate Earnings in Last FY	Aggregate Withdrawals / Distributions	Aggregate Balance at Last FYE(2)
Thomas E. Skains	$0	$183,872	$37,432	$0	$1,295,748
Karl W. Newlin	$0	$65,663	$3,897	$0	$231,728
Franklin H. Yoho	$0	$68,211	$15,030	$0	$478,641
Kevin M. O’Hara	$0	$46,959	$8,762	$0	$325,253
Jane Lewis-Raymond	$0	$45,593	$12,390	$0	$282,077

(1)

The amounts presented in this column represent Company credits to the executive officers’ accounts under the Defined Contribution Restoration Plan, a supplemental retirement benefit plan that covers officers whose benefits under the tax-qualified Retirement Plan are limited by the Internal Revenue Code limitations. These amounts are shown in footnote 6 to the Summary Compensation Table. The Company’s credits equal 13% of each participant’s total cash compensation (base salary and annual incentive compensation) that exceeds the Internal Revenue Code compensation limitation that applies to the Company’s tax-qualified Retirement Plans. The limitation was $265,000 for 2015. It is adjusted periodically by the Internal Revenue Service.

(2)

A participant’s account becomes vested after the participant completes five years of service with the Company. The named executive officers are fully vested in their accounts other than Mr. Newlin who has completed four years of service with the Company. The vested amount credited to a participant’s account will be distributed to the participant upon separation from service.

Post-Employment Benefits

The following tables show the benefits the named executive officers would have received (including the vesting of incentive awards that would have occurred) pursuant to each officer’s Employment Agreement and Severance Agreement if they had terminated employment under certain circumstances on October 31, 2015.

For each named executive officer included in the tables, any severance benefits, other than in the event of a change-in-control, are governed by the officer’s Employment Agreement. The term of employment under each Employment Agreement is for one year. The Employment Agreements are automatically extended for successive one-year periods. If written notice from the Company or the officer is delivered to the other party advising the other party that the Employment Agreement is not to be further extended, then the Employment Agreement will be terminated on the first anniversary of the date of notice (second anniversary for Mr. Skains). No extension may allow an Employment Agreement to extend beyond the date of the annual shareholder meeting following the date the officer attains age 65, or such later retirement date as may be approved pursuant to the Company’s Senior Officer Mandatory Retirement Policy as in effect from time to time. Under each Employment Agreement the officer is entitled to a base salary and to participation in any plan relating to incentive compensation, stock options, stock purchase, pension, thrift, profit-sharing, group life insurance, medical coverage, disability coverage, education, or other retirement or employee benefits that the Company has adopted, or may from time to time adopt, for the benefit of its executive officers and for employees generally. Each of these officers is also entitled to such customary fringe benefits as are consistent with the normal practices and established policies of the Company. Each Employment Agreement contains a covenant not to compete with the Company or its subsidiaries for the term of the Employment Agreement without the prior written consent of the Company.

Each Employment Agreement will be terminated upon the death or total permanent disability of the officer. Pursuant to the terms of each Employment Agreement, compensation will continue to be paid through the end of the month in which the officer dies. In the case of permanent disability, if the officer is absent from the full-time performance of his duties for six months, the Company may terminate the officer after 30 days’ notice. Upon permanent disability, the officer is entitled to all compensation through 90 days after the date of determination. If the officer is involuntarily terminated other than for cause, the Company will pay all compensation and benefits for 12 months after the effective date of termination or until the officer reaches age 65, whichever is earlier.

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EXECUTIVE COMPENSATION

The severance benefits shown in the table below for each named executive officer are based on a hypothetical termination date of October 31, 2015 for each of the termination events.

SEVERANCE BENEFITS (TERMINATION NOT DUE TO A CHANGE-IN-CONTROL) FOR FISCAL YEAR ENDED OCTOBER 31, 2015

Termination Events and Related Benefits(1)	Skains	Newlin	Yoho	O’Hara	Lewis- Raymond
Disability
Base salary for 3 months	$224,529	$110,725	$113,393	$97,325	$95,790
MVP for fiscal year ended 10/31/15	$58,377	$28,775	$29,482	$25,304	$24,896
TOTAL	$282,906	$139,500	$142,875	$122,629	$120,686
Involuntary without Cause
Base salary for 12 months	$898,115	$442,900	$453,572	$389,299	$383,160
MVP for fiscal year ended 10/31/15	$58,377	$28,775	$29,482	$25,304	$24,896
Target STIP for fiscal year ending 10/31/16	$673,586	$243,595	$249,465	$175,185	$172,422
Vesting of LTIP performance shares for performance period ending 10/31/16 (assuming target performance)	$2,007,684	$594,075	$608,346	$522,151	$513,899
Welfare benefits for 12 months	$13,425	$15,816	$14,100	$12,475	$2,959
TOTAL	$3,651,187	$1,325,161	$1,354,964	$1,124,414	$1,097,336
ANY OTHER TERMINATION	$0	$0	$0	$0	$0

(1)	All amounts assume an October 31, 2015 termination event and are based on the Company’s closing stock price of $57.31 on that date.

This table does not include amounts to which every participant in the LTIP, STIP and MVP plan, including the named executive officers, would be entitled upon various termination events. Pursuant to the ICP, if a participant in the STIP terminates employment prior to the end of the fiscal year due to death, the participant will receive the target award. In the event a participant in the STIP becomes disabled prior to the end of the fiscal year, the participant will receive an award based on the Company’s performance for the full fiscal year. In the event a participant in the STIP retires prior to the end of the fiscal year, the participant will receive an award based on the Company’s performance for the full fiscal year, prorated to reflect the period of time during which the participant was employed during the fiscal year. The treatment of STIP awards in the event of a change-in-control is discussed below in the narrative to the table “Payments Upon A Termination Of Employment Following A Change In Control For Fiscal Year Ended October 31, 2015.” If a participant’s employment terminates prior to the end of the fiscal year for any other reason, the participant will not receive any STIP award. If a participant in the MVP plan terminates employment prior to the end of the fiscal year due to death, the participant will receive an award based on target performance, prorated to reflect the period of time during which the participant was employed during the fiscal year. If a participant in the MVP plan becomes disabled prior to the end of the fiscal year, the participant will receive an award based on the Company’s performance for the full fiscal year prorated for any period of disability that extends beyond six months. If a participant in the MVP plan retires prior to the completion of the fiscal year, the participant will receive an award based on the Company’s performance for the full fiscal year, prorated to reflect the period of time during which the participant was employed during the fiscal year. If a participant’s employment terminates prior to the payment date for MVP plan awards for any other reason, the participant will not receive any award. Footnote 2 to the “Outstanding Equity Awards at Fiscal Year-End for Fiscal Year Ended October 31, 2015” table describes rights of each participant in the LTIP to receive a distribution of LTIP awards upon various termination events.

For each named executive officer, severance benefits in the event of a change-in-control are governed by the officer’s Severance Agreement and the ICP. Each named executive officer’s Severance Agreement is substantially similar. The agreements automatically renew for successive one-year periods unless either party gives specified prior notice of termination, provided that if a change-in-control of the Company occurs prior to the termination of the agreement, the term expires at the end of the 36th month after the month in which the change-in-control occurs. Under each agreement, during any period following a change-in-control that the officer fails to perform his full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company will pay the officer’s full salary and benefits at the rate in effect at the commencement of that period until the officer’s employment is terminated by the Company for permanent disability. Disability is defined as absence from full-time performance of the executive’s duties for a period of six consecutive months. If the officer’s employment is terminated for any reason following a change-in-control, the Company will pay the officer’s full salary and benefits through the date of termination at the rate in effect immediately prior to the date of termination and will pay the officer’s normal post-termination compensation and benefits as such payments become due, including a lump sum payment of vested, accrued and unpaid vacation pay.

In addition, the Severance Agreements provide that if an officer is terminated following a change-in-control, other than (i) by the Company for cause, (ii) by reason of death or disability or (iii) by the officer without good reason, including retirement from the Company, the Company shall (a) pay the officer a lump sum severance payment, in cash, equal to three times the sum of the officer’s then-current annual base salary and target bonus (STIP and MVP plan target opportunities combined)

as of the date of termination, and (b) for a three-year period following the date of termination, arrange to provide the officer and his dependents life, disability, accident and health insurance benefits substantially similar to those provided to the officer and dependents immediately prior to the date of termination. Constructive termination is deemed to have occurred if (i) the officer’s employment is terminated by the Company without cause prior to a change-in-control (whether or not a change-in-control ever occurs) and at the request or direction of a person who has entered into an agreement with the Company which, if completed, would constitute a change-in-control, or (ii) the officer terminates employment for good reason prior to a change-in-control (whether or not a change-in-control ever occurs) and the circumstance that constitutes good reason occurs at the request or direction of that person, or (iii) the officer’s employment is terminated by the Company without cause or by the officer for good reason and the termination, or the circumstance that constitutes good reason, is otherwise in connection with or in anticipation of a change-in-control (whether or not a change-in-control ever occurs).

Generally, a change-in-control under the Severance Agreements occurs if any of the following events occurs:

•	any person becomes the beneficial owner of securities of the Company representing 20% or more of the voting power of the Company’s then outstanding securities; or

•

the following individuals cease for any reason to constitute a majority of the Company’s directors: individuals who, on the date of the Severance Agreements, constitute the Board and any new director whose election by the Board, or nomination for election by the Company’s shareholders, was approved by a vote of at least 2/3 of

64    PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement

EXECUTIVE COMPENSATION

the directors then still in office who either were directors on the date of the Severance Agreement or whose election or nomination for election was previously so approved; or

•

the Company merges or consolidates with another corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company that are outstanding immediately prior to the merger or consolidation continuing to represent at least 50% of the voting power of the securities of the Company or such surviving entity that are outstanding immediately after the merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company, in which no person becomes the beneficial owner of securities of the Company representing 20% or more of the voting power of the Company’s then outstanding securities; or

•

the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or the Company sells or disposes all or substantially all of its assets, other than a sale or disposition of all or substantially all of the Company’s assets to an entity, at least 50% of the voting power of the securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Please refer to the form of Severance Agreement attached as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended July 31, 2007, filed with the SEC and available on the Company’s website, for more details.

Pursuant to the ICP, in the event of a termination of an NEO without cause or by the NEO for good reason within one year following a change-in-control, (i) the target number of shares under the NEO’s outstanding LTIP awards (or the number based on actual performance if the termination occurs after the end of a performance period but before the award is paid) will become vested and must be paid to the NEO within 2-1/2 months after the termination or end of performance period, as the case may be, (ii) the amount of the NEO’s outstanding STIP award shall be based on target performance, prorated to reflect the period of time during which the NEO was employed during the fiscal year (or based on actual performance if the termination occurs after the end of a performance period but before the award is paid) and shall be paid to the participant within 2-1/2 months after the termination or end of performance period, as the case may be, and (iii) all restrictions on any outstanding retention award or other stock unit award shall be eliminated and such awards shall immediately vest. For the NEOs, the definition of a change-in-control under the ICP is the same as set forth in their Severance Agreements. That definition is set forth above.

The severance benefits shown in the table below for each named executive officer are based on a hypothetical change-in-control and subsequent qualifying termination event as of October 31, 2015.

PAYMENTS UPON A TERMINATION OF EMPLOYMENT FOLLOWING A CHANGE IN CONTROL FOR FISCAL YEAR ENDED OCTOBER 31, 2015

Executive	Cash Severance(1)	Stock Awards(2)	Welfare Benefits(3)	Totals(4)
Thomas E. Skains	$4,890,234	$9,348,694	$40,275	$14,279,203
Karl W. Newlin	$2,145,810	$1,737,697	$47,448	$3,930,955
Franklin H. Yoho	$2,197,557	$1,793,860	$42,300	$4,033,717
Kevin M. O’Hara	$1,769,364	$1,539,690	$37,425	$3,346,479
Jane Lewis-Raymond	$1,741,434	$1,504,846	$8,877	$3,255,157

(1)	Amounts represent three times the officer’s annual base salary and target bonus opportunity (STIP and MVP combined).

(2)

Amounts represent the vesting of target performance share opportunities for 2015 LTIP, 2016 LTIP and 2017 LTIP awards, based upon the Company’s closing stock price of $57.31 on October 30, 2015 (the last trading day of the 2015 fiscal year) and the vesting of retention units that were granted to Mr. Skains on December 15, 2011. The retention units granted to Mr. Skains accrue dividend equivalent units during the vesting period, and the amount disclosed for Mr. Skains includes the October 31, 2015 value of those dividend equivalent units.

(3)	Amounts represent three years of life, disability, accident and health insurance benefits.

(4)	Total payments represent amounts received by the officer before the officer’s payment of applicable excise and income taxes.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K (17 CFR §229.402(b)), set forth above, with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A and in the Company’s annual report on Form 10-K for the fiscal year ended October 31, 2015.

Submitted by the Compensation Committee.

Frank B. Holding, Jr., Chair

Malcolm E. Everett III

Gary A. Garfield

Minor M. Shaw

Phillip D. Wright

January 22, 2016

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about Common Stock that may be issued under the Company’s compensation plans, as of October 31, 2015:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	810,931	(2)	$0	922,367	(3)
Equity compensation plans not approved by security holders	N/A		N/A	N/A

(1)

The 2015 LTIP, 2016 LTIP and 2017 LTIP and Mr. Skains’ December 2011 retention award were issued under the Incentive Compensation Plan. The 2015 LTIP vested on November 1, 2015 (upon completion of the three-year performance period ending on the previous day). As disclosed in “Compensation Discussion & Analysis – Long Term Incentives,” 96% of the recipients of 2016 LTIP and 2017 LTIP awards elected to accelerate the taxation and payment of those awards at target levels, in the form of restricted shares of Common Stock, net of shares withheld for applicable taxes, effective December 15, 2015. The share repayment agreement executed by each accelerating participant provides that the participant shall repay the Company the net after-tax shares of restricted Common Stock issued to him or her in connection with the acceleration, as well as shares of Common Stock resulting from the reinvestment of dividends paid with respect to these shares of Common Stock, to the extent the shares of Common Stock would not otherwise have been earned or payable absent the acceleration. Under the share repayment agreement, the shares of Common Stock delivered to the participants, including dividends paid by the Company, may not be transferred or encumbered until such shares of Common Stock are no longer subject to repayment under the applicable repayment agreement. The restricted shares and dividends earned thereon are subject to full or partial cancellation if the participant leaves the Company prior to consummation of the merger or if the merger with Duke Energy is not consummated and the performance objectives are not achieved.

Absent this acceleration, the 2016 LTIP and 2017 LTIP would vest upon completion of three-year performance periods ending October 31, 2016 and October 31, 2017, respectively. If performance measures are met, as determined and approved by the Compensation Committee, payout of each award would occur at the end of the respective performance period. The 2016 LTIP and 2017 LTIP would be payable in the form of Common Stock and up to 50% withheld for taxes. All units paid out would be valued at the closing market price of Common Stock on the date of Compensation Committee approval of distribution.

On December 15, 2015, the second tranche of Mr. Skains’ retention award, equal to 30% of Mr. Skains’ retention units, plus dividend equivalent units that accrued on those retention units, vested. As disclosed in “Compensation Discussion & Analysis – Retention and Other Stock Unit Awards,” Mr. Skains elected to accelerate the taxation and payment of the final tranche of his retention award, equal to 50% of his retention units (plus dividend equivalent units that accrued on those retention units) otherwise payable in December 2016. The accelerated payment was made on December 15, 2015 in the form of restricted shares of Common Stock, net of shares withheld for applicable taxes. The share repayment agreement executed by Mr. Skains provides that Mr. Skains shall repay to the Company upon the occurrence of certain specified events the net after-tax shares of restricted Common Stock issued to him in connection with the acceleration, as well as shares of Common Stock resulting from the reinvestment of dividends paid with respect to these restricted shares. Under the share repayment agreement, the restricted shares, including dividends thereon, may not be transferred or encumbered until such restricted shares are no longer subject to repayment under the repayment agreement. The restricted shares and dividends earned thereon are subject to cancellation if Mr. Skains leaves the Company prior to consummation of the merger or, if the merger has not yet occurred, prior to the date the award would be vested absent the acceleration.

Absent the acceleration, the final 50% tranche of Mr. Skains’ retention units would vest on December 15, 2016, provided Mr. Skains remains employed through that date, or if earlier, upon Mr. Skains’ termination of employment with the Company due to his death or disability. During the vesting period, dividend equivalent units would accrue on the retention units and vest according to the same vesting schedule. Upon each vesting date, the number of vested retention units remaining after payment of withholding taxes would be paid to Mr. Skains in the form of one share of Common Stock per retention unit.

(2)

Comprised of unearned shares under the 2015 LTIP, 2016 LTIP and 2017 LTIP that would be distributed if stretch goals were met, and the number of shares that would be awarded under Mr. Skains’ retention award if the entire award fully vested. The 2015 LTIP vested on November 1, 2015, and the actual number of shares issued was less than would have been distributed if stretch goals were met. On December 15, 2015, 30% of Mr. Skains’ retention units, plus dividend equivalent units that accrued on those retention units, vested, with 50% withheld for taxes and the remainder paid to Mr. Skains in the form of one share of Common Stock per retention unit. As noted in footnote (1), on December 15, 2015, the 2016 LTIP and 2017 LTIP awards for all but two participants were accelerated and paid out at target level, and the final tranche of Mr. Skains’ retention award was accelerated and paid out, in each case net of shares withheld for applicable taxes. The number in this column is greater than the number of shares attributable to the 2015 LTIP, 2016 LTIP and 2017 LTIP and Mr. Skains’ retention award that are included in the calculation of diluted earnings per share in the 2015 Annual Report on Form 10-K.

(3)

Comprised of 777,122 shares available for issuance under the ICP (which includes shares withheld for payment of taxes) and 145,245 shares available for issuance under the Company’s Employee Stock Purchase Plan.

66    PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement

PROPOSAL 4	APPROVAL OF THE COMPANY’S AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN

The Board of Directors recommends a vote FOR approval of this resolution.

The Company’s shareholders are being requested to approve an amendment and restatement, effective as of November 1, 2015, of the Company’s Incentive Compensation Plan (the “Plan”). The Company’s shareholders approved the original version of the Plan at the 2006 annual meeting and an amended and restated Plan at the 2011 annual meeting. In this Proposal, you are being asked to approve the 2015 restatement of the Plan.

The Board of Directors adopted the amended and restated Plan and proposes that shareholders approve the 2015 restated Plan primarily to comply with the “performance-based compensation” requirements of Section 162(m) of the Internal Revenue Code. One of the “performance-based compensation” requirements is that the material terms of the performance goals under which compensation may be earned must be disclosed to and approved by shareholders every five years. It has been five years since the most recent shareholder approval of the performance goals under the Plan. The following summary is intended to satisfy the Section 162(m) disclosure requirement, and shareholder approval of the Plan is intended to permit the award of “performance-based compensation” that satisfies the approval requirements of Section 162(m) of the Internal Revenue Code through 2021.

The 2015 restatement will not increase the number of shares available for awards under the Plan.

The Board of Directors believes the Plan promotes the interests of the Company and its shareholders through (a) the attraction and retention of participants essential to the success of the Company; (b) the motivation of participants by making awards linked to performance goals and the interest of the Company shareholders, and (c) enabling such individuals to share in the growth and success of the Company and its subsidiaries. The Board, therefore, recommends that the shareholders approve the amended and restated Plan.

The following summary description of the Plan is qualified in its entirety by reference to the full text of the Plan which is attached to this proxy statement as Appendix A.

Plan Administration

The Plan is administered by the Compensation Committee, which has authority to select the persons eligible to receive awards, determine the types of awards and number of shares to be awarded, and set the terms, conditions and provisions of the awards consistent with the Plan. The Compensation Committee has the discretionary authority to resolve any and all questions arising under the Plan.

The Plan provides that no member of the Board of Directors, the Compensation Committee or any officer of employee of the Company will be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan. The Company will indemnify each such person for any liability or expense (including attorneys’ fees) resulting from any action, suit or proceeding to which such person may be a party by reason of any action taken or omitted to be taken under the Plan.

Eligibility

Any director, employee or officer of the Company or its subsidiaries selected by the Compensation Committee will be eligible for participation in the Plan. For fiscal 2015, a total of 713 employees received awards under the Plan. The Company anticipates that substantially the same number of employees will receive awards under the restated Plan. In addition, 12 non-employee directors will be eligible to receive awards under the Plan. Any non-employee director who is selected by the Compensation Committee to participate in the Plan will only be eligible for awards relating to stock and will not be eligible for the annual cash incentive awards described in more detail below.

Shares Subject to the Plan; Award Limitations; Changes in Capitalization

The number of shares of the Company’s common stock which may be issued pursuant to the Plan may not exceed in the aggregate 2,500,000 shares. As of December 31, 2015, 1,044,072 shares were available for issuance under the Plan. The 2015 restatement of the Plan will not increase the number of shares available for awards. Shares of common stock awarded under the Plan may be issued from the

Company’s authorized but unissued shares or shares purchased in the open market for purposes of the Plan.

The Compensation Committee may adopt reasonable counting procedures to ensure appropriate counting of the number of shares available under the Plan or in any award granted under the Plan if the number of shares actually delivered differs from the number of shares

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PROPOSAL 4 APPROVAL OF THE COMPANY’S AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN

previously counted in connection with an award. Shares subject to an award that is cancelled, expired, forfeited, settled in cash or is otherwise terminated without a delivery of shares to the participant will again be available for awards. Shares withheld in payment of the exercise price or taxes relating to an award and shares surrendered in payment of any exercise price or taxes relating to an award will be considered delivered to the participant and will not be available for awards under the Plan. In addition, if the amount payable upon exercise of an appreciation right is paid in shares, the total number of shares subject to the appreciation right will be considered delivered to the participant (regardless of the number of shares actually paid to the participant) and will not be available for awards under the Plan.

Under the Plan, no participant may receive in any calendar year (i) awards of option rights and appreciation rights, in the aggregate, for more than 100,000 Shares, (ii) awards of performance shares, restricted shares or restricted share units specifying performance criteria covering more than, in the aggregate, 150,000 Shares or (iii) cash incentive awards aggregating more than $2,000,000.

In the event of any change in the number of outstanding shares by reason of any stock dividend, split, spin-off, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, the aggregate number of shares of common stock with respect to which awards may be made under the Plan, the annual limit on individual awards and the terms, types of shares and number of shares of any outstanding awards under the Plan will be equitably adjusted by the Compensation Committee in its discretion to preserve the benefit of the award for the Company and the participant. In the event of any such corporate transaction, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.

Annual Incentive Awards

Under the Plan, annual cash incentive awards may be paid to eligible employees on the basis of the Company achieving certain performance criteria. Following the completion of a performance period, the

Compensation Committee will undertake or direct an evaluation of actual performance. No annual incentive award may be paid without a determination by the Compensation Committee that the performance criteria have been met.

Restricted Stock

The Compensation Committee may also grant shares of restricted stock under the Plan to such participants, and in such amounts and for such duration and/or consideration as it shall determine. Each restricted stock grant under the Plan shall be evidenced by an award agreement that shall specify the restriction period, the conditions which must be satisfied prior to removal of the restriction, the forfeiture of such shares in the event such conditions are not satisfied, the number of shares of restricted stock granted and such other provisions as the Compensation Committee shall determine. The shares of restricted stock granted under the Plan may not be sold, or otherwise transferred, until termination of the applicable restriction period.

Stock Options

Under the Plan, the Compensation Committee may grant stock options to participants as it shall determine. The Compensation Committee has complete discretion in determining the type of option granted, the option price (which shall not be less than 100% of the fair market value of the stock on the grant date), the duration of the option, the number of shares of common stock to which an option pertains, any condition imposed upon the exercisability or the transferability of the options (including vesting conditions), the conditions under which the option may be terminated, and any such other provisions as may be warranted to comply with the law or rules of the NYSE. Each option grant shall have such specified terms and conditions detailed in an option agreement made with the eligible employee. The option agreement shall specify whether the option is intended to be an incentive stock option or a non-qualified stock option. However, no incentive stock option may be awarded (a) after the tenth anniversary of the effective date of the Plan, or (b) to a participant who is not an employee. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Compensation Committee shall determine, which will be specified in the option agreement and need not be the same for each participant.

Other Stock Based Awards

In addition to stock options and restricted stock, the Compensation Committee may issue to participants, either alone or in addition to other awards made under the Plan, stock appreciation rights, performance awards or other stock unit awards. Any such awards shall be governed by the terms of an award agreement, and the Compensation Committee may impose such terms and conditions, similar to those described above and not inconsistent with the terms of the Plan, as it deems appropriate. Stock appreciation rights shall have an exercise price determined at the time of grant by the Compensation Committee, subject to the limitation that the grant price shall not be less than 100%

of fair market value of the common stock on the grant date. Performance awards may be issued in the form of either performance units or performance shares. The Compensation Committee shall determine the value of the performance unit or performance share to the participant. Stock unit awards granted hereunder may be, but are not required to be, paid in the form of the Company’s common stock or other securities. The value of each such award shall be based, in whole or in part, on the value of the underlying common stock on the grant date. The Compensation Committee, in its sole and complete discretion, shall determine the terms, restrictions, conditions, vesting requirements, and payment rules of the award.

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PROPOSAL 4 APPROVAL OF THE COMPANY’S AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN

Performance Criteria

The Plan requires that the Compensation Committee establish “performance criteria” for purposes of annual incentive awards and awards of performance shares and performance units. When so determined by the Compensation Committee, stock options, appreciation rights, restricted stock and dividend equivalents may also specify performance criteria. Performance criteria may be described in terms of either Company-wide objectives or objectives that are related to the performance of the individual participant or subsidiary, division, department or function within the Company or a subsidiary in which the participant is employed. The performance criteria may be made relative to the performance of other corporations.

Performance criteria applicable to any award to a “covered employee” as defined in Section 162(m) of the Internal Revenue Code will be based on absolute or relative (i.e., in relation to a peer group of companies) levels of, or growth in, one or more of the following criteria: total shareholder return, revenues, operating earnings, earnings before or after interest and taxes, net income, cash flow, earnings per share, debt to capital ratio, return on total capital, return on invested capital, return on equity, return on assets, internal rate of return, earnings before or after interest, depreciation, amortization or extraordinary or special items, net cash provided by operations, cash flow in excess of cost of capital, operating margin, Common Stock price, net worth, operating and maintenance expense targets, compliance goals, customer or employee satisfaction, safety, employee wellness, human resources management, risk management, customer loyalty, community involvement, Company reputation, sustainability, geographic business expansion, market penetration, market share, acquisition or divestiture of subsidiaries, affiliates or joint ventures or information technology implementation.

Acceleration of Awards

Upon the termination of an employee participant’s employment by the Company without “cause” or by a Plan participant for “good reason,” each as defined in the Plan, within a period of one year following a change in control of the Company, as defined in the Plan, all outstanding options held by the participant will become fully exercisable and all restrictions and performance conditions on outstanding stock awards and performance shares and units held by the participant will lapse.

Recoupment of Awards; Forfeiture for Engaging in Competition

The Compensation Committee may require, as a condition to any award, a participant to agree to reimburse the Company for all or any portion of an award, terminate or rescind an award, or recapture any shares issued pursuant to an award in connection with any recoupment or clawback policy adopted by the Compensation Committee. Outstanding awards held by a participant will be forfeited if the participant competes with the Company.

United States Federal Income Tax Aspects of the Plan

Non-Statutory Stock Options. As a general rule, no federal income tax is imposed on the optionee upon the grant of a non-statutory stock option. In addition, the Company is not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of a non-statutory stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares. Upon the exercise of a non-statutory stock option, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the award recipient assuming any federal income tax withholding requirements are satisfied. Upon a subsequent disposition of the shares received upon the exercise of a non-statutory stock option, any appreciation after the date of exercise should qualify as a capital gain.

Incentive Stock Options. The incentive stock options under the Plan are intended to constitute “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Incentive stock options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or exercise of incentive stock options if the optionee does not dispose of shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the “holding period”). If these conditions are met and no tax is imposed on the optionee, then the Company would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the underlying shares. With respect to an incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price generally must be included in the optionee’s alternative minimum taxable income.

Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, the difference between the amount realized and the exercise price should constitute a long-term capital gain or loss. If an optionee disposes of shares acquired pursuant to his or her exercise of an incentive stock option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the

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PROPOSAL 4 APPROVAL OF THE COMPANY’S AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN

excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

Restricted Stock. An individual who has been granted restricted stock under the Plan will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon expiration of the forfeiture restrictions (i.e., as shares become vested), the holder will realize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares, and, subject to the application of Section 162(m) of the Code, the Company will be entitled to a corresponding deduction. Dividend equivalents accrued and paid to the holder during the period that the forfeiture restrictions apply will also be treated as compensation income to the holder and deductible as such by the Company at the time of vesting of the award.

However, the recipient of restricted stock may elect to be taxed at the time of grant of the restricted stock based upon the fair market value of the shares on the date of the award. If the recipient makes this election, (a) the Company will be entitled to a deduction at the same time and in the same amount (subject to the limitations contained in Section 162(m)), (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company, and (c) there will be no further federal income tax consequences when the forfeiture restrictions lapse.

Stock Unit Awards. A recipient of stock unit awards under the Plan will generally not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. At the time stock units are settled in shares of the Company’s common stock, the recipient will have taxable compensation income and, subject to Section 162(m) as discussed below, the Company will receive a corresponding deduction. The measure of this income and deduction will be the fair market value of the shares at the time the stock units are settled, plus any accrued dividend equivalents; provided, however, that, with respect to a recipient subject to Section 16 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), unless such recipient elects otherwise, such fair market value will be measured at the time any restrictions imposed with respect to such shares under Section 16 of the Exchange Act subsequently lapse.

Section 162(m) of the Internal Revenue Code. Section 162(m) precludes a public corporation from taking a deduction for compensation in excess of one million dollars paid to its chief executive officer or any of its three other highest-paid officers excluding the chief financial officer. However, compensation that qualifies under Section 162(m) as “performance-based” is specifically exempt from the deduction limit. Based on Section 162(m) and the regulations issued thereunder, the Company believes that the income generated in connection with the exercise of stock options granted under the Plan should qualify as performance-based compensation and, accordingly, the Company’s deductions for such compensation should not be limited by Section 162(m). The Plan has been designed to provide flexibility with respect to whether restricted stock awards and other stock-based awards will qualify as performance-based compensation under Section 162(m). The Company believes that certain awards of restricted stock and other stock-based awards under the Plan will so qualify and the Company’s deductions with respect to such awards should not be limited by Section 162(m). The Plan provides that all awards under the Plan to employees covered by Section 162(m) are subject to other conditions, restrictions, and requirements as the Compensation Committee may determine to be necessary to avoid the loss of deduction by the Company under Section 162(m). However, certain awards of restricted stock and other stock-based awards may not qualify as performance-based compensation and, therefore, the Company’s compensation expense deductions relating to such awards will be subject to the Section 162(m) deduction limitation.

Amendment and Termination

The Board of Directors or the Compensation Committee may at any time terminate or further amend the Plan; provided, however, that any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the New York Stock Exchange will not be effective unless and until such approval has been obtained.

No grants under the Plan may be made after October 31, 2025, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

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PROPOSAL 4 APPROVAL OF THE COMPANY’S AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN

Future Benefits under the Plan

The Compensation Committee has the discretion under the Plan to determine the amount of future grants and awards under the Plan each year. However, the Compensation Committee currently intends to make future incentive and performance share awards under the Plan consistent with past practice. The Compensation Committee has made awards under the Plan summarized in the table below for the performance periods that commenced on November 1, 2015, subject to shareholder approval of the Plan.

			LTIP:
Name and Position	MVP Plan: Value at Target Performance Level	STIP: Value at Target Performance Level	Number of Shares at Target Performance Level (#)	Grant Date Target Value
Thomas E. Skains	$58,750	$690,680	30,087	$1,718,569
Chairman, President and
Chief Executive Officer
Karl W. Newlin	$28,970	$249,770	8,560	$488,947
Senior Vice President
and Chief Financial Officer
Franklin H. Yoho	$29,670	$255,790	8,766	$500,714
Senior Vice President –
Chief Commercial Officer
Kevin M. O’Hara	$25,460	$179,630	6,521	$372,480
Senior Vice President –
Chief Administrative Officer
Jane Lewis-Raymond	$25,060	$176,790	6,418	$366,596
Senior Vice President –
Chief Legal, Compliance and External Relations Officer
Executive Officer Group	$347,580	$2,401,280	88,148	$5,035,014
Non-Executive Officer Employee Group	$6,539,920	$3,287,920	37,182	$2,123,836

Please refer to the discussion beginning on page 49 for a general description of the terms of the MVP Plan, the STIP and the LTIP awards. The closing price of the Company’s common stock on the New York Stock Exchange on January 15, 2016 was $58.00.

PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement     71

OTHER BUSINESS

The Board and management do not know of any other matters to be presented at the Annual Meeting. If other matters do properly come before the Annual Meeting, it is intended that the proxy holders named in the accompanying form of proxy will vote the proxies in accordance with their best judgment. The form of proxy confers discretionary authority to take action with respect to any additional matters that may come before the Annual Meeting.

MISCELLANEOUS

The Company’s 2015 Summary Annual Report is available electronically on the Company’s website at www.piedmontng.com in the “For Investors— Financial Information & Reports” section. There you will find instructions for obtaining a paper copy of the 2015 Summary Annual Report.

We respectfully urge you to enter your vote instructions online or by telephone or by completing, signing, dating and mailing a proxy card or voting instruction form. Your prompt response will be appreciated.

By order of the Board of Directors,

Judy Z. Mayo

Vice President, Corporate Secretary

and Deputy General Counsel

February 2, 2016

72    PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement

Appendix A

PIEDMONT NATURAL GAS COMPANY, INC.

INCENTIVE COMPENSATION PLAN

As Amended and Restated

Effective November 1, 2015

APPENDIX A

PIEDMONT NATURAL GAS C0MPANY, INC.

INCENTIVE COMPENSATION PLAN

ARTICLE I PURPOSE		A-1

ARTICLE II DEFINITIONS		A-1
2.1	Agreement	A-1
2.2	Award	A-1
2.3	Award Date or Grant Date	A-1
2.4	Board or Board of Directors	A-1
2.5	Cashless Exercise	A-1
2.6	Cause	A-1
2.7	Change in Control	A-1
2.8	Code	A-1
2.9	Committee	A-1
2.10	Common Stock or Stock	A-1
2.11	Company	A-1
2.12	Covered Participant	A-1
2.13	Designated Beneficiary	A-1
2.14	Disability	A-1
2.15	Effective Date	A-1
2.16	Eligible Employee	A-2
2.17	Employee	A-2
2.18	Exchange Act	A-2
2.19	Fair Market Value	A-2
2.20	Good Reason	A-2
2.21	Incentive Award	A-2
2.22	Incentive Stock Option	A-2
2.23	Non-qualified Stock Option	A-2
2.24	Option Price	A-2
2.25	Outside Director	A-2
2.26	Participant	A-2
2.27	Participating Company	A-2
2.28	Performance Award	A-2
2.29	Performance Criteria	A-2
2.30	Performance Period	A-2
2.31	Performance Share or Performance Unit	A-2
2.32	Person	A-2
2.33	Plan	A-2
2.34	Restricted Stock	A-2
2.35	Restriction Period	A-2
2.36	Retirement	A-3
2.37	Rule 16b-3	A-3
2.38	Section 162(m)	A-3
2.39	Securities Act	A-3
2.40	Shares	A-3
2.41	Stock Appreciation Right	A-3
2.42	Stock Bonus Award	A-3
2.43	Stock Option or Option	A-3
2.44	Stock Unit Award	A-3
2.45	Subsidiary	A-3
ARTICLE III ELIGIBILITY		A-3

ARTICLE IV SHARES SUBJECT TO THE PLAN		A-3
4.1	Number of Shares	A-3
4.2	Share Counting	A-3
4.3	Capital Adjustments	A-3

PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement     A-i

APPENDIX A

ARTICLE V STOCK OPTIONS		A-4
5.1	Grant of Stock Options	A-4
5.2	Option Price	A-4
5.3	Exercisability	A-4
5.4	Method of Exercise	A-4
5.5	Death, Disability, Retirement or Other Termination of Employment	A-4

ARTICLE VI RESTRICTED STOCK		A-5
6.1	Grant of Restricted Stock	A-5
6.2	Restricted Stock Award Agreement	A-5
6.3	Restriction Period	A-5
6.4	Removal of Restrictions	A-5
6.5	Voting Rights	A-5
6.6	Dividends and Other Distributions	A-5
6.7	Death, Disability or Retirement	A-5

ARTICLE VII OTHER STOCK BASED AWARDS		A-5
7.1	Grant of Other Stock Based Awards	A-5
7.2	Stock Appreciation Rights	A-5
7.3	Performance Awards	A-6
7.4	Stock Bonus Awards	A-6
7.5	Stock Unit Awards	A-6
7.6	Death, Disability, Retirement or Leave of Absence	A-6

ARTICLE VIII INCENTIVE AWARDS		A-7

8.1	Grant of Incentive Awards	A-7
8.2	Timing and Determination of Incentive Awards	A-7
8.3	Performance Criteria for Incentive Awards	A-7
8.4	Short Performance Period	A-7
8.5	Limitation on Right to Payment of Award	A-8

ARTICLE IX SPECIAL PROVISIONS APPLICABLE TO COVERED PARTICIPANTS		A-8

ARTICLE X CHANGE IN CONTROL		A-8
10.1	Acceleration upon a Change in Control	A-8
10.2	Change in Control Defined	A-8
10.3	Good Reason Defined	A-9
10.4	Cause Defined	A-10

ARTICLE XI ADMINISTRATION		A-10
11.1	The Committee	A-10
11.2	Claims; Committee Decisions	A-10
11.3	Rule 16b-3 and Section 162(m) Requirements	A-10

ARTICLE XII GENERAL PROVISIONS		A-11
12.1	Withholding	A-11
12.2	Code Section 409A.	A-11
12.3	Award Agreements.	A-11
12.4	Recoupment of Awards.	A-11
12.5	Forfeiture of Awards for Engaging in Competition.	A-11
12.6	Change in Position.	A-11
12.7	Non-transferability.	A-11
12.8	No Right to Employment.	A-11
12.9	Rights as Shareholder.	A-11
12.10	Governing Law; Venue and Severability.	A-12
12.11	Amendment of Plan or Awards.	A-12
12.12	Exclusion from Computation of Compensation for Other Purposes.	A-12
12.13	Share Certificates.	A-12
12.14	Special Provisions for Certain Participants.	A-12
12.15	Unfunded Plan.	A-12
12.16	Conflict with Employment Agreement.	A-12

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APPENDIX A

12.17	Gender and Number.	A-12
12.18	Effect of Headings.	A-12
12.19	No Liability.	A-12
12.20	No Fractional Shares.	A-12
12.21	Plan Expiration Date.	A-14
12.22	Limited Effect of Plan Restatement.	A-14

PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement     A-iii

APPENDIX A

PIEDMONT NATURAL GAS COMPANY, INC.

INCENTIVE COMPENSATION PLAN

ARTICLE I

PURPOSE

The Company adopted the Piedmont Natural Gas Company, Inc. Incentive Compensation Plan effective November 1, 2005 to promote the interests of the Company and its shareholders through (a) the attraction and retention of Participants essential to the success of the Company; (b) the motivation of Participants using performance-related incentives linked to performance goals and the interests of Company shareholders; and (c) enabling such individuals to share in the growth and success of the Company and its Subsidiaries.

Effective as of November 1, 2015, subject to approval by the Company’s shareholders at the Company’s 2016 annual meeting of shareholders, the Plan is amended and restated as set forth in this instrument. The purpose of amending and restating the Plan is to (i) permit the award of performance-based compensation that satisfies the Section 162(m) of the Internal Revenue Code and (ii) make other design changes consistent with changes in the economic and business environment since the Plan was amended and restated in 2010. This Plan shall apply to non-performance based awards issued on or after November 1, 2015 and performance-based Awards issued for performance periods beginning on or after November 1, 2015.

ARTICLE II

DEFINITIONS

2.1 Agreement. Agreement shall mean a written agreement between the Company and a Participant implementing an Award and setting forth the particular terms, conditions and restrictions of the Award. With respect to the grant of a Stock Option, the Agreement may be referred to herein as an “Option Agreement,” and with respect to any other Award hereunder, the Agreement may be referred to herein as an “Award Agreement.”

2.2 Award. Award shall mean an award or grant made to a Participant under Article V, VI or VII, or an Incentive Award under Article VIII.

2.3 Award Date or Grant Date. Award Date or Grant Date shall mean the date on which an Award is made by the Committee.

2.4 Board or Board of Directors. Board or Board of Directors shall mean the Board of Directors of the Company.

2.5 Cashless Exercise. Cashless Exercise shall mean the exercise of an Option by a Participant through the use of a brokerage firm to make payment to the Company of the exercise price from the proceeds of the sale of Stock issued pursuant to the exercise of the Option, and upon receipt of such payment, the Company’s delivery of the exercised Shares to the brokerage firm.

2.6 Cause. Cause shall be defined in Section 10.4.

2.7 Change in Control. Change in Control shall be defined in Section 10.2.

2.8 Code. Code shall mean the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, or any successor law, as amended from time to time.

2.9 Committee. Committee shall mean the Compensation Committee of the Board or such other committee appointed by the Board in accordance with Article XI to administer the Plan.

2.10 Common Stock or Stock. Common Stock or Stock shall mean the common stock, no par value, of the Company, or such other security or right or instrument into which such common stock may be changed or converted in the future.

2.11 Company. Company shall mean Piedmont Natural Gas Company, Inc., a North Carolina corporation, or any successor thereto.

2.12 Covered Participant. Covered Participant shall mean a Participant who is a “covered employee” as defined in Code Section 162(m)(3).

2.13 Designated Beneficiary. Designed Beneficiary shall mean the beneficiary designated by the Participant, pursuant to procedures established by the Committee, to receive amounts due to the Participant in the event of the Participant’s death. If the Participant does not make an effective designation, then the Designated Beneficiary will be the Participant’s estate.

2.14 Disability. Disability shall mean (a) the mental or physical disability of the Participant defined as “Disability” under the terms of the long-term disability plan sponsored by the Company and in which the Participant is covered, as amended from time to time in accordance with the provisions of such plan; or (b) a determination by the Committee, in its sole discretion, of total disability (based on medical evidence) that precludes the Participant from engaging in any occupation or employment for wage or profit for at least twelve months and appears to be permanent. All decisions by the Committee relating to a Participant’s Disability (including a decision that a Participant is not disabled) shall be final and binding on all parties.

2.15 Effective Date. Effective Date of this amended and restated Plan shall mean November 1, 2015, subject to approval by the Company’s shareholders in accordance with applicable law and the listing requirements of the New York Stock Exchange, at the Company’s 2016 annual meeting of shareholders or any adjournment thereof.

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APPENDIX A

2.16 Eligible Employee. Eligible Employee shall mean an Employee who is an officer of a Participating Company or other employee of a Participating Company designated by the Committee to be eligible to participate in the Plan.

2.17 Employee. Employee shall mean an individual who is employed by a Participating Company in a customary employer-employee relationship and designated as such in accordance with the Company’s standard employment practices.

2.18 Exchange Act. Exchange Act shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, or any successor law, as amended from time to time.

2.19 Fair Market Value. Fair Market Value shall mean, for any given date, the closing price of Common Stock as reported on the composite tape of the primary stock exchange in which the Common Stock is listed on the immediately preceding day or, if no Shares were traded on such stock exchange on such day, then on the next preceding day that Stock was traded on such exchange, all as reported by The Wall Street Journal or such other source as the Committee may select.

2.20 Good Reason. Good Reason shall be defined in Section 10.3.

2.21 Incentive Award. Incentive Award shall mean a cash bonus payable to a Participant under Article VIII.

2.22 Incentive Stock Option. Incentive Stock Option shall mean an option to purchase Stock, granted under Article V, which is designated as an incentive stock option and is intended to meet the requirements of Code Section 422.

2.23 Non-qualified Stock Option. Non-qualified Stock Option shall mean an option to purchase Stock, granted under Article V, which is not intended to qualify as an Incentive Stock Option.

2.24 Option Price. Option Price shall mean the exercise price per share of Stock covered by an Option in accordance with Section 5.2.

2.25 Outside Director. Outside Director shall mean a member of the Board who is not an Employee.

2.26 Participant. Participant shall mean an Eligible Employee or Outside Director who has been selected from time to time under Article III to receive an Award under the Plan.

2.27 Participating Company. Participating Company shall mean the Company and such other Subsidiaries as the Board authorizes to participate herein.

2.28 Performance Award. Performance Award shall mean a performance-based Award made under Section 7.3, which may be in the form of either Performance Shares or Performance Units.

2.29 Performance Criteria. Performance Criteria shall mean objectives established by the Committee for a Performance Period for the purpose of determining when an Award subject to one or more of such objectives has been earned. Performance Criteria may be Company-wide objectives or objectives related to the performance of the individual Participant or of a Subsidiary, division, department, region, business unit or function within the Company or Subsidiary.

The Performance Criteria applicable to an Award to a Covered Participant shall be specified absolute or relative (i.e., in relation to a peer group of companies) levels of, or growth in, one or more of the following criteria: total shareholder return, revenues, operating earnings, earnings before or after interest and taxes, net income, cash flow, earnings per share, debt to capital ratio, return on total capital, return on invested capital, return on equity, return on assets, internal rate of return, earnings before or after interest, depreciation, amortization or extraordinary or special items, net cash provided by operations, cash flow in excess of cost of capital, operating margin, Common Stock price, net worth, operating and maintenance expense targets, compliance goals, customer or employee satisfaction, safety, employee wellness, human resources management, risk management, customer loyalty, community involvement, Company reputation, sustainability, geographic business expansion, market penetration, market share, acquisition or divestiture of subsidiaries, affiliates or joint ventures or information technology implementation.

2.30 Performance Period. Performance Period shall mean the time period designated by the Committee during which Performance Criteria must be met in order for a Participant to earn a performance-based award.

2.31 Performance Share or Performance Unit. Performance Share or Performance Unit shall mean an Award granted to a Participant pursuant to Section 7.3, the value of which is linked to Common Stock and which is earned, in whole or in part, by the attainment of Performance Criteria pre-established by the Committee and described in the Agreement.

2.32 Person. Person shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.33 Plan. Plan shall mean the Piedmont Natural Gas Company, Inc. Incentive Compensation Plan, as set forth herein and as hereafter amended from time to time.

2.34 Restricted Stock. Restricted Stock shall mean an Award of Stock to a Participant pursuant to Article VI.

2.35 Restriction Period. Restriction Period shall mean the period during which the transfer of Restricted Stock is prohibited and is subject to forfeiture pursuant to Article VI.

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2.36 Retirement. Retirement shall mean, with respect to a Participant who is an Employee, the termination of employment of the Participant on or after such Participant is eligible for early or normal retirement under the defined benefit pension plan sponsored by the Company or would have been so eligible if the Participant were eligible to participate in such plan. Notwithstanding the foregoing, “Retirement” before the Participant is (or would be) eligible for normal retirement under such plan shall require prior approval by the Committee. With respect to a Participant who is an Outside Director, “Retirement” shall mean the end of the director’s term of office upon attaining the mandatory retirement age for directors.

2.37 Rule 16b-3. Rule 16b-3 shall mean Rule 16b-3 under Section 16(b) of the Exchange Act as adopted in Exchange Act Release No. 34-37260 (May 30, 1996), or any successor rule as amended from time to time.

2.38 Section 162(m). Section 162(m) shall mean Section 162(m) of the Code, or any successor section under the Code, as amended from time to time.

2.39 Securities Act. Securities Act shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as amended from time to time.

2.40 Shares. Shares shall mean shares of Common Stock of the Company.

2.41 Stock Appreciation Right. Stock Appreciation Right shall mean the right to receive an amount equal to the excess of the Fair Market Value of a share of Stock (as determined on the date of exercise) over the Option Price of a related Option or the Fair Market Value of the Stock on the Grant Date of the Stock Appreciation Right.

2.42 Stock Bonus Award. Stock Bonus Award shall mean an award of Common Stock under Section 7.4.

2.43 Stock Option or Option. Stock Option or Option shall mean an Incentive Stock Option or a Non-qualified Stock Option.

2.44 Stock Unit Award. Stock Unit Award shall mean an award of Common Stock units under Section 7.5.

2.45 Subsidiary. Subsidiary shall mean any entity (other than the Company) with respect to which the Company owns, either directly or indirectly, at least 50% of the total combined voting power of all classes of stock or other ownership interest.

ARTICLE III

ELIGIBILITY

The Committee shall have sole and complete discretion to determine the Eligible Employees and Outside Directors who shall be eligible to participate in the Plan. An Outside Director who is selected by the Committee to participate in the Plan shall only be eligible for Awards under Articles V, VI or VII and shall not be eligible for Incentive Awards under Article VIII. An Eligible Employee or Outside Director designated by the Committee as eligible hereunder shall be considered a Participant upon receiving an Award under the Plan.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided for in Section 4.3, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan (whether granted under the Plan before or after the Effective Date) shall not exceed 2,500,000 Shares.

Shares of Common Stock issued pursuant to Awards under the Plan may be authorized but unissued Shares or Shares purchased in the open market for purposes of the Plan.

4.2 Share Counting. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments in the number of shares of Common Stock available under Section 4.1 if the number of Shares actually delivered to a Participant differs from the number of shares of Common Stock previously counted in connection with an Award to the Participant, subject, however, to the following:

(a) Shares subject to an Award that is canceled, expired, forfeited, settled in cash or is otherwise terminated without a delivery of Common Stock to the Participant will again be available for Awards under the Plan.

(b) Shares that are withheld in payment of the exercise price of a Stock Option or in payment of withholding taxes relating to an Award shall be deemed to constitute Shares delivered to the Participant and shall not be available for future Awards under the Plan.

(c) Upon the exercise of a Stock Option or if a Stock Appreciation Right is settled with Shares, the total number of Shares subject to the Stock Option or Stock Appreciation Right (as the case may be) shall be deemed delivered to the Participant (regardless of the number of shares of Common Stock actually paid to the Participant) and shall not be available for future Awards under the Plan.

4.3 Capital Adjustments. The Committee shall make or provide such adjustments in the maximum number and kind of Shares that may be issued under the Plan and to any Participant, in the number and kind of Shares covered by any outstanding Awards, in the Option Price of any outstanding Option and in the Fair Market Value of the Shares on the Grant Date of any outstanding Stock Appreciation Right as the Committee, in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets (including, without limitation, a special or large non-recurring dividend), issuance of rights or warrants to purchase securities, or (c) any other

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corporate transaction or event having an effect similar to any of the foregoing (a “Corporate Transaction”). Notwithstanding the foregoing, to the extent that a Corporate Transaction involves a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Common Stock underlying outstanding Awards to change, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend (an “Equity Restructuring”), the Committee shall be required to make or provide for such adjustments set forth in the preceding sentence that, in its sole discretion, are required to equalize the value of the outstanding Awards before and after the Equity Restructuring. In the event of any Corporate Transaction, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced. Notwithstanding the foregoing, any such adjustment to an Option intended to be qualified as an Incentive Stock Option shall be made only if and to the extent such adjustment would not cause such Option to fail to so qualify, and no adjustment shall be required pursuant to this Section 4.3 if such action would cause an award to fail to satisfy the conditions of any applicable exception from the requirements of Article 409A of the Code or otherwise could subject a Participant to the additional tax imposed under Article 409A of the Code with respect to an outstanding Award.

ARTICLE V

STOCK OPTIONS

5.1 Grant of Stock Options. Subject to the limitation set forth in Section 4.1 and the other terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may grant Stock Options to Participants as it shall determine. The Committee shall have sole and complete discretion in determining whether Option granted is intended to be an Incentive Stock Option or a Non-qualified Stock Option, the Option Price, the duration of the Option, the number of Shares to which an Option pertains, any conditions imposed upon the exercisability or the transferability of the Options, including vesting conditions, the conditions under which the Option may be terminated, and any such other provisions as may be warranted to comply with the law or rules of any securities trading system or stock exchange. Each Option grant shall have such specified terms and conditions detailed in an Option Agreement. No Incentive Stock Option may be awarded (a) after the tenth anniversary of the Effective Date or (b) to a Participant who is not an Employee.

5.2 Option Price. The exercise price per share of Stock covered by an Option shall be determined on the Grant Date by the Committee; provided that the Option Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date. Further provided, in the case of an Incentive Stock Option granted to any Employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary, the Option Price shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date. No Option shall provide by its terms for the re-setting of its exercise price or for its cancellation and reissuance, in whole or in part; provided that the foregoing shall not limit the authority of the Committee to grant additional Options hereunder.

5.3 Exercisability. Except as otherwise provided herein, Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which will be specified in the Option Agreement and need not be the same for each Participant. However, under no circumstances, may an Incentive Stock Option be exercisable after the expiration of 10 years from the Grant Date (5 years from the Grant Date for any Employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary).

5.4 Method of Exercise. Options shall be exercised by the delivery of a written notice from the Participant to the Company in a form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Option Price for the Shares. The Option Price shall be payable to the Company in full in cash, or its equivalent, or by delivery of Shares (not subject to any security interest or pledge) having a Fair Market Value at the time of exercise equal to the Option Price of the Shares with respect to which the Option is to be exercised, or by a combination of the foregoing. In addition, at the request of the Participant, and subject to applicable laws and regulations, the Company may (but shall not be required to) cooperate in a Cashless Exercise of the Option. After receipt of written notice and full payment of the Option Price, the Company shall deliver to the Participant as soon as practicable, or, at a later mutually agreed upon date, a stock certificate or other documentation, issued in the Participant’s name, evidencing the number of Shares with respect to which the Option was exercised.

5.5 Death, Disability, Retirement or Other Termination of Employment. Except as otherwise provided in a Participant’s Option Agreement:

(a) in the event of the death or Disability of a Participant who is an Employee or the death, Disability or Retirement of a Participant who is an Outside Director, Options granted to the Participant shall be considered immediately vested and shall be exercisable at such time as specified in the Option Agreement, and

(b) subject to Article X, in the event the Participant resigns, is terminated from the Company or, in the case of an Outside Director, is not reelected to the Board or otherwise resigns as a member of the Board, Options which have not vested by such date shall be forfeited, and the Participant shall have three months from such date to exercise vested Options (but not beyond the expiration of the term of the Option, if earlier). Notwithstanding the foregoing, (i) if the Participant is terminated from the Company for Cause, all of the Participant’s Options (whether vested or unvested) shall be immediately forfeited and (ii) the Committee, in its sole discretion, may accelerate the vesting of Options at such time and upon such terms and conditions as the Committee shall determine.

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ARTICLE VI

RESTRICTED STOCK

6.1 Grant of Restricted Stock. Subject to the limitations set forth in Section 4.1 and the other terms and provisions of the Plan and applicable law, the Committee, at any time, and, from time to time, may grant shares of Restricted Stock under the Plan to such Participants, and in such amounts and for such duration and/or consideration as it shall determine.

6.2 Restricted Stock Award Agreement. Restricted Stock granted hereunder shall be evidenced by an Award Agreement that shall specify the Restriction Period, the number of Shares of Restricted Stock granted, and such other provisions as the Committee may deem advisable, including requirements established pursuant to the Securities Act, the Exchange Act, the Code and any securities trading system or stock exchange upon which such Shares under the Plan are listed.

6.3 Restriction Period. Except as otherwise provided in this Article, the Shares of Restricted Stock granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Restriction Period.

Subject to Sections 6.4 and 6.7 and Article X, if a Participant resigns, is otherwise terminated from the Company or, in the case of an Outside Director is not reelected to the Board, is terminated or resigns as a member of the Board (which resignation is accepted by the Board if applicable under the Board’s Corporate Governance Guidelines), prior to the end of the Restriction Period, he or she will forfeit all interests in the Restricted Stock Award. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

6.4 Removal of Restrictions. Except as otherwise provided in this Article, Restricted Stock covered by each Award made under the Plan shall become freely transferable by the Participant after the last day of the Restriction Period and/or upon the satisfaction of other conditions as determined by the Committee. The Committee, in its sole discretion, may accelerate the termination of the Restriction Period at such time and upon such terms and conditions as the Committee shall determine.

6.5 Voting Rights. During the Restriction Period, Participants in whose name Restricted Stock is granted under the Plan may exercise full voting rights with respect to those Shares.

6.6 Dividends and Other Distributions. Except as otherwise provided in a Participant’s Award Agreement, during the Restriction Period, Participants in whose name Restricted Stock is granted under the Plan shall be entitled to receive all dividends and other distributions paid with respect to those Shares. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were distributed.

6.7 Death, Disability or Retirement. Except as otherwise provided in a Participant’s Award Agreement, in the event of the death or Disability of a Participant who is an Employee or the death, Disability or Retirement of a Participant who is an Outside Director, in either event before the Restriction Period has ended, the restrictions on the Shares of Restricted Stock awarded to the Participant shall be removed and such Shares shall be fully vested.

ARTICLE VII

OTHER STOCK BASED AWARDS

7.1 Grant of Other Stock Based Awards. Subject to the limitations set forth in Section 4.1 and the other terms and provisions of the Plan and applicable law, the Committee may, at any time and from time to time, issue to Participants, either alone or in addition to other Awards made under the Plan, Stock Appreciation Rights as described in Section 7.2, Performance Awards as described in Section 7.3, Stock Bonus Awards as described in Section 7.4 or other Stock Unit Awards as described in Section 7.5. Any such Awards shall be governed by the terms of an Award Agreement, and the Committee may impose such terms and conditions, including Performance Criteria conditions and conditions similar to those described in Section 5.1 and/or Section 6.2 and not inconsistent with the terms of this Plan, as it deems appropriate on such Award.

7.2 Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Stock Appreciation Rights granted in tandem with an Option or in addition to an Option may be granted at the time of the Option or at a later time. No Stock Appreciation Rights granted under the Plan may be exercisable until the expiration of at least six months after the Grant Date (except that such limitations shall not apply in the case of death or Disability of the Participant).

(b) Price. The exercise price of each Stock Appreciation Right shall be determined at the time of grant by the Committee, subject to the limitation that the exercise price shall not be less than 100% of Fair Market Value of the Common Stock on the Grant Date.

(c) Exercise. Stock Appreciation Rights shall be exercised by the delivery of a written notice from the Participant to the Company in a form prescribed by the Committee. Upon such exercise, the Participant shall be entitled to receive an amount equal to the excess of the Fair Market Value of a Share over the grant price thereof on the date of exercise of the Stock Appreciation Right multiplied by the number of Shares for which the Stock Appreciation Right was granted.

(d) Payment. Payment upon exercise of the Stock Appreciation Right may be made in Shares, in cash or in any combination thereof.

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7.3 Performance Awards.

(a) Grant of Performance Awards. Performance Awards granted hereunder may be issued in the form of either Performance Units or Performance Shares to Participants subject to the Performance Criteria, Performance Period and other considerations or restrictions as the Committee shall determine. The Committee shall have complete discretion in determining the number and value of Performance Units or Performance Shares granted to each Participant.

(b) Value of Performance Awards. The Committee shall determine the number and value of Performance Units or Performance Shares granted to each Participant as a Performance Award. The Committee shall set Performance Criteria in its discretion for each Participant who is granted a Performance Award. The Committee shall determine the extent to which such Performance Criteria are met and will determine the value of the Performance Unit or Performance Share to the Participant. In making such determination, the Committee may use negative discretion to decrease, but not increase, the value of the Performance Unit or Performance Share if the Committee reserved its right to use such negative discretion when the Performance Unit or Performance Share was granted.

(c) Settlement of Performance Awards. After a Performance Period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof determined as provided in Section 7.3(b). Notwithstanding the foregoing, no distributions in respect of Performance Units shall be made if at the time distribution would otherwise have been made:

(i) The regular quarterly dividend on any outstanding preferred shares of the Company has been omitted and not subsequently paid or there exists any default in payment of dividends on any such outstanding preferred shares,

(ii) The estimated consolidated net income of the Company for the immediately preceding twelve-month period is less than the sum of (i) the aggregate amount to be distributed plus (ii) dividends on all outstanding preferred and common shares of the Company applicable to such twelve-month period (either paid, declared or accrued at the most recently paid rate); or

(iii) The distribution would result in a default in any agreement by which the Company is bound.

(d) Form of Payment. Payment of the amount to which a Participant shall be entitled upon the settlement of the Performance Award may be made in Shares, in cash or in any combination thereof.

7.4 Stock Bonus Awards. The Committee is authorized to grant Common Shares as a bonus, or to grant Common Shares or other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

7.5 Stock Unit Awards.

(a) Grant of Other Stock Unit Awards. Stock Unit Awards granted hereunder may be in the form of Common Stock or other securities. The value of each such Award shall be based, in whole or in part, on the value of the underlying Common Stock on the Grant Date. The Committee, in its sole and complete discretion, may determine that an Award, either in the form of a Stock Unit Award under this Section or as an Award granted pursuant to the other provisions of the Plan, may provide to the Participant (i) dividends or dividend equivalents (payable on a current or deferred basis) and (ii) cash payments in lieu of or in addition to an Award. Subject to the provisions of the Plan, the Committee, in its sole and complete discretion, shall determine the terms, restrictions, conditions, vesting requirements, and payment rules of the Award. The Award Agreement shall specify the rules of each Award as determined by the Committee. However, each Stock Unit Award need not be subject to identical rules.

(b) Rules. The Committee, in its sole and complete discretion, may grant a Stock Unit Award subject to the following rules:

(i) Common Stock or other securities issued pursuant to Stock Unit Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant until the expiration of at least six months from the Grant Date, except that such limitation shall not apply in the case of death or Disability of the Participant, a Change in Control, or where a Committee of the Board, comprised of non-Employee directors of the Company within the meaning of Rule 16b-3, approved the Award. To the extent Stock Unit Awards are deemed to be derivative securities within the meaning of Rule 16b-3, the rights of a Participant who is subject to Section 16 of the Exchange Act with respect to such Awards shall not vest or be exercisable until the expiration of at least six months from the Award Date unless the Board or the Committee, comprised of non-Employee directors of the Company within the meaning of Rule 16b-3, specifies otherwise. All rights with respect to such Stock Unit Awards granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

(ii) Stock Unit Awards may require the payment of cash consideration by the Participant in receipt of the Award.

(iii) The Committee, in its sole and complete discretion, may establish certain Performance Criteria that may relate in whole or in part to receipt of Stock Unit Awards.

(iv) Stock Unit Awards may be subject to a deferred payment schedule and/or vesting over a specified period.

(v) The Committee, in its sole discretion, may waive or otherwise remove, in whole or in part, any restriction or condition imposed on a Stock Unit Award.

7.6 Death, Disability, Retirement or Leave of Absence.

(a) Stock Appreciation Rights, Stock Bonus Awards and Stock Unit Awards.

(i) Unless otherwise provided in the Award Agreement for the grant of Stock Appreciation Rights, Stock Bonus Awards or Stock Unit Awards to a Participant, in the event of the death or Disability of a Participant who is an Employee or the death, Disability or Retirement of a Participant who is an Outside Director, (A) the Stock Appreciation Rights granted to the Participant shall be considered immediately vested and exercisable at such times as specified in the Award Agreement and (B) the Stock Bonus Awards and Stock Unit Awards granted to the Participant shall be immediately vested.

(ii) Absence of a Participant from employment due to an authorized leave of absence shall not affect the Participant’s Stock Appreciation Rights, Stock Bonus Awards or Stock Unit Awards.

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APPENDIX A

(b) Performance Awards.

(i) Unless otherwise provided in a Participant’s Award Agreement for a Performance Award, in the event of the Participant’s Retirement before the Performance Period has ended, the number of Shares the Participant shall be entitled to receive shall equal (A) the number of Shares, if any, the Participant would otherwise be entitled to receive if the Participant had been an active Participant at the end of the Performance Period (i.e., as adjusted or forfeited based on the actual Performance Criteria) multiplied by (B) the portion of the Performance Period during which the Participant was an active Participant, and such Shares shall be distributed within 2 1⁄2 months after the end of the Performance Period.

(ii) Unless otherwise provided in a Participant’s Award Agreement for a Performance Award, in the event of a Participant’s death before the Performance Period has ended, the Company will be assumed to have achieved a target performance level for the Performance Period in which death occurs, and the number of Shares the Participant’s Designated Beneficiary shall be entitled to receive shall equal the target number of Shares included in the Performance Award, and such Shares shall be distributed within 60 days after the Participant’s death.

(iii) Absence of a Participant during a Performance Period due to Disability or entitling the Participant to (A) reemployment rights following military service under the Uniformed Services Employment and Reemployment Rights Act (USERRA) (or any other similar applicable federal or state law) or (B) sickness allowance or short-term disability benefits under the Company’s employee benefit plans shall not affect any Performance Award. Unless otherwise provided in a Participant’s Award Agreement for a Performance Award, in the event a Participant is absent during a Performance Period due to an authorized leave of absence not described in the immediately preceding sentence, the amount or number of Shares the Participant shall be entitled to receive shall equal (A) the number of Shares, if any, the Participant would otherwise be entitled to receive if the Participant had been an active Participant for the entire Performance Period (i.e., as adjusted or forfeited based on the actual Performance Criteria) multiplied by (B) the portion of the Performance Period during which the Participant was an active Participant (i.e., excluding the period of the authorized leave of absence), and such Shares shall be distributed within 2  1⁄2 months after the end of the Performance Period.

ARTICLE VIII

INCENTIVE AWARDS

8.1 Grant of Incentive Awards. Subject to the limitations set forth in Section 4.1 and the other terms and provisions of the Plan and applicable law, the Committee may, at any time and from time to time, issue to Participants, either alone or in addition to other Awards made under the Plan, Incentive Awards. If an Award Agreement is executed for an Incentive Award, the Award shall be governed by the terms of such Award Agreement. The Committee may impose such terms and conditions, including Performance Criteria conditions and conditions similar to those described in Section 5.1 and Section 6.2 and not inconsistent with the terms of this Plan, as it deems appropriate on such Award. Incentive Awards shall be subject to the Performance Criteria, Performance Period and other considerations or restrictions as the Committee shall determine. The Committee shall have complete discretion in determining the value of Incentive Awards granted to each Participant.

8.2 Timing and Determination of Incentive Awards. Following the completion of a Performance Period, the Committee shall undertake or direct an evaluation of Performance Criteria for such Performance Period as determined in Section 8.3.

No Incentive Award may be paid without a determination by the Committee that the Performance Criteria have been met. In making such determination, the Committee may use negative discretion to decrease, but not increase, the Incentive Award if the Committee reserved its right to use such negative discretion when the Incentive Award was granted.

Any Incentive Awards will be paid at such time or times as may be determined by the Committee following the end of the Performance Period to which they relate, but not later than the last day of the 2 1⁄2 month period following the end of the Performance Period.

8.3 Performance Criteria for Incentive Awards. Performance Criteria of the Company will be established in writing by the Committee.

The Performance Period with respect to Awards shall be the Company’s fiscal year or any other period designated as such by the Committee.

8.4 Short Performance Period.

(a) Death, Disability or Retirement. In the event of a Participant’s death, Disability or Retirement prior to the end of the Performance Period, the following shall apply:

(i) In the event of the Participant’s death, the Company will be assumed to have achieved a target performance level for the Performance Period in which death occurs for purposes of determining the Incentive Award and such Incentive Award shall be paid within 60 days after the Participant’s death.

(ii) In the event of a Participant’s Disability or Retirement before the end of the Performance Period, the Participant’s Incentive Award shall be determined and payable following the end of the Performance Period based on the actual Performance Criteria for the entire Performance Period.

(iii) In the event of a Participant’s Retirement before the end of the Performance Period, the amount of the Incentive Award shall be prorated to reflect the period of time during which the individual was employed during the Performance Period.

(b) New Participants. In the event an individual becomes a Participant and is eligible for an Incentive Award based on a Performance Period shorter than twelve months, such Incentive Award shall be prorated to reflect the period of time the individual was a Participant in the Performance Period.

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(c) Leave of Absence. Absence of a Participant from employment during a Performance Period and entitling the Participant to (i) reemployment rights following military service under the Uniformed Services Employment and Reemployment Rights Act (USERRA) (or any other similar applicable federal or state law) or (ii) sickness allowance or short-term disability benefits under the Company’s employee benefit plans, shall not affect any Incentive Award. In the event a Participant is absent from employment during a Performance Period due to an authorized leave of absence not described in the immediately preceding sentence, the amount the Participant shall be entitled to receive, if any, under any Incentive Award shall equal (i) the amount, if any, to which the Participant would otherwise be entitled had the individual been an active Participant during the entire Performance Period (i.e., as adjusted or forfeited based on the Performance Criteria) multiplied by (ii) the portion of the Performance Period during which the Participant was an active Participant (i.e., excluding the period of the authorized leave of absence) and such amount shall be paid following the end of the Performance Period.

8.5 Limitation on Right to Payment of Award. Notwithstanding any other Plan provision to the contrary, no Participant shall have a right to receive payment of an Incentive Award under the Plan if, subsequent to the commencement of the Performance Period and prior to the date any Award would otherwise be payable, the Participant resigns or is otherwise terminated from the Participating Company for reasons other than death, Disability, or Retirement or following a Change in Control as provided in Article X. Notwithstanding the foregoing, no distributions of Incentive Awards shall be made if at the time distribution would otherwise have been made:

(a) The regular quarterly dividend on any outstanding preferred shares of the Company has been omitted and not subsequently paid or there exists any default in payment of dividends on any such outstanding preferred shares,

(b) The estimated consolidated net income of the Company for the immediately preceding twelve-month period is less than the sum of (i) the aggregate amount to be distributed plus (ii) dividends on all outstanding preferred and common shares of the Company applicable to such twelve-month period (either paid, declared or accrued at the most recently paid rate); or

(c) The distribution would result in a default in any agreement by which the Company is bound.

ARTICLE IX

SPECIAL PROVISIONS APPLICABLE TO COVERED PARTICIPANTS

All Awards made under the Plan to Covered Participants that are earned based on achievement of Performance Criteria are intended to be excluded from the deduction limitations in Section 162(m) of the Code. If any Plan provision is found not to be in compliance with the “performance-based” compensation exception contained in Article 162(m) of the Code, that provision shall be deemed amended so that the Plan does so comply to the extent permitted by law and deemed advisable by the Committee, and in all events the Plan shall be construed in favor of its meeting the “performance-based” compensation exception contained in Section 162(m) of the Code. In addition, in no event shall a Covered Participant receive in any calendar year (i) awards of Stock Options and Appreciation Rights, in the aggregate, for more than 100,000 Shares, (ii) awards of Performance Shares, Performance Units and Restricted Stock or Stock Unit Awards Share Units specifying Performance Criteria covering, in the aggregate, covering more than 150,000 Shares, or (iii) Incentive Awards, in the aggregate, of more than $2,000,000. All Awards under this Plan to Covered Participants or to other Participants who may become Covered Participants at a relevant future date shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purposes of this Article, which is to avoid the loss of deduction by the Company under Code Section 162(m).

ARTICLE X

CHANGE IN CONTROL

10.1 Acceleration upon a Change in Control. The provision of this Section shall apply notwithstanding any Plan provision to the contrary, and notwithstanding any agreement between the Company and such Participant which relate to the terms of Awards hereunder, upon a Change in Control. Upon the termination of an employee Participant’s employment by the Company without Cause, or by an employee Participant for Good Reason, within a period of one year following the occurrence of a Change in Control, the following shall apply:

(a) Any Stock Option and Stock Appreciation Right Awards shall be exercisable within such time as specified in the Award Agreement.

(b) All restrictions on any Restricted Stock Awards and Stock Unit Awards shall be eliminated, and such awards shall immediately vest and not be subject to forfeiture.

(c) If the termination of employment occurs before the end of the Performance Period, the amount of any Performance Award shall be determined assuming the Company achieved a target performance level and no adjustment or proration shall be made to the Award. If the termination of employment occurs after the end of the Performance Period but before the Performance Award is paid, the amount payable shall be determined based on the actual Performance Criteria for the Performance Period. In either case, settlement of the Performance Award shall be made within 2  1⁄2 months after termination of employment or the end of the Performance Period (as the case may be).

(d) If the termination of employment occurs before the end of the Performance Period, the amount of any Incentive Award shall be determined assuming the Company has achieved a target performance level, and such amount shall then be multiplied by the portion of the Performance Period the individual was an active Participant hereunder. If the termination of employment occurs after the end of the Performance Period but before the Incentive Award is paid, the amount payable shall be determined based on the actual Performance Criteria for the Performance Period. In either case, payment of the Incentive Award shall be made within 2 1⁄2 months after termination of employment or the end of the Performance Period (as the case may be).

10.2 Change in Control Defined. For purposes of this Article, “Change in Control” shall have the same meaning as such term or similar term is defined in a Participant’s individual agreement with the Company which relates to such Participant’s compensation and benefits upon the occurrence of a change in ownership of the Company or similar event.

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APPENDIX A

(a) In the event there is no such agreement, “Change in Control” shall mean:

(i) The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (A) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute an acquisition of control: any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), any acquisition by the Company, any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (iii) of this section are satisfied;

(ii) Individuals who, as of the Effective Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) Consummation of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan or related trust of the Company, or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;

(iv) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition (1) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding the Company and any employee benefit plan or related trust of the Company, or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

(v) The closing, as defined in the documents relating to, or as evidenced by a certificate of any state or federal governmental authority in connection with, a transaction approval of which by the shareholders of the Company would constitute a “Change in Control” under subsection (iii) or (iv) of this Section.

(b) Notwithstanding (a) above, if the Participant’s employment is terminated before a Change in Control and the Participant reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a “Change in Control” and who effectuates a “Change in Control” or (ii) otherwise occurred in connection with, or in anticipation of, a “Change in Control” which actually occurs, then for all purposes of this Plan, the date of a “Change in Control” with respect to the Participant shall mean the date immediately prior to the date of such termination of the Participant’s employment.

10.3 Good Reason Defined. “Good Reason” shall mean, without the Participant’s written consent,

(a) a change in the Participant’s status, position or responsibilities which, in his reasonable judgment, represents a demotion from his status, position or responsibilities as in effect immediately prior to the Change in Control;

(b) the assignment to the Participant of any duties or responsibilities which, in his reasonable judgment, are inconsistent with such status, position or responsibilities immediately prior to the Change in Control; or any removal of the Participant from or failure to reappoint or reelect him to any of such positions that the Participant had immediately prior to the Change in Control;

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APPENDIX A

(c) a reduction by the Company in the Participant’s base salary or the Company’s failure to increase (within twelve (12) months of the Participant’s last increase in base salary) the Participant’s base salary after a Change in Control in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all executive and senior executives of the Company effected in the preceding twelve (12) months;

(d) the relocation of the principal executive offices of the Company or Subsidiary, whichever entity on behalf of which the Participant performs a principal function of that entity as part of his employment services, to a location more than fifty (50) miles outside the Charlotte, North Carolina metropolitan area or, if his services are not performed in Charlotte, North Carolina, the Company’s requiring him to be based at any place other than the location at which he performed his duties immediately prior to the Change in Control, except for required travel on the Company’s business to an extent substantially consistent with his business travel obligations at the time of a Change in Control;

(e) the failure by the Company to continue in effect any incentive, bonus or other compensation plan in which the Participant participates immediately prior to the Change in Control, including but not limited to this Plan, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan), with which he has consented, has been made with respect to such plan in connection with the Change in Control, or the failure by the Company to continue his participation therein, or any action by the Company which would directly or indirectly materially reduce his participation therein;

(f) the failure by the Company to continue to provide the Participant with benefits substantially similar to those enjoyed by him or to which he was entitled under any of the Company’s pension, profit sharing, life insurance, medical, dental, health and accident, or disability plans in which he was participating at the time of a Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive him of any material fringe benefit enjoyed by him or to which he was entitled at the time of the Change in Control, or the failure by the Company to provide him with the number of paid vacation and sick leave days to which he is entitled on the basis of years of service with the Company in accordance with the Company’s normal vacation policy in effect on the date hereof;

(g) the failure of the Company to obtain a satisfactory agreement with any successor or assign of the Company to assume and agree to perform under any Change in Control agreement between the Company and the Participant; or

(h) any request by the Company that the Participant participate in an unlawful act or take any action constituting a breach of the Participant’s professional standard of conduct.

10.4 Cause Defined. “Cause” shall mean

(a) intentional gross misconduct by the Participant damaging in a material way to the Company, or

(b) a material breach of the Participant’s employment agreement, after the Company has given the Participant notice thereof and a reasonable opportunity to cure.

ARTICLE XI

ADMINISTRATION

11.1 The Committee. The Plan shall be administered and interpreted by the Committee which shall have full authority, discretion and power necessary or desirable for such administration and interpretation. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In its sole and complete discretion the Committee may adopt, alter, suspend and repeal any such administrative rules, regulations, guidelines, and practices governing the operation of the Plan as it shall from time to time deem advisable. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers: (a) to determine the terms and conditions upon which Awards may be made and exercised; (b) to determine the Participants to which Awards shall be made; (c) to determine all terms and provisions of each Agreement, which need not be identical for types of Awards nor for the same type of Award to different Participants; (d) to construe and interpret all terms, conditions and provisions of the Plan and all Agreements; (e) to establish, amend, or waive rules or regulations for the Plan’s administration; (f) to accelerate the exercisability of any Award, the length of a Performance Period or the termination of any Restriction Period; and (g) to make all other determinations and take all other actions necessary or advisable for the administration or interpretation of the Plan. The Committee may seek the assistance or advice of any persons it deems necessary to the proper administration of the Plan.

11.2 Claims; Committee Decisions. Any Participant who believes he or she is being denied any benefit or right under the Plan or under any Award may file a written claim with the Committee. Any claim must be delivered to the Committee within sixty (60) days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee, or its designee, will notify the Participant of its decision in writing as soon as administratively practicable after the receipt of any claim. Claims not responded to by the Committee in writing within one hundred and twenty (120) days of the date the written claim is delivered to the Committee shall be deemed denied. The Committee’s decision will be final and conclusive and binding on all persons. No lawsuit relating to the Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied, and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

11.3 Rule 16b-3 and Section 162(m) Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on any Award as it may deem to be advisable or required to satisfy the requirements of Rule 16b-3 or Section 162(m).

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APPENDIX A

ARTICLE XII

GENERAL PROVISIONS

12.1 Withholding. The Company shall have the right to deduct or withhold, or require a Participant to remit to the Company, any taxes required by law to be withheld from Awards made under this Plan. In the event an Award is paid in the form of Common Stock, the Participant may remit to the Company the amount of any taxes required to be withheld from such payment in cash, or, in lieu thereof, the Company may withhold (or the Participant may be provided the opportunity to elect to tender) the number of shares of Common Stock equal in Fair Market Value to the amount required to be withheld.

12.2 Code Section 409A.

(a) Delay of Certain Payments. Notwithstanding anything in the Plan to the contrary, if any amount or benefit that the Company determines would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan by reason of a Participant’s termination of employment, then to the extent necessary to comply with Code Section 409A:

(i) if the payment or distribution is payable in a lump sum, the Participant’s right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of the Participant’s death or the seventh month following the Participant’s termination of employment; and

(ii) if the payment or distribution is payable over time, the amount of such non-exempt deferred compensation that would otherwise be payable during the six (6) month period immediately following the Participant’s termination of employment will be accumulated and the Participant’s right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Participant’s death or the seventh month following the Participant’s termination of employment and paid on the earlier of such dates, without interest, and the normal payment or distribution schedule for any remaining payments or distributions will commence.

(b) Separation from Service Required. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Plan providing for the payment of any amounts or benefits subject to Code Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of this Plan, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

(c) Interpretation and Administration. Nothing in this Plan shall operate or be construed to cause the Plan to fail to comply with the requirements of Code Section 409A and, to the extent applicable, it is intended that the Plan comply with the provisions of Code Section 409A and shall be administered in a manner consistent with that intent. Any provision of this Plan that would cause the Plan or any payment made hereunder to fail to satisfy Code Section 409A shall have no force and effect until amended by the Company to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by Code Section 409A) and may be made by the Company without the consent of any Participant.

12.3 Award Agreements. Awards granted under the Plan may be evidenced in a corresponding Award Agreement provided in writing to the Participant, which shall specify the terms, conditions and any rules applicable to the Award. All Awards granted under the Plan, whether or not evidenced by an Award Agreement, shall be subject to the terms and conditions of the Plan unless explicitly provided in the Agreement and permitted under the Plan. Unless otherwise provided in the Award Agreement, a signed Award Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy

12.4 Recoupment of Awards. All Awards and Participants shall be subject to the terms of any recoupment or clawback policy adopted by the Committee and such policy may apply to Awards made before the date the policy is adopted if retroactive application of the policy is required by applicable law. Any such recoupment or clawback policy may, among other things, require Participants to reimburse the Company for all or any portion of any paid Awards, terminate any outstanding, unexercised, unexpired or unpaid Award, rescind any exercise, payment or delivery pursuant to an Award or recapture any Shares (whether restricted or unrestricted) or proceeds from the Participant’s sale of Shares issued pursuant to an Award where the Award or payment thereof is based on erroneous financial information.

12.5 Forfeiture of Awards for Engaging in Competition. All outstanding Awards held by a Participant and not previously paid shall be immediately forfeited and canceled in their entirety if the Participant, without the prior written consent of the Company, and while employed by the Company, becomes associated with, employed by, renders services to, consults with, acquires ownership of more than five percent of any class of stock of, or acquires beneficial ownership of more than five percent of the earnings or profits of any corporation, partnership, proprietorship, trust, or other entity which, in the Committee’s judgment, competes directly or indirectly with the Company or any Subsidiary in any of their lines of business.

12.6 Change in Position. An Incentive Award or Performance Award may be reduced in the event of a Participant’s demotion during a Performance Period.

12.7 Non-transferability. No Award, including any Options, granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution. Further, no lien, obligation, or liability of the Participant may be assigned to any right or interest of the Participant in an Award under this Plan.

12.8 No Right to Employment. Neither the Plan, nor any Award made, or any other action taken, hereunder shall be construed as giving any Participant or other person any right of employment or continued employment with the Participating Company.

12.9 Rights as Shareholder. Subject to the terms and conditions of each particular Award, no Participant or Designated Beneficiary shall be deemed a shareholder of the Company nor have any rights as such with respect to any shares of Common Stock to be provided under the Plan until he or she has become the holder of such shares.

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APPENDIX A

12.10 Governing Law; Venue and Severability. Except to the extent superseded by the laws of the United States, the Plan and all Agreements shall be governed, construed, interpreted and administered in accordance with the laws of the State of North Carolina without regard to the State’s conflict of laws rules. All claims, causes of action or disputes arising out of, related to or concerning the Plan shall be brought, tried and determined exclusively in the local, state or federal courts located in Mecklenburg County, North Carolina, and by acceptance of an Award under the, each Participant shall waive any claim relating to forum non conveniens. In the event any provision of the Plan or any Agreement shall be held invalid, illegal or unenforceable, in whole or in part, for any reason, such determination shall not affect the validity, legality or enforceability of any remaining provision, portion of provision or the Plan overall, which shall remain in full force and effect as if the Plan had been absent the invalid, illegal or unenforceable provision or portion thereof.

12.11 Amendment of Plan or Awards. The Committee or the Board of Directors may amend, suspend, or terminate the Plan or any portion thereof at any time, provided such amendment is made with shareholder approval if and to the extent such approval is necessary to comply with any legal requirement, including for these purposes any approval requirement which is a requirement for the performance-based compensation exception under Code Section 162(m). In no event shall the Committee increase the amount payable pursuant to an Award after it has been granted. In addition, except to the extent required by applicable law, no amendment that would materially and adversely impair the rights of a Participant shall be made to an outstanding Award without the written consent of the affected Participant. Notwithstanding the preceding, the Committee may amend or modify the Plan or any outstanding Award to the extent necessary to cause the Plan or such Award to comply with the requirements of Section 409A of the Code or the Listed Company Manual of the New York Stock Exchange.

12.12 Exclusion from Computation of Compensation for Other Purposes. By acceptance of an applicable Award under this Plan, subject to the conditions of such Award, each Participant shall be considered in agreement that all shares of Stock sold or awarded and all Options granted under this Plan shall be considered extraordinary, special incentive compensation and will not be included as “earnings,” “wages,” “salary” or “compensation” in any pension, welfare, life insurance, or other employee benefit arrangement of the Company except as otherwise specifically provided in such arrangement.

12.13 Share Certificates. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the Securities and Exchange Commission, the New York Stock Exchange or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

12.14 Special Provisions for Certain Participants. All Award Agreements for Participants subject to Section 16(b) of the Exchange Act shall be deemed to include any such additional terms, conditions, limitations and provisions as Rule 16b-3 requires, unless the Committee in its discretion determines that any such Award should not be governed by Rule 16b-3. All performance-based Awards to Covered Participants shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Code Section 162(m), unless the Committee, in its discretion, determines that any such Award is not intended to qualify for the exemption for performance-based compensation under Code Section 162(m).

12.15 Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such award or agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary thereof or any other person.

12.16 Conflict with Employment Agreement. Except as specified in Article X or otherwise restricted under Section 12.2 or 12.14, to the extent any provision of this Plan conflicts with any provision of a written employment agreement between an Employee and the Company, the material terms of which have been approved by the Board, the provisions of the employment agreement shall control.

12.17 Gender and Number. Where the context admits, words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

12.18 Effect of Headings. The descriptive headings of the Articles and Sections of this Plan are inserted for convenience of reference and identification only and do not constitute a part of this Plan for purposes of interpretation.

12.19 No Liability. No member of the Board or the Committee or any officer or Employee shall be personally liable for any action, omission or determination made in good faith in connection with this Plan. The Company shall indemnify and hold harmless the members of the Committee, the Board and the officers and Employees, and each of them, from and against any and all loss which results from liability to which any of them may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in connection with the administration of this Plan, including all expenses reasonably incurred in their defense, in case the Company fails to provide such defense. By participating in this Plan, each Employee agrees to release and hold harmless the Company and its Subsidiaries (and their respective directors, officers and employees), the Board and the Committee, from and against any tax or other liability, including without limitation, interest and penalties, incurred by the Employee in connection with his participation in this Plan.

12.20 No Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement of fractional Shares in cash.

PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement     A-12

APPENDIX A

12.21 Plan Expiration Date. No Award shall be granted under the Plan after October 31, 2025. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, nevertheless continue thereafter.

12.22 Limited Effect of Plan Restatement. Notwithstanding anything to the contrary contained in the Plan, this instrument shall not alter or adversely affect a Participant’s rights under any Award granted to the Participant prior to the Effective Date without the Participant’s written consent.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan as of the 22nd day of January, 2016.

PIEDMONT NATURAL GAS COMPANY, INC.

By:	/s/ Kevin M. O’Hara
Kevin M. O’Hara
Senior Vice President—Chief Administrative Officer

A-13    PIEDMONT NATURAL GAS COMPANY, INC. - 2016 Proxy Statement

OUR ENERGY for delivering natural gas service safely and reliably to our more than one million natural gas customers shows each and every day through the tireless efforts and unswerving commitment of our 1,943 Piedmont Natural Gas employees.

OUR VALUES provide the foundation for everything we do and guide our interactions with each other, with our customers, and with the communities we serve.

Financial Information & Reports

piedmontng.com/financial

2015 Sustainability Report

sustainability.piedmontng.com

Piedmont Natural Gas Website

piedmontng.com

Facebook

facebook.com/piedmontng

Twitter

twitter.com/piedmontng

Piedmont Natural Gas

PIEDMONT NATURAL GAS COMPANY, INC.

4720 PIEDMONT ROW DRIVE

CHARLOTTE, NC 28210

VOTE BY INTERNET - www.proxyvote.com

Go to www.proxyvote.com and follow the on-screen instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received by March 16, 2016 (March 14, 2016 for 401(k) Plan participants).

You may enter your voting instructions by Internet or by phone up until 11:59 P.M. Eastern Time on March 16, 2016 (11:59 P.M. March 14, 2016, for 401(k) Plan participants).

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M99757-P71664

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

PIEDMONT NATURAL GAS COMPANY, INC.

The Board of Directors recommends a vote “FOR” all nominees in Proposal 1 and “FOR” Proposals 2, 3 and 4.

For All Withhold All For All Except

1. Election of Directors

Nominees:

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

01) Mr. Gary A. Garfield (Class III director)

02) Dr. Frankie T. Jones, Sr. (Class III director)

03) Ms. Vicki McElreath (Class III director)

04) Mr. Thomas E. Skains (Class III director)

05) Mr. Phillip D. Wright (Class III director)

06) Mr. Thomas M. Pashley (Class II director)

For Against Abstain

2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2016.

3. Advisory vote to approve named executive officer compensation.

4. Approval of the Company’s amended and restated Incentive Compensation Plan.

For address changes and/or comments, please check this box and write them on the back where indicated.

Please indicate if you plan to attend this meeting.

Yes No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Notice of Internet Availability of Proxy Materials: The Notice of 2016 Annual Meeting of Shareholders, Proxy Statement on Schedule 14A, form of proxy card and 2015 Annual Report on Form 10-K are available at: https://materials.proxyvote.com/720186.

M99758-P71664

PIEDMONT NATURAL GAS COMPANY, INC.

Proxy for Annual Meeting of Shareholders on March 17, 2016

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Vicki McElreath, Jane Lewis-Raymond and Judy Z. Mayo, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Piedmont Natural Gas Company, Inc., to be held March 17, 2016 at the Company’s corporate headquarters, 4720 Piedmont Row Drive, Charlotte, North Carolina 28210, and at any adjournments or postponements thereof, as indicated on the reverse side.

In their discretion, each of the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy, when properly executed, will be voted as directed herein by the undersigned shareholder.

If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2, 3 and 4.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side